                                                                   EXHIBIT 10.32





                              OFFICE BUILDING LEASE


                                     BETWEEN


                                 PACCOR PARTNERS


                                  ("Landlord")


                                       and


                                    HNC, INC.


                                   ("Tenant")





                             Date: December 1, 1993

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        -----
SECTION 1 BASIC LEASE INFORMATION

        1.1   Parties                                                                    1
        1.2   Project                                                                    1
        1.3   Premises                                                                   1
        1.4   Commencement Date                                                          1
        1.5   Term of Lease                                                              2
        1.6   Option to Extend Term                                                      2
        1.7   Base Rent                                                                  2
        1.8   Security Deposit Amount                                                    2
        1.9   Tenant's Share of Common Area Operating Expenses and
              Building Operating Expenses                                                3
        1.10  Tenant Improvement Allowance                                               3
        1.11  Additional Insureds                                                        3
        1.12  Notice Address                                                             4
        1.13  Exhibits                                                                   4

SECTION 2 PREMISES                                                                       5

SECTION 3 TERM

        3.1   Term                                                                       5
        3.2   Option to Extend Term                                                      5
        3.3   Cancellation of Lease                                                      6

SECTION 4 RENT

        4.1   Definitions                                                                7
        4.2   Base Rent                                                                  7
        4.3   Base Rent for Extended Term                                                7
        4.4   Fair Market Rental Value                                                   8
        4.5   Security Deposit                                                           9
        4.6   Rent Credit for Unused Tenant Improvement Allowance                        9

SECTION 5 TENANT IMPROVEMENTS

        5.1   Definitions                                                                9
        5.2   Preparation of Premises                                                   10
        5.3   Landlord's Contractor                                                     10
        5.4   Acceptance of Premises                                                    10

                          TABLE OF CONTENTS (continued

                                                                                       Page
                                                                                       -----
SECTION 6 OPERATING EXPENSES

        6.1   Definitions                                                               10
        6.2   Adjustments to Common Area Operating Expenses                             16
        6.3   Rent Adjustment                                                           16
        6.4   Lease Expenses Difference Cap                                             17
        6.5   Operating Expense Records                                                 17

SECTION 7 USE AND MAINTENANCE OF THE PREMISES

        7.1   Permitted Use                                                             17
        7.2   Insurance                                                                 18
        7.3   Compliance with Laws                                                      18
        7.4   Hazardous Waste or Nuisance                                               18
        7.5   Damage and Overloading                                                    20
        7.6   Access by Landlord                                                        20
        7.7   Sign                                                                      21
        7.8   Parking                                                                   21
        7.9   Alterations                                                               22
        7.10  Mechanics' Lien                                                           24
        7.11  Indemnity and Exemption of Landlord from Liability                        24
        7.12  Premises Changes                                                          25
        7.13  Services and Utilities                                                    25
        7.14  Rules                                                                     27
        7.15  Maintenance Obligations                                                   27
        7.16  Tenant to Pay Personal Property Taxes                                     28

SECTION 8 INSURANCE

        8.1   Tenant's Insurance                                                        28
        8.2   Landlord's Insurance                                                      30

SECTION 9 DESTRUCTION

        9.1   Risk Covered by Insurance                                                 31
        9.2   Abatement or Reduction of Rent                                            32
        9.3   Loss During Last Part of Term or Exceeding 25% of
              Replacement Value                                                         32
        9.4   Limitation on Landlord's Restoration Obligation                           32

                                                                                       Page
                                                                                       -----
SECTION 10 CONDEMNATION

        10.1  Definitions                                                               32
        10.2  Governed by Lease                                                         33
        10.3  Total Taking                                                              33
        10.4  Partial Taking                                                            33
        10.5  Award                                                                     33
        10.6  Temporary Taking                                                          34
        10.7  Waiver of Statute                                                         34

SECTION 11 ASSIGNMENT AND SUBLETTING

        11.1  Assignment                                                                34
        11.2  Sublease                                                                  36
        11.3  Tenant and Assignee or Sublessee Fully Liable                             37
        11.4  Assignment of Rents                                                       37
        11.5  Equal Division of Sublease Premium                                        37

SECTION 12 DEFAULT AND REMEDIES

        12.1  Default                                                                   36
        12.2  Landlord's Remedies                                                       36
        12.3  Interest and Late Charges                                                 40
        12.4  Quarterly Payments                                                        40
        12.5  Waiver                                                                    40
        12.6  Notice of Default                                                         41

SECTION 13 SUBORDINATION, ATTORNMENT,
           ESTOPPEL AND NON-DISTURBANCE

        13.1  Subordination                                                             41
        13.2  Attornment                                                                41
        13.3  Estoppel Certificates                                                     42
        13.4  Non-Disturbance Agreement                                                 42

SECTION 14 SURRENDER OF PREMISES, HOLDING OVER

        14.1  Surrender of Premises                                                     43
        14.2  Holding Over                                                              43

SECTION 15 DELAY IN OCCUPANCY

        INTENTIONALLY OMITTED                                                           43

                                                                                       Page
                                                                                       -----
SECTION 16 GENERAL PROVISIONS

        16.1  Brokers                                                                   44
        16.2  Notices                                                                   44
        16.3  Quitclaim Deed                                                            44
        16.4  Sale or Transfer of Premises                                              44
        16.5  Attorneys' Fees                                                           45
        16.6  Merger                                                                    45
        16.7  Time of Essence                                                           45
        16.8  Successor in Interest                                                     45
        16.9  Easements                                                                 45
        16.10 Governing Law                                                             45
        16.11 Integration                                                               45
        16.12 Provisions Are Covenants and Conditions                                   46
        16.13 Person and Gender                                                         46
        16.14 Severability                                                              46
        16.15 Limitations on Landlord's Liability                                       46
        16.16 Headings and Exhibits                                                     46
        16.17 Payments in United States Currency                                        46
        16.18 Tenant's Financial Statements                                             46
        16.19 No Option                                                                 47
        16.20 Recordation of Lease                                                      47
        16.21 No Violation of Other Agreements                                          47
        16.22 Project Name Change                                                       47
        16.23 Use of Project Name                                                       47
        16.24 Reserved Area                                                             47

SECTION 17 SPECIAL PROVISIONS

        17.1  Moving Allowance                                                          47
        17.2  Warranty of Landlord                                                      48
        17.3  Right of First Refusal for Expansion Space                                48

Exhibit A     Description of Premises
Exhibit B     Project Site Plan (Including Legal Description of Real Property)
Exhibit C     Work Letter
Exhibit D     Building/Tenant Improvement Standards for Pacific Corporate Park
Exhibit E     Rules and Regulations
Exhibit F     Tri-Water System
Exhibit G     Non-Disturbance Agreement
Exhibit H     Estoppel Certificate
Exhibit I     Janitorial Specifications
Exhibit J     Covenants, Conditions & Restrictions
Exhibit K     Amended Planned Industrial Development Permit No. 85-0830

                                  OFFICE LEASE

        This Office Lease and Exhibits ("Lease") is made and entered into this 1st day of December 1993 between PACCOR PARTNERS, a California general partnership ("Landlord"), and HNC, Inc. a California corporation ("Tenant"), who for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    SECTION 1
                            BASIC LEASE INFORMATION

        1.1 Parties:

        Landlord: PacCor Partners, a California general partnership.

        Tenant: HNC, INC.

        1.2 "Project" shall mean: (i) the Premises; (ii) the building located at 5930 Cornerstone Court West, San Diego, California (the "Building"); (iii) building located at 5935 Cornerstone Court West, San Diego, California ("Adjacent Building"), Building and Adjacent Building are referred to collectively as "Buildings"; (iv) Common Area as shown in Exhibit B and described in Section 6.1(c); (v) the real property defined in Exhibit B ("Real Property"); and (vi) all other improvements on the Real Property or any future improvements, including additional buildings, to the Real Property.

        1.3 "Premises" shall mean all of the second floor and that portion of the third floor of the Building as shown on Exhibit "A".

               (a) "Rentable Square Footage" shall mean 25,259 rentable square feet of the Premises consisting of 17,846 rentable square feet on the second floor and 7,413 rentable square feet on the third floor.

               (b) "Usable Square Footage" shall mean 22,936 usable square feet of the Premises consisting of 16,434 usable square feet on the second floor and 6,502 usable square feet on the third floor.

        1.4 "COMMENCEMENT DATE" shall mean March 15, 1994, or later as set forth below.

        If, as of March 15, 1994 Substantial Completion (defined in Section 5.1) has not occurred, then the Commencement Date shall be the earlier of Substantial Completion or Substantial Completion less the number of days Tenant demonstrably delayed the Schedule in the Work Letter (see Exhibit "C"), and neither party shall incur any liability to the other party on account of such delay in Substantial Completion. Notwithstanding any other provision of this Lease, this Lease shall terminate upon written notice by

Tenant if Substantial Completion has not occurred by June 15, 1994, unless the delay in Substantial Completion is caused by factors beyond Landlord's reasonable control including but not limited to material shortages, labor strikes, acts of God, inability to obtain permits or other necessary approvals, moratoriums, and/or Tenant's failure to comply with the Schedule in the Work Letter. If the Lease terminates pursuant to this Section 1.4, neither party shall incur any liability to the other party. If Substantial Completion has not occurred by December 31, 1994 due to factors beyond Landlord's reasonable control, then this Lease shall automatically terminate as of December 31, 1994 and neither party shall incur any liability to the other party.

        1.5 "Term of Lease" shall mean Eighty-Four (84) full calendar months from and after the Commencement Date or, if the Commencement Date is not the first day of a calendar month, from and after the first day of the calendar month following the Commencement Date, provided, however, that notwithstanding the foregoing, Tenant may terminate this Lease effective at the end of sixty
(60) months after the Commencement Date without incurring any liability to Landlord, except as set forth in Section 3.3.

        1.6 "Option to Extend Term" shall mean one (1) option to extend the term of the Lease, for a period of five (5) years following the Expiration Date (Section 3.1) in accordance with Section 3.2.

        1.7 "Base Rent" shall be payable monthly in accordance with the "Schedule of Base Rent" as set forth below, except that Base Rent for Month 1 in the amount of $25,259 shall be paid to Landlord upon the execution of this
Lease:

                             SCHEDULE OF BASE RENT

                                BASE RENT RATE          RENTABLE
MONTH                         PER RENTABLE SQ. FT.    SQUARE FOOTAGE*   BASE RENT
------                        --------------------    ---------------   ---------
Month 1                 1             $1.00               25,259         $25,259         25,259
                                                                                       ---------
Months 2-3              2                $0               25,259         $0 (rent             0
                                                                         abated)

Months 4-30            27             $1.00               25,259         $25,259/       681,993
                                                                         month        ----------

Months 31-60           30             $1.10               25,259         $27,785/       833,550
                                                                         month        ----------

Months 61-84           24             $1.20               25,259         30,311/        727,464
                       --                                                month        ----------
                       84                                                             2,268,266
                                                                                       1.07/MD.

        1.8 "Security Deposit" shall mean the amount of Twenty-Five Thousand Two Hundred Fifty-Nine and no/100ths Dollars ($25,259.00).

        1.9 "Tenant's Share of Common Area Operating Expenses and Building Operating Expenses" (Section 6.1(e)) shall mean an amount due Landlord, beginning June 1, 1995, which is Twenty-Six percent (26%) of the increase in Common Area Operating Expenses and Fifty-Two and 3/10ths percent (52.3%) of the increase in Building Operating Expenses over the Base Year, as specifically set forth in Sections 6.3 and 6.4.

        1.10 "Tenant Improvement Allowance" shall mean the amount Landlord shall pay and apply towards the cost of the Work, as follows:

               (a) $410,850.00 for improvements to the second floor of the Premises (16,434 usable square feet multiplied by $25.00 per usable square foot);

               (b) $55,800.00 for improvements to the shell space on the third floor of the Premises (2,232 usable square feet multiplied by $25.00 per usable square foot);

               (c) That portion of the Premises on the third floor previously occupied by Telesoft, consisting of 4,270 usable square feet, shall be demolished and tenant improvements completed in accordance with a mutually agreed upon plan, drafted by Tenant's architect, utilizing existing improvements where possible, to be consistent with the material and furnishings of the third floor shell space, all at Landlord's expense.

               (d) Tenant's architect shall provide design plans for the refurbishment of the present third floor elevator lobby area and existing corridor to reflect a multi-tenant building standard quality appearance. Upon Landlord's approval of the plans, which approval shall not be unreasonably withheld or demonstrably delayed, Landlord will complete the refurbishment of the present third floor elevator lobby area and existing corridor at Landlord's expense.

Tenant shall pay for the cost of the Work referenced in Subsections (a) and (b) hereinabove which exceeds the Tenant Improvement Allowance.

        1.11 Additional Insureds: Tenant shall name as additional insureds the following entities:

        PacCor Partners, a California general partnership (Landlord) 11939 Rancho Bernardo Road, Suite 200
        San Diego, California 92128
        Attn: Robert C. Henkel

        PacCor Management Company, a California corporation (a general partner) 11939 Rancho Bernardo Road, Suite 200
        San Diego, California 92128
        Attn: Terrence L. Vogel

        PR Land Corp., a Delaware corporation (a general partner)
        c/o Paul Revere Investment Management Corporation
        18 Chestnut Street
        Worcester, MA 01608


        1.12 Notice Address (Section 16.2): All notices shall be addressed as follows:


        Landlord: PacCor Partners
                  11939 Rancho Bernardo Road, Suite 200
                  San Diego, California 92128
                  Attn: Robert C. Henkel

        Copy to:  PacCor Management Company
                  11939 Rancho Bernardo Road, #200
                  San Diego, California 92128
                  Attn: Terrence L. Vogel

        To Tenant prior to Tenant's taking possession of the Premises:
                  HNC, Inc.
                  5501 Oberlin Drive
                  San Diego, California 92121
                  Attn: Hugh D. Gerfin

        Tenant after Tenant's taking possession of the Premises:
                  HNC, Inc.
                  5930 Cornerstone Court West
                  San Diego, California 92121
                  Attn: Hugh D. Gerfin

        Copy of all notices to Tenant to:
                  Kenneth A. Linhares, Esq.
                  Fenwick & West
                  Two Palo Alto Square, Suite 800
                  Palo Alto, California 94306


        1.13 EXHIBITS:

        Exhibit "A": Description of Premises (Floor Plans)
        Exhibit "B": Project Site Plan (including legal description of Real
                     Property)
        Exhibit "C": Work Letter
        Exhibit "D": Building/Tenant Improvement Standards for Pacific Corporate
                     Park

                    SECOND AMENDMENT TO OFFICE BUILDING LEASE
                 BETWEEN PACCOR PARTNERS AND HNC SOFTWARE, INC.

        This Second Amendment To Office Building Lease between PacCor Partners and HNC, Inc. ("Second Amendment"), is made and entered into as of the 1st day of June, 1994 between PACCOR PARTNERS, a California general partnership ("Landlord") and HNC SOFTWARE, INC., a California corporation ("Tenant"), with regard to the following:

A. Landlord and Tenant entered into an Office Building Lease dated December 1, 1993 ("Lease").

B. Landlord and Tenant amended the Lease by the First Amendment to Office Building Lease between PacCor Partners and HNC, Inc. effective February 1, 1994 ("First Amendment"). Generally, the First Amendment substituted Bycor General Contractors, Inc. for Roel Construction Company, Inc. as the general contractor to complete the tenant improvements on the second and a portion of the third floors of the building at 5930 Cornerstone Court West, San Diego, California ("Building"). The Lease and First Amendment shall be referred to as "Lease".

C. Landlord and Tenant desire to amend the Lease to provide for the expansion of the Premises in the third and first floors, whereby the Premises shall include all of the interior of the Building. HNC, Inc. changed its name to HNC Software, Inc.

        NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1. Section 1.3 of the Lease entitled "Premises" shall be deleted in its entirety and substituted in its place shall be the following:

        1.3 "Premises" shall mean all of the interior of the Building as shown on Exhibit A Amended attached to the Second Amendment. _

                (a) "Rentable Square Footage" shall mean 48,984 square feet.

                (b) "Usable Square Footage" shall mean 43,568 square feet.

                (c) "Original Premises" shall mean all of the second floor and that portion of the third floor shown on Exhibit A of the Lease (being the area leased pursuant to the terms of the Lease dated December 1,
        1993).

                (d) "Third Floor Expansion Space" shall mean that portion of the Premises on the third floor not previously included on Exhibit A of the Lease dated December 1, 1993 consisting of 6,325 usable square feet (for purposes of determining Tenant Improvement Allowance and refurbishment allowance for the Third Floor Expansion

            Space) and 7936 rentable square feet (for purposes of determining the Base Rent), as shown on Exhibit A Amended.

                    (e) "Area 1" shall mean that portion of the Premises on the first floor of the Building consisting of 4353 usable square feet (for purposes of determining the Tenant Improvement Allowance and refurbishment allowance for Area 1) and 5130 rentable square feet (for purposes of determining the Base Rent), as shown on Exhibit A Amended.

                    (f) "Area 2" shall mean that portion of the Premises on the first floor of the Building consisting of 4528 usable square feet (for purposes of determining the Tenant Improvement Allowance and refurbishment allowance for Area 2) and 4528 rentable square feet (for purposes of determining the Base Rent), as shown on Exhibit A Amended.

                    (g) "Area 3" shall mean that portion of the Premises on the first floor of the Building consisting of 5426 usable square feet (for purposes of determining the Tenant Improvement Allowance and refurbishment allowance for Area 3) and 6131 rentable square feet (for purposes of determining the Base Rent), as shown on Exhibit A Amended.

2. Section 1.4 of the Lease entitled "Commencement Date" shall be deleted in its entirety and substituted in its place shall be the following:


            1.4 "Commencement Date" shall be the collective term for the commencement dates for the Premises as set forth below.

                    (a) "Original Premises Commencement Date" shall mean March
            15, 1994.

                    (b) "Third Floor Expansion Space Commencement Date" shall
            mean October 1, 1994 or when the Work for the Third Floor Expansion Space is Substantially Complete, if earlier than October 1, 1994.

                    (c) "Area 1 Commencement Date" shall mean May 1, 1995 or
            when the Work for Area 1 is Substantially Complete, if earlier than May 1, 1995;

                    (d) "Area 2 Commencement Date" shall mean November 1, 1995 or when the Work for Area 2 is Substantially Complete, if earlier than November 1, 1995;

                    (e) "Area 3 Commencement Date" shall mean May 1, 1996 or
            when the Work for Area 3 is Substantially Complete, if earlier than May 1, 1996.

3. Section 1.5 of the Lease entitled "Term of Lease" shall be deleted in its entirety and substituted in its place shall be the following:

            1.5 "Term of Lease" shall mean the period from March 15, 1994 through April 30, 2003.

4. Section 1.7 of the Lease entitled "Base Rent" shall be deleted in its entirety and substituted in its place shall be the following:

                1.7 "Base Rent" shall be payable monthly in accordance with the "Schedule of Base Rent" as set forth below:

                              SCHEDULE OF BASE RENT

                                                                        Rentable Sq. Footage
             Base Rent Rate                        3rd Flr       ------------------------------------          Total Base Rent
Month        Per Rentable Sq. Ft.   Orig. Prem       Exp         Area 1         Area 2         Area 3             Per Month
-----        --------------------   ----------   -----------     -------       -------        -------          -----------------
3/15/94-          $1.00             25,259 sf                                                                      $13,852
3/31/94                                                                                                            (17 days)

4/1-30/94         $1.00             25 259 sf                                                                      $25,259

5/1/94-             0               25,259 sf                                                                      $0(rent
6/30/94                                                                                                            abated)

7/94-9/94         $1.00             25,259 sf                                                                      $25,259

10/94-            $1.00             25,259 sf     7,936 sf                                                         $33,195
4/95

5/95-             $1,00             25,259 sf     7,936 sf       5130 sf                                           $38,325
10/95

11/95-            $1.00             25,259 sf     7,936 sf       5130 sf        4528 sf                            $42,853
4/96

5/96-9/96         $1.00             25,259 sf     7,936 sf       5130 sf        4528 sf        6,131 sf            $48,984

10/96-            $1.10             25,259 sf     7,936 sf       5130 sf        4528 sf        6,131 sf            $53,882
3/99
4/99-3/01         $1.20             25,259 sf     7,936 sf       5130 sf        4528 sf        6,131 sf            $58,780
4/01-3/03         $1.30             25,259 sf     7,936 sf       5130 sf        4528 sf        6,131 sf            $63,679


5. Section 1.8 of the Lease entitled "Security Deposit" shall be amended by adding the following sentence to the end of the Section:

                "The Security Deposit shall not be increased due to the leasing of the Third Floor Expansion Space, Area 1, Area 2 or Area 3."

6. Section 1.9 of the Lease entitled "Tenant's Share of Common Area Operating Expenses and Building Operating Expenses" shall be deleted in its entirety and substituted in its place shall be the following:

                1.9 "Tenant's Share of Common Area Operating Expenses and Building Operating Expenses" (as defined in Section 6.1) shall mean an amount due Landlord beginning June 1, 1995 which is fifty percent (50%) of the increase in Common Area Operating Expenses and one hundred percent (100%) of the increase in Building Operating Expenses over the Base Year, as specifically set forth in Sections 6.3 and 6.4.

7. Section 1.10 of the Lease entitled "Tenant Improvement Allowance" shall be amended by adding the following:

                        (e) $158,125 for tenant improvements to the remaining
                space in the third floor (6,325 usable square feet multiplied by $25 per usable square foot);

                        (f) $108,825 for tenant improvements to Area 1 on the
                first floor (4,353 usable square feet multiplied by $25 per usable square foot) increased by three percent (3%) per annum from the date of the Second Amendment until the signing of a contract for the tenant improvements for Area 1;

                        (g) $113,200 for tenant improvements to Area 2 on the
                first floor (4,528 usable square feet multiplied by $25 per usable square foot) increased by three percent (3%) per annum from the date of the Second Amendment until the signing of a contract for the tenant improvements for Area 2;

                        (h) $135,650 for tenant improvements to Area 3 on the
                first floor (5,426 usable square feet multiplied by $25 per usable square foot) increased by three percent (3%) per annum from the date of the Second Amendment until the signing of a contract for the tenant improvements for Area 3;

                        (i) $11,360 for improvements to the lobby on the first
                floor (1,136 usable square feet multiplied by $10 per usable square foot), which is in addition to the $25 per usable square foot allowance for the lobby by virtue of its being included in the usable square footage of Area 1;

                        (j) $8,500 for improvements to remodel the lobby on the
                second floor (340 usable square feet multiplied by $25 per usable square foot), which lobby was previously improved as part of the Original Premises;

                        (k) $7,680 for improvements to the shipping area on the
                third floor (512 usable square feet multiplied by $15 per usable square foot), which was previously improved as part of the Original Premises.

                        (l) Tenant shall pay for the cost of the Work referenced
                in subsections (a) through (k) above which exceeds the Tenant Improvement Allowance.

8. Section 1.13 of the Lease entitled EXHIBITS shall be amended by adding Exhibit A Amended - Description of Premises, and Exhibit C Amended - Second Phase Work Letter for all of the Premises except the Original Premises, copies of which are attached to this Second Amendment.

9. Section 3.1 of the Lease entitled TERM shall be deleted in its entirety and substituted in its place shall be the following:

                3.1 TERM: The term of the lease as set forth in Section 1.5. "Expiration Date" shall mean April 30, 2003. The Third Floor Expansion Space Commencement Date, Area 1 Commencement Date, Area 2 Commencement Date and Area 3 Commencement Date shall be confirmed in writing by Landlord and Tenant within fifteen (15) days after the respective Commencement Dates.

10. Section 3.2(c) of the Lease entitled Provisions Applicable To The Extended Term shall be amended by adding the following:

                (vi) The option to extend the Term shall be for the entire Building only and not for any portion or floor thereof.

11. Section 3.2(d) of the Lease entitled Refurbishment Allowance shall be deleted in its entirety and substituted in its place shall be the following:

                (d) Refurbishment Allowance: On April 1, 1999, Landlord shall provide Tenant an allowance of not to exceed One Hundred Forty-Six Thousand Three Hundred Five and no/100 Dollars ($146,305.00 - $5.00 multiplied by Usable Square Footage of 29,261 usable square feet) to refurbish the Original Premises and the Third Floor Expansion Space (i.e., the second and third floors of the Building). In the event Tenant elects to extend the Term for the entire Building pursuant to Section 3.2, then on April 1, 2003, Landlord shall provide Tenant an allowance of not to exceed Seventy-One Thousand Five Hundred Thirty-Five and no/100 Dollars ($71,535.00 - $5.00 multiplied by Usable Square Footage of 14,307 usable square feet) to refurbish Area 1, Area 2 and Area 3 (i.e., the first floor of the Building). Such allowances shall be in addition to the Tenant Improvement Allowance and shall be a reimbursement to Tenant within ten (10) days after Tenant's completing the refurbishments and actually incurring expenses for such refurbishment of the Premises and submitting invoices to Landlord indicating the refurbishment work completed. Refurbishment and/or alterations shall be in accordance with Section 7.9 of this Lease.

12. Section 3.3 of the Lease entitled CANCELLATION OF LEASE shall be deleted in its entirety.

13. Section 4.2 of the Lease entitled Base Rent shall be amended by adding the following subsections:

                (a) In the event Tenant gives Landlord written notice that Tenant shall not cause the Work to be completed in the Third Floor Expansion Space, Area 1, Area 2 and/or

                Area 3 prior to the respective Commencement Date, the Base Rent for that portion of the Premises listed in the notice shall be at eighty percent (80%) of the Schedule of Base Rent set forth in Section 1.7 for a period of not to exceed six (6) months. Whether or not the portion of the Premises listed on the notice is improved, Base Rent commencing in the seventh (7th) month shall be as set forth in Section 1.7. Tenant's share of Common Area Operating Expenses and Building Operating Expenses shall be paid notwithstanding any reduction of Base Rent.

                (b) In the event the Third Floor Commencement Date, Area 1 Commencement Date, Area 2 Commencement Date and/or Area 3 Commencement Date are earlier than as set forth in Section 1.4 (Second Amendment), the Schedule of Base Rent shall be amended to reflect the proper Commencement Date(s).

14. Section 4.6 of the Lease entitled RENT CREDIT FOR UNUSED TENANT IMPROVEMENT ALLOWANCE shall be deleted in its entirety and substituted in its place, shall be the following:

                4.6 RENT CREDIT FOR UNUSED TENANT IMPROVEMENT ALLOWANCE: All Tenant Improvement Allowances [except the allowances set forth in Section 1.10(i), (j) and (k)] not used to pay for Work shall be credited toward Rent commencing on the Commencement Date, not to exceed One Dollar ($1.00) multiplied by the Usable Square Footage of the area being improved. This paragraph shall not apply to any portion of the Premises whereby Tenant gives Landlord written notice that Tenant shall not cause the Work to be completed pursuant to Section 4.2(a) above.

15. Section 5 of the Lease entitled TENANT IMPROVEMENTS shall be deleted in its entirety and substituted in its place shall be the following:

                5.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

                        (a) "Work" shall mean the Tenant improvements as set
                forth in the approved construction documents and approved change orders as more specifically defined in the Work Letter and Second Phase Work Letter.

                        (b) "Substantial Completion" shall mean a portion of
                the Premises has been approved for occupancy by the City of San Diego Building Department, a portion of the Premises has been delivered to Tenant for occupancy, and completion of construction of the Work (defined below) in accordance with the approved construction documents and change orders has occurred with the exception of minor details of construction, installation, decoration, or mechanical adjustments commonly found on a punchlist, none of which materially interferes with Tenant's use or occupancy of that portion of the Premises. Substantial Completion of the Work shall be deemed to have occurred notwithstanding the requirement to complete the punchlist items or similar corrective work as set forth in
                Section 5.4.

                        (c) "Work Letter" shall mean Exhibit "C" attached to the
                Lease.

                        (d) "Second Phase Work Letter" shall mean Exhibit C
                Amended attached to this the Second Amendment.

                        5.2 PREPARATION OF PREMISES: Landlord shall arrange for
                the timely construction of the Work in accordance with the requirements set forth in the Work Letter, Second Phase Work Letter, the Lease and Amendments to the Lease.

                        5.3 LANDLORD'S CONTRACTOR: Landlord shall enter into
                construction contracts in accordance with the Work Letter and Second Phase Work Letter.

                        5.4 ACCEPTANCE OF PREMISES: Within five (5) days after
                Substantial Completion, Landlord, Tenant, Tenant's architect and such other of Tenant's Representatives as Tenant deems appropriate shall conduct a walk-through of the respective portion of the Premises. Tenant and Landlord shall at the conclusion of the walk-through jointly prepare a list of any items not completed in accordance with the Lease, Work Letter, Second Phase Work Letter, construction documents, construction contracts, Building/Tenant Improvement Standards for Pacific Corporate Park as set forth in Exhibit "D" ("Building Standards") and/or other applicable codes, laws, regulations or standards ("Corrections List"). Landlord shall reasonably and promptly complete all items on the Corrections List. Except for latent defects in the Building not reasonably discoverable during construction, Tenant shall be deemed to have accepted the Premises in its then "AS IS" condition upon Substantial Completion. If Landlord fails to reasonably complete all items on the Corrections List prior to ninety (90) days after it is prepared, Tenant may complete any items and deduct the reasonable cost from the Rent next due. Any items completed by Tenant shall be in accordance with Section 7.9 except as specifically otherwise provided in this Section.

16. Section 5 of the Lease entitled Tenant Improvements shall be amended by adding the following after subsection 5.4:

                5.5 Election as to Area 1 and Area 2: Tenant may elect to complete the tenant improvements for Area 2 prior to Area 1; however, in this event, the first floor lobby as shown on Exhibit A Amended shall be completed at the same time as Area 2.

17. Section 6.1(e) of the Lease entitled "Lease Expenses" shall be deleted in its entirety and substituted in its place shall be the following:

                (e) "Lease Expenses" shall mean the sum of (i) Building Operating Expenses, and (ii) Tenant's proportionate share of Common Area Operating Expenses (defined as a fraction, the numerator of which is the Rentable Square Footage and the denominator of which is the Project Rentable Area as defined below in subsection (g) below).

                (f) "Lease Year" shall mean each twelve (12) month period during the Term commencing June 1, 1995.

18. Section 17.3 of the Lease entitled RIGHT OF FIRST REFUSAL FOR EXPANSION Space shall be deleted in its entirety.

19.     Henceforth "Tenant" shall mean HNC Software, Inc.

20. Except as specifically set forth in this Second Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first hereinabove set forth.

Landlord:                    PACCOR PARTNERS, a California general partnership

                             By:  PacCor Management Company, A general partner

                                  By:           [SIGNATURE ILLEGIBLE]
                                     -------------------------------------------

                                     Its:          VICE PRESIDENT
                                         ---------------------------------------

Tenant:                           HNC SOFTWARE, INC., a California corporation

                                  By:
                                     -------------------------------------------

                                     Its:
                                         ---------------------------------------

18. Section 17.3 of the Lease entitled RIGHT OF FIRST REFUSAL FOR EXPANSION SPACE shall be deleted in its entirety.

19.     Henceforth "Tenant" shall mean HNC Software, Inc.

20. Except as specifically set forth in this Second Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first hereinabove set forth.

Landlord:                     PACCOR PARTNERS, a California general partnership

                              By: PacCor Management Company, A general partner

                                  By:
                                     -------------------------------------------

                                     Its:
                                         ---------------------------------------

Tenant:                           HNC SOFTWARE, INC., a California corporation

                                  By:        [SIGNATURE ILLEGIBLE]
                                     -------------------------------------------

                                     Its:           PRESIDENT
                                         ---------------------------------------

                        Exhibit "C" to Second Amendment

                            SECOND PHASE WORK LETTER

This Second Phase Work Letter is an exhibit to the Lease, as amended, between PacCor Partners, a California general partnership ("Landlord") and HNC Software, Inc., a California corporation ("Tenant") dated December 1, 1993, with regard to the following:

1.      CONDITION OF PREMISES AND BUILDING DELIVERED BY LANDLORD.

        1.1 Second Phase Premises Shell and Stub-in. Landlord shall provide, at its expense and not as a charge against the Tenant Improvement Allowance, a finished shell for that portion of the Premises and Building consisting of the Third Floor Expansion Space, Area 1, Area 2 and Area 3 ("Second Phase Premises"), which shall include: (a) smooth concrete floors; (b) unfinished ceilings; (c) finished core area, including elevator(s), toilet room(s), electrical room, telephone room(s), janitorial closet(s) and exit stair(s); (d) dry wall (taped and/or finished, but not painted) around surfaces of core walls;
(e) existing heating, ventilating and air conditioning service as set forth in Exhibit "F" to the Lease; (f) existing sprinkler service within the Building (not including main loops and branch distribution); (g) main electrical panel;
(h) exercise room including existing exercise equipment, and (i) life safety systems as required by the applicable San Diego City Municipal Code for a building shell.

        1.2 Building Standards. All improvements in the Building shall be in accordance with Building/Tenant Improvement Standards for Pacific Corporate Park ("Building Standards") attached as Exhibit D of the Lease. If provisions of this Second Phase Work Letter conflict with provisions of the Building Standards, the provisions of the Second Phase Work Letter shall prevail.

        1.3 Building Plans. Landlord has delivered to Tenant its best available shell building plans and information ("Building Plans").

        1.4 Work. The installation and construction of the Tenant improvements by Landlord in accordance with the permitted and approved Second Phase Construction Documents (defined in paragraph 2.4) and Second Phase Change Orders (defined in paragraph 9) of this Second Phase Work Letter shall constitute the work ("Work").

2.      PLANS AND DOCUMENTS.

        2.1 Second Phase Preliminary Space Plan. Tenant's Representative shall provide to Landlord a preliminary schematic drawing depicting the Second Phase Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the best available Building Plans supplied by Landlord ("Second Phase Preliminary Space Plan"), in accordance with the schedule set forth in paragraph 6 of this Second Phase Work Letter ("Second Phase Schedule") for information only.

        2.2 Second Phase Final Space Plan. Tenant's Representative shall furnish to Landlord a final schematic drawing depicting the Second Phase Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the Building Plans ("Second Phase Final Space Plan"), in accordance with the Second Phase Schedule. Landlord shall review and approve the Second Phase Final Space Plan with reasonable written conditions, if any, in accordance with the Second Phase Schedule.

        2.3 Second Phase Construction Documents. Tenant shall cause to be prepared all documents required to obtain a building permit from the City of San Diego for the Work, including any corrections or changes requested by the City of San Diego ("Second Phase Construction Documents") in accordance with the Second Phase Schedule. The Second Phase Construction Documents shall be consistent with the Second Phase Final Space Plan, design plans, if any, and the Building Standards. Tenant shall submit Second Phase Construction Documents including the list of bid alternates, if any, to Landlord in accordance with the Second Phase Schedule. The Landlord shall review and approve with reasonable conditions, if any, in accordance with the Second Phase Schedule. Tenant shall reasonably comply with Landlord's conditions, if any, by modifying the Second Phase Construction Documents prior to the issuance of building permits.

        2.4 Second Phase Design/Engineering Fees. Fees paid to BSHA Architects & Interior Design for preparation of the Second Phase Preliminary Space Plan, the Second Phase Final Space Plan, working drawings, and services for processing and obtaining building permits and Second Phase Change Orders, and other services related to the Work shall not exceed Thirty-Four Thousand Seven Hundred Thirty-Eight and no/100ths Dollars ($34,738.00) ($1.70 times Usable Square Footage of 20,434 usable square feet). Such fees shall be part of the Tenant Improvement Allowance. All above mentioned fees exceeding $34,738 shall be paid by Tenant and not be a part of the Tenant Improvement Allowance.

        2.5 Landlord's Review of Plans and Documents. Landlord's review of plans during design and construction of Work is selective for the benefit of Landlord only. A Building Standard, provision in the Amended Planned Industrial Development Permit No. 85-0830 ("PID") or other similar document may only be amended, modified or waived as specifically set forth in writing by Landlord. Any provision of a PID and/or governmental requirement that is amended, modified or waived must be specifically approved by the appropriate government entity prior to final approval by the Landlord.

3.      COST ESTIMATES.

        3.1 Second Phase Preliminary Cost Estimates. Landlord shall obtain preliminary cost estimates and deliver to Tenant for approval with conditions, if any, in accordance with the Second Phase Schedule.

        3.2 Second Phase Final Cost Estimates. Landlord shall deliver to tenant Final Cost Estimates in accordance with the Second Phase Schedule.

        3.3 Contractors. Bycor General Contractors, Inc. shall be the general contractor ("Bycor").

4. BUILDING PERMIT. Tenant or Tenant's Representative shall submit to the City of San Diego all Construction Documents required to obtain building permits in accordance with the Second Phase Schedule. The building permits shall be issued to the Landlord and all fees shall be paid by the Landlord as part of the Tenant Improvement Allowance. Furthermore, Tenant, Tenant's Representative and Bycor shall conduct all processing and coordination with the City of San Diego required for the issuance of building permits for the Work.

5. CONSTRUCTION CONTRACTS.

        5.1 Tenant or Tenant's Representative shall prepare a bid package for distribution to the subcontractor(s) and submit to Landlord for review. Landlord shall approve the bid package with reasonable conditions, if any, in accordance with the Second Phase Schedule.

        5.2 Landlord shall prepare a contract for the Work with Bycor and submit to Tenant for review in accordance with the Second Phase Schedule. Tenant shall approve the contract with conditions, if any, in accordance with the Second Phase Schedule.

        5.3 Landlord shall execute a construction contract for the Second Phase Premises ("Second Phase Construction Contract") with Bycor. Landlord shall deliver to Tenant a copy of the Second Phase Construction Contract in accordance with the Second Phase Schedule.

6. SECOND PHASE SCHEDULE. Tenant and Landlord shall comply with the following Second Phase Schedule. All dates not in this Second Phase Schedule shall be determined by Landlord and Tenant prior to the due date for item a) for the respective area.

                                    SCHEDULE

                                                              RESPON-       DUE         DUE         DUE          DUE
#                   ACTION                                    SIBILITY      DATE        DATE        DATE         DATE
--  ---------------------------------------------             --------     ---------   --------     ------      ---------
                                                                           3D FLOOR     AREA 1      AREA 2       AREA 3
a)  Deliver to Landlord for approval Preliminary              Tenant        6/24/94     11/25/94    6/29/95     12/26/95
    Space Plan

b)  Deliver to Tenant written notice approving                Landlord      6/29/94
    Preliminary Space Plan or disapproving with
    detailed written comments

c)  Deliver to Landlord preliminary cost estimate             Tenant        7/7/94

d)  Deliver to Tenant written approval of preliminary         Landlord      7/7/94
    cost estimate with conditions, if any

e)  Deliver to Landlord for approval Final Space Plan         Tenant        7/7/94

f)  Deliver to Tenant written notice approving Final          Landlord      7/7/94
    Space Plan with conditions, if any

g)  Deliver to Landlord Construction Documents                Tenant        7/8/94

h)  Deliver to Tenant written approval of Construction        Landlord      7/8/94
    Documents with conditions, if any

i)  Submit Construction Documents to City of San              Tenant        7/5/94
    Diego for permits

j)  Prepare bid package and deliver to Landlord for           Tenant        7/7/94
    approval

k)  Deliver to Bycor bid package as approved by               Landlord      7/8/94
    Landlord

l)  Deliver to Tenant Construction Contact, bids and          Landlord      7/7/94
    recommended subcontractors in each line item of
    budget

m)  Deliver to Landlord written approval with                 Tenant        7/8/94
    conditions, if any, of Construction Contract and bids
    in each line item of budget

n)  Execute Construction Contract. Deliver to Tenant          Landlord      7/8/94
    copies of executed Construction Contract, final
    budget and construction schedule

o)  Process and obtain City building permits                  Tenant        7/15/94

p)  Commence construction of Work                             Landlord      7/10/94     2/3/95      8/17/95     2/13/96

q)  Substantial Completion of Work                            Landlord      9/4/94      4/24/95     10/24/95    4/23/96

NOTE: The documents in the Second Phase Schedule are deemed delivered when received in good condition by the following which may be changed upon written notice:

To Tenant:                           HNC, Inc.
                                     5930 Cornerstone Court West
                                     San Diego, California 92121
                                     Attn: Hugh D. Gerfin

To Tenant's Representative:          Ms. Beverly Thompson
(Interior Designer)                  BSHA Architects & Interior Design
                                     919 4th Avenue
                                     San Diego, California 92101

To Landlord                          PacCor Partners
                                     11939 Rancho Bernardo Road, Suite 200
                                     San Diego, California 92128
                                     Attn: Robert C. Henkel
To Landlord's Representative:        Mr. James L. Pulliam or Mr. Robert L. Smith
                                     PacCor Management Company
                                     11939 Rancho Bernardo Road, Suite 200
                                     San Diego, California 92128

7. ADMINISTRATION OF CONSTRUCTION. Landlord shall administer the construction of the Work in accordance with the Work Letter, the Second Phase Construction Contract, the Lease and the Amendments to the Lease.

        Landlord shall notify Tenant of all regularly scheduled construction meetings during the course of construction of the Work. Tenant shall have the right but not the obligation to attend all construction meetings.

8. PAYMENT OF TENANT IMPROVEMENT ALLOWANCE. Landlord shall make monthly progress payments to Bycor of the Tenant Improvement Allowance pursuant to the following conditions and computations:

        8.1 Landlord shall deliver to Tenant copies of Bycor's approved monthly payment request ("Payment Request").

        8.2 At such time as Landlord has expended the Tenant Improvement Allowance, Tenant shall reimburse Landlord for the entire remaining balance of the cost of the Work or the amount due under the Second Phase Construction Contract, whichever is greater. After the Tenant Improvement Allowance has been expended, Tenant shall reimburse Landlord the amount of the Payment Request within fourteen (14) days of receipt of the Payment Request by Tenant.

        8.3 All utilities expenses reasonably associated with the construction of the Work shall be a part of the Tenant Improvement Allowance.

9.      SECOND PHASE CHANGE ORDERS.

        9.1 Any deviation from the Second Phase Construction Contract during the construction of the Work shall be via a change order from Landlord to Bycor except for minor changes that are made by Bycor which are within normal construction practices in the San Diego Area ("SECOND PHASE CHANGE ORDER").

        9.2 Either Tenant or Landlord may prepare and submit a Second Phase Change Order to the other party for approval. The Second Phase Change Order shall include the change in the contract price and the number of days of delay, if any, in Substantial Completion.

        9.3 Within two (2) business days after receipt of a Second Phase Change Order, a party shall give the other party notice of its approval or disapproval including the reason for disapproval. Tenant and Landlord agree to meet and confer within three (3) business days after receipt of the Second Phase Change Order regarding any Second Phase Change Order not approved. Tenant shall reimburse Landlord for outside consultants' fees for the review of a Second Phase Change Order if (i) Landlord does not reasonably have the expertise among its employees to properly review a specific Second Phase Change Order and (ii) Tenant consents to the retaining of an outside consultant.

        9.4 Landlord and Tenant agree not to unreasonably disapprove a Second Phase Change Order. Both parties agree to use reasonable effort to process a Second Phase Change Order expeditiously. When a Second Phase Change Order has been signed by Landlord, Bycor and Tenant, the contents thereof shall be binding on all parties.

10. SPECIFIC LANDLORD CONCERNS RE SECOND PHASE CONSTRUCTION DOCUMENTS AND SECOND PHASE CHANGE ORDERS.

        10.1 Landlord has identified below certain areas of intense concern which are most likely to generate condition(s) to approval by Landlord during Landlord's review of plans, drawings, specifications and a Second Phase Change Order, and therefore may result in a disapproval or the necessity to retain outside consultants.

               10.1.1 Any aspects of the Work that may endanger the structural integrity of the Premises, the Building and/or the Project;

               10.1.2 Any aspects of the Work altering the Project utility services or utilities serving Landlord's other tenants;

               10.1.3 Any aspect of the Work which is a material deviation from the Building Standards;

               10.1.4 Any aspects of the Work which violate the conditions of the PID, any State or municipal code or public agency ordinance, or regulation and the applicable Declaration of Conditions, Covenants & Restrictions ("CC&R's")

               10.1.5 Any aspects of the Work to the Premises which will be visually unattractive from the exterior of the Premises.

               10.1.6 Penetration or modification of the Building roof or shell.

               10.1.7 Reduction in the number of parking stalls in the Project.

               10.1.8 Increase in rentable areas which may cause a reduction in buildable area available to Landlord with respect to future expansion of the Project.

11.     TENANT'S VISIT TO PREMISES.

        11.1 Upon execution of the Second Amendment to Lease, Tenant shall have access to the Second Phase Premises for the purpose of planning and design seven
(7) days a week, twenty-four (24) hours a day, subject to all applicable codes, ordinances, law and governmental restrictions, except that Tenant shall not interrupt or interfere with the activities of Landlord or other tenants of the Project.

        11.2 Tenant hereby indemnifies and agrees to hold Landlord, Landlord's Representatives and the Project free and harmless of any and all costs, claims, damages, liens, losses and expenses of any kind or nature, arising out of or resulting from such entry and/or activity upon the Project, Building or Second Phase Premises by Tenant and Tenant's Representatives, except to the extent caused by Landlord's negligence or intentional misconduct.

        11.3 All of Tenant's personal property brought upon or installed in the Second Phase Premises before the delivery of possession shall be at Tenant's risk, and neither Landlord nor Landlord's Representatives shall be responsible for any damage, losses or destruction thereof, except for Landlord's willful misconduct. All Tenant's installations shall conform with all applicable governmental regulations and codes.

12. BONDS/GUARANTEE. Landlord may at its election require the contractors to provide for the benefit of Landlord from a company acceptable to Landlord a performance and completion bond to assure the completion of the Work and the payment of all labor and material costs.

13. INSURANCE. Landlord shall require contractors to maintain adequate insurance as a cost of Tenant Improvement Allowance, including any cost for naming Landlord as an additional insured.

14. LANDLORD'S FEE. No fee, charge, out-of-pocket costs, general conditions, overhead or profit shall be chargeable by Landlord to Tenant in connection with Landlord's supervision of Work, except as provided in Paragraph 9.3 above.

15. ARBITRATION OF DISPUTES. If either party disapproves any designs, plans and specifications submitted by the other party pursuant to this Second Phase Work Letter, the disapproving party shall as soon thereafter as reasonably possible, submit for the issuing party's approval revised designs, plans and specifications. Within three (3) business days after receipt of such revised designs, plans and specifications, the issuing party shall notify the disapproving party of approval or disapproval of such revisions. If the issuing party disapproves such revised designs, plans and specifications, then the disapproving party may, at its election, notify the issuing party in writing of the submission of the dispute to arbitration pursuant to this paragraph. Such arbitration shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

16. DEFINED TERMS. All defined terms (capitalized words) shall have same meaning as in the Lease, the First Amendment dated February 1, 1994, and the Second Amendment dated June 1, 1994, concerned with the Second Phase Work Letter. "Business days" shall mean Monday through Friday, excluding all federal and state holidays.

ACCEPTED AND APPROVED:

PACCOR PARTNERS

By:  PACCOR MANAGEMENT COMPANY, A general partner

     By:           /s/ HUGH GERFIN
        ------------------------------------------
        Its:          VICE PRESIDENT
            --------------------------------------

HNC SOFTWARE , INC., a California corporation

     By:           [SIGNATURE ILLEGIBLE]
        ------------------------------------------
        Its:            CONTROLLER
            --------------------------------------

                      [THIRD FLOOR WEST BUILDING DIAGRAM]













EXHIBIT A

                      [SECOND FLOOR WEST BUILDING DIAGRAM]













EXHIBIT A

                               [SITE PLAN DIAGRAM]













EXHIBIT B

                      [FIRST FLOOR WEST BUILDING DIAGRAM]













EXHIBIT A AMENDED

                      [THIRD FLOOR WEST BUILDING DIAGRAM]













EXHIBIT A AMENDED

                       FIRST AMENDMENT TO OFFICE BUILDING
                                      LEASE
                             between PACCOR PARTNERS
                                  and HNC, INC.


        This First Amendment To Office Building Lease between PacCor Partners and HNC, Inc. ("First Amendment"), is made and entered into effective February 1, 1994 between PACCOR PARTNERS, a California general partnership
("Landlord") and HNC, INC., a California corporation ("Tenant"), with regard to the following:

A. Landlord and Tenant entered into an Office Building Lease dated December 1, 1993 ("Lease").


B. The Work Letter (Exhibit "C" of the Lease) names Roel Construction Company, Inc. ("Roel") as the general contractor.

C. Tenant has requested to substitute Bycor General Contractors, Inc., a California corporation ("Bycor"), for Roel as the general contractor to complete the Work on the Premises.

D. Changing general contractors may delay Substantial Completion (defined in Paragraph 5.1 of the Lease) and/or create a claim for damages by Roel. Tenant desires to assume both of the aforementioned liabilities and indemnify and defend Landlord from any such claim(s).

E. Landlord and Tenant desire to amend the Lease as set forth in this First Amendment.


    NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:


1. The Lease and Work Letter are hereby amended to replace Roel with Bycor as the general contractor. Wherever the term "Roel" appears in the Work Letter or Lease, it shall be substituted by "Bycor".

2. Landlord and Tenant agree that the change of general contractor from Roel to Bycor shall be considered Tenant's delay of the Schedule by seven (7) days for purposes of paragraph 1.4 of the Lease.

3. Tenant agrees to indemnify and defend Landlord for all claims directly or indirectly arising from this substitution of general contractors, specifically, any claim Roel may have for it not being retained as the general contractor. Tenant shall not indemnify and defend Landlord for any claims directly or indirectly arising from Landlord's sole negligence. Landlord shall use reasonable efforts to resolve any claim Roel may have at no cost to Landlord or Tenant.

4. Except as specifically set forth in this First Amendment, all other terms and conditions of the Lease, as amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinabove set forth.



 Landlord:                    PACCOR PARTNERS, a California general partnership
                              By:  PacCor Management Company, A general partner



                                   By: /s/ HUGH GERFIN
                                       -----------------------------------------
                                       Its: Vice President



Tenant:                       HNC, INC., a California corporation




                              By: /s/ [SIGNATURE ILLEGIBLE]
                                  ----------------------------------------------
                                  Its: PRESIDENT
                                       -----------------------------------------

        Exhibit "E": Rules and Regulations
        Exhibit "F": Heating, Ventilation & Air Conditioning ("Tri-Water
                     System")
        Exhibit "G": Non-Disturbance Agreement
        Exhibit "H": Estoppel Certificate
        Exhibit "I": Janitorial Specifications
        Exhibit "J": Covenants, Conditions & Restrictions
        Exhibit "K": Amended Planned Industrial Development
                     ("PID") Permit No. 85-0830

                                   SECTION 2
                                    PREMISES

        Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the provisions of this Lease.

                                   SECTION 3
                                      TERM

        3.1 TERM: The Term of this Lease is set forth in Section 1.5. "Expiration Date" shall mean the last day of the initial Term of this Lease. The Commencement Date and Expiration Date shall be confirmed in writing by Landlord and Tenant within fifteen (15) days after the Commencement Date.


        3.2 OPTION TO EXTEND TERM:

            (a) Option to Extend Term: As a material part of the consideration for the execution of this Lease by Tenant, Tenant is hereby granted an option to extend the Term for the Premises for one (1) five (5) year period ("Extended Term") following the Expiration Date, by giving Landlord written notice of Tenant's exercise of the option ("Option Notice") at least six (6) months before the Expiration Date. If the option to extend is exercised, the "Option Commencement Date" shall be one day after the Expiration Date and the term of this Lease shall be extended to the fifth anniversary of the Expiration Date ("Option Expiration Date").


            (b) Provisions Applicable to the Option: The option to extend the Term of this Lease set forth in the preceding Section may be exercised by Tenant provided that, at the time Landlord receives the Option Notice, Tenant is not in material default under this Lease. Notwithstanding Section 3.2(a), if Tenant is in material default of this Lease on the date Landlord receives the Option Notice, the Option Notice shall be void and the Extended Term shall not commence unless Landlord notifies the Tenant in writing within ten (10) days after receipt of the Option Notice that the Option Notice is accepted and will operate to extend the Term of this Lease as provided in this Section 3.2. If Tenant is in material default under this Lease on the date the Extended Term is to commence and Tenant has not commenced any cure of such default within the cure periods set forth in Section 12 below, then, in Landlord's sole election, the Extended Term shall not commence and this Lease shall expire upon the Expiration Date.

Notwithstanding any provision to the contrary in this Lease, Tenant shall in no event be deemed in material default of this Lease if curative action has occurred pursuant to Section 12.

            (c) Provisions Applicable To The Extended Term: The Extended Term shall be upon the same terms and conditions as set forth in this Lease except as follows:

              (i) The Base Rent for the Extended Term shall be adjusted to ninety-five percent (95%) of the then fair market rental value as more specifically set forth in Sections 4.3 and 4.4.

              (ii) Tenant will have no option to extend the Term of this Lease beyond the Option Expiration Date unless the parties agree so in writing.

              (iii) Tenant shall accept the Premises in its then "AS IS" condition at the Option Commencement Date.

              (iv) If the Lease is extended, then "Term" as used in this Lease shall include the Term and the Extended Term unless specifically provided to the contrary in this Lease.

              (v) Landlord shall deliver to Tenant an amendment to this Lease which shall include the Base Rent for the Extended Term as set forth in Section
4.3. Base Rent for the Extended Term shall be as set forth in Sections 4.3 and
4.4 of this Lease. The parties shall execute an amendment to this Lease stating the Base Rent for the Extended Term, provided, however, that the execution of such amendment shall not be a condition precedent to Tenant's obligation to pay Base Rent as set forth in Sections 4.3 and 4.4 of this Lease. If the parties do not agree on the Base Rent for the Extended Term, it shall be determined in accordance with Section 4.3 of this Lease.

              (d) Refurbishment Allowance: In the event Tenant elects to extend the Term pursuant to Section 3.2, Landlord shall provide Tenant an allowance of not to exceed One Hundred Fourteen Thousand Six Hundred Eighty and no/100 Dollars ($114,680.00 - $5.00 multiplied by Usable Square Footage of 22,936 usable square feet) to refurbish the Premises. Such allowance shall be in addition to the Tenant Improvement Allowance and shall be a reimbursement to Tenant within ten (10) days of Tenant's completing the refurbishments and actually incurring expenses for such refurbishment of the Premises and submitting invoices to Landlord indicating the work completed. Refurbishment and/or alterations shall be in accordance with Section 7.9 of this Lease.

        3.3 CANCELLATION OF LEASE: Tenant shall have the right to cancel this Lease which cancellation shall be effective at the end of the sixtieth (60th) month after the Commencement Date. Tenant's right to cancel shall be exercised by giving to Landlord written notice by no later than the forty-eighth (48th) month after the Commencement Date and by paying Landlord concurrent with such notice the sum of Twenty-Three Thousand Six Hundred Forty-Two Dollars ($23,642.00), which represents the unamortized lease commission for months 61-84 of the Term.

                                   SECTION 4
                                      RENT

        4.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

            (a) "Base Rent" shall mean the minimum monthly base rent set forth in Section 1.7 subject to any adjustments contained in this Lease or written amendments to this Lease executed by both Landlord and Tenant;

            (b) "Additional Rent" shall mean all Monthly Payments and Lease Expense Difference which Tenant is required to pay under Section 6 below.

            (c) "Rent" shall mean Base Rent and Additional Rent and any other sum payable by Tenant to Landlord under this Lease.

        4.2 BASE RENT: Tenant agrees to pay to Landlord the Base Rent as set forth on the Schedule of Base Rent in Section 1.7, without deduction, setoff, prior notice, or demand (except as specifically set forth in this Lease and except for tenant allowances which Landlord fails to timely pay to Tenant pursuant to this Lease), per month in advance on the first day of each month commencing on the Commencement Date and continuing during the Term of this Lease (except as otherwise provided in the Schedule of Base Rent as provided in Section 1.7). All Rent shall be paid to Landlord at its address specified in
Section 1.12. Base Rent in the amount of Twenty-Five Thousand Two Hundred Fifty-Nine and no/100ths Dollars ($25,259.00) shall be paid to Landlord concurrent with the execution of this Lease and shall be applied to month one
(1) of the Term.

        4.3 BASE RENT FOR EXTENDED TERM: The Base Rent for the Extended Term shall be Ninety-five Percent (95%) of the Fair Market Rental Value of the Premises, as defined in Section 4.4.

            (a) On or before the date which is thirty (30) days after receipt of the Option Notice, Landlord shall notify Tenant in writing of Landlord's determination of Fair Market Rental Value (Section 4.4) ("Landlord's Notice"). Tenant may, at its election, either accept such determination of Fair Market Rental Value or attempt to reach an alternative determination of Fair Market Rental Value by mutual agreement with Landlord.

            (b) If Landlord and Tenant are unable to agree on the Fair Market Rental Value within thirty (30) days after Tenant's receipt of Landlord's Notice, then the Fair Market Rental Value shall be determined in accordance with the following procedure:


              (i) Within sixty (60) days after Tenant's receipt of Landlord's Notice, Landlord and Tenant shall jointly appoint an arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association. If the parties cannot agree on an arbitrator, then Landlord and Tenant shall each appoint one arbitrator and the two arbitrators shall appoint a third arbitrator. All three shall determine Fair Market Rental Value. Such arbitrator(s) shall be experienced with matters involving real estate appraisals in the area in which the Premises are located.

              (ii) Concurrent with such appointment(s) of arbitrator(s) by the parties, Landlord and Tenant shall each submit to such arbitrator(s) their respective determination of the Fair Market Rental Value.

              (iii) The arbitrator(s) shall select the one of the submitted determinations that is closest to such arbitrator's own appraisal of the Fair Market Rental Value. Such arbitrator(s) shall have no discretion to make any determination other than the selection of either Landlord's or Tenant's determination of Fair Market Rental Value.

            (c) The cost of such arbitrator(s) shall be shared equally by Landlord and Tenant.

            (d) Landlord and Tenant shall each proceed expeditiously with the arbitration in order to permit the arbitrator's decision to be issued by the Expiration Date.

            (e) If the arbitrator's decision has not been received by the Tenant and the Landlord by the Expiration Date, Tenant shall pay Base Rent in an amount of Tenant's determination of Fair Market Rental Value as submitted to the arbitrator(s). Any additional Base Rent as determinated by arbitration shall be due with interest at ten percent (10%) from the time the Base Rent was due and payable.

        4.4 FAIR MARKET RENTAL VALUE: "Fair Market Rental Value" shall mean the effective value on a monthly basis of comparable office space in the Sorrento Mesa area of San Diego (which is described as bounded on the west by Interstate 805, on the north by Sorrento Valley Boulevard, on the east by Camino Ruiz, and on the south by Miramar Road) being paid by willing, comparable non-renewal tenants six (6) months prior to the commencement of the Extended Term. For purposes of determination of Fair Market Rental Value, other comparable space in the Project shall be considered the most comparable space to the Premises and the arbitrator(s) shall consider the Refurbishment Allowance as set forth in
Section 3.2(d).

        4.5 SECURITY DEPOSIT: Upon the execution of this Lease, Tenant shall deposit with Landlord a check in the amount of Twenty-Five Thousand Two Hundred Fifty-Nine and no/100ths Dollars ($25,259.00) as a Security Deposit to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant's obligations to (a) pay Rent, (b) repair damages to the Premises caused by Tenant, Tenant's agent(s), employee(s), officer(s) and/or independent contractor(s) of or retained by Tenant ("Tenant's Representatives"), and/or Tenant's guests, visitors, customers, invitees and/or licensees ("Tenant's Invitees"), (c) clean the Premises upon termination of this Lease if the Premises are not left in a clean condition by Tenant, and (d) remedy future defaults by Tenant in any obligation under this Lease to restore, replace or return personal property installed or located in or on the Premises, including without limitation trade fixtures, furnishings, equipment and inventory, signs ("Personal Property") or appurtenances. If Tenant defaults under this Lease, including without limitation a default described in the preceding sentence, Landlord may use the Security Deposit to cure such defaults and to compensate Landlord for all or a portion of Landlord's damage resulting from such defaults. Within seven (7) days of written demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to the amount so used by Landlord so as to replenish the Security Deposit. Within thirty (30) days after the Expiration Date, Option Expiration Date or earlier termination of this Lease, Landlord shall deliver to Tenant, at Tenant's address, any portion of such Security Deposit not used by Landlord, together with a detailed statement explaining how any portion of the Security Deposit was used. Landlord may commingle such Security Deposit with Landlord's other funds and Landlord shall not pay to Tenant interest on such Security Deposit. In the event of a bankruptcy or other insolvency or a debtor-creditor proceeding against or by Tenant, the Security Deposit shall be deemed applied first to the payment of Rent and other amounts due Landlord for all periods prior to the date of filing or instigating such proceedings. To the extent any debts, liabilities and obligations of Tenant under this Lease have not been satisfied, Tenant shall remain fully liable to Landlord for their payment and/or performance.

        4.6 RENT CREDIT FOR UNUSED TENANT IMPROVEMENT ALLOWANCE: All Tenant Improvement Allowance not used to pay for Work shall be credited toward Rent in month four (4) of the Term of this Lease not to exceed One Dollar ($1.00) multiplied by the Usable Square Footage.



                                    SECTION 5
                               TENANT IMPROVEMENTS

        5.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

            (a) "Work" shall mean the Tenant improvements as set forth in the approved Construction Documents and approved Change Orders as more specifically defined in the Work Letter.

            (b) "Substantial Completion" shall mean that the Premises have been approved for occupancy by the City of San Diego Building Department, the Premises have been delivered to Tenant for occupancy and completion of construction of the Work (defined below) in accordance with the approved Construction Documents and Change Orders has occurred with the exception of minor details of construction, installation, decoration, or mechanical adjustments commonly found on a punchlist, none of which materially interferes with Tenant's use or occupancy of the Premises. Substantial Completion of the Work shall be deemed to have occurred notwithstanding the requirement to complete the punchlist items or similar corrective work as set forth in Section 5.4.

            (c) "Work Letter" shall mean Exhibit "C" attached to the Lease.

        5.2 PREPARATION OF PREMISES: Landlord shall arrange for the timely construction of the Work in accordance with the requirements set forth in the Work Letter and this Lease.

        5.3 LANDLORD'S CONTRACTOR: Landlord shall enter into construction contracts in accordance with the Work Letter.

        5.4 ACCEPTANCE OF PREMISES: Within five (5) days after Substantial Completion, Landlord, Tenant, Tenant's architect and such other of Tenant's Representatives as Tenant deems appropriate shall conduct a walk-through of the Premises. Tenant and Landlord shall at the conclusion of the walk-through jointly prepare a list of any items not completed in accordance with the Lease, Work Letter, construction documents, construction contracts, Building/Tenant Improvement Standards for Pacific Corporate Park as set forth in Exhibit "D" ("Building Standards") and/or other applicable codes, laws, regulations or standards ("Corrections List"). Landlord shall reasonably and promptly complete all items on the Corrections List. Except for latent defects in the Building not reasonably discoverable during construction, Tenant shall be deemed to have accepted the Premises in its then "AS IS" condition upon Substantial Completion. If Landlord fails to reasonably complete all items on the Corrections List prior to ninety (90) days after it is prepared, Tenant may complete any items and deduct the reasonable cost from the Rent next due. Any items completed by Tenant shall be in accordance with Section 7.9 except as specifically otherwise provided in this Section.



                                    SECTION 6
                               OPERATING EXPENSES

        6.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

            (a) "Base Year" shall mean the twelve (12) month period from June 1, 1994 to May 31, 1995.

            (b) "Building Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf with respect to the maintenance and operation of the Building which belong within the following categories:

              (i) that portion of Real Property Taxes (as defined below) allocable to the Building provided that Real Property Taxes attributable to the Base Year shall be increased, if required, to reflect the full value of the tenant improvements of the Premises provided for hereunder;


              (ii) painting, interior landscape maintenance, window cleaning, janitorial and other cleaning services for the Building, pest control and security services provided in connection with the Building;


              (iii) premiums, costs, expenses, deductibles paid or similar costs or charges with respect to insurance Landlord maintains, including without limitation any insurance arranged by Landlord under Section 8.2 below, public liability and property damage insurance, fire and extended coverage insurance, plate glass insurance, rental income insurance, fidelity insurance, and/or any other insurance Landlord may maintain under this Lease provided that the decision to carry such insurance and the premiums for such are commercially reasonable; and if such insurance is not in effect during the Base Year, then the Operating Expenses for the Base Year shall be increased by the insurance premium that would have been paid had the insurance been obtained by Landlord;

              (iv) supplies, including without limitation cleaning supplies and other depletable materials, and sales and other taxes on such items;

              (v) the cost of the rental of equipment including without limitation all applicable sales taxes;

              (vi) the cost of operating and maintaining (but not the cost of purchasing) the Building security or other system used in connection with life or property protection, (including without limitation all machinery, electronic systems, and other equipment comprising any part of such systems);

              (vii) direct charges for services of independent contractors who provide services in connection with the maintenance and operation of the Building, to the extent such charges are not in excess of commercially competitive rates;

              (viii) the cost of operation, maintenance, repair, replacement and/or repainting of (i) cables, fans, pumps, boilers, cooling equipment, wiring, electrical fixtures, metering, control and distribution equipment, (ii) the unexposed electrical, plumbing, sewage systems and mechanical systems, elevators and elevator shafts which are not part of the Work; (iii) structural parts of the Building, which are limited to foundations, bearing and exterior walls (excluding glass doors which are part of Tenant's Premises), subflooring, and roof including roof membrane; (iv) windows and window frames, gutters and downspouts on the Building; (v) the Tri-Water System (defined in Section 7.13 below) and any auxiliary system to the Tri-Water System, if any, for the Building; (vi) that portion of the Building not included as part of the Premises and the Common Area; and (vii) any life and/or property protections including without limitation sprinkler systems, lighting and window washing equipment, signs (other than signs to be maintained by a tenant) and/or any other portions of the Building;


              (ix) charges for removal of trash from the Building, including the cost of janitorial services provided to tenants of the Building (including without limitation Tenant;

              (x) whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Building made by reason of the laws and requirements enacted after the Commencement Date by any public authorities or the reasonable requirements of insurance bodies after the Commencement Date or Landlord's insurer after the Commencement Date, which costs shall be amortized over the reasonable useful life of such alterations and improvements, which in no event shall be less than five (5) years;

              (xi) management fee for the Building;

              (xii) whether or not capitalized under generally accepted accounting principles, costs of capital improvements, equipment, or machinery installed after the Commencement Date for the purpose of reducing energy consumption or reducing other Building Operating Expenses, which costs shall be amortized over the reasonable useful life of such capital improvements, equipment or machinery, which in no event shall be less than five (5) years, provided that the amount of such costs included in Building Operating Expenses for any year shall never exceed the savings in Building Operating Expenses for such year resulting from the capital improvements, equipment or machinery;

              (xiii) the cost of all charges for water and sewer (together with any taxes on such utilities) used at the Building;

              (xiv) reasonable accounting fees for the audit and verification of the financial matters relating to the Building;

              (xv) reasonable labor expenses, including salaries, wages and benefits, for on-site personnel retained by Landlord to manage the Building;

              (xvi) Pacific Corporate Center, Unit 1 Owners' Association fee with respect to the Building; and

              (xvii) all other charges properly allocable to the management, repair, operation, and/or maintenance of the Building in accordance with generally accepted accounting practices.

Notwithstanding anything to the contrary in this definition of Building Operating Expenses, Building Operating Expenses shall not include, and Tenant shall not be responsible for payment of any share or portion of, the following:


              (A) Interest, principal, points and fees on debt secured by the Building or the Project;

              (B) Any ground lease rentals;

              (C) Costs of purchasing or renting capital improvements and equipment, except as specifically permitted above;

              (D) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

              (E) Costs incurred with respect to the installation or rehabilitation of tenant improvements made at any time for other tenants or other occupants of the Buildings or the Project or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Buildings or the Project;

              (F) Costs and expenses (including attorney's fees, leasing commissions, brochures and space planning costs) incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building or the Project;

              (G) Landlord's general corporate overhead and general and administrative expenses;


              (H) Advertising and promotional expenditures;

              (I) Tax penalties;

              (J) Costs and expenses incurred by Landlord by reason of a violation by Landlord of this Lease or a violation of another tenant of the terms and conditions of another lease regarding other space in the Building or the Project;

              (K) Services provided, taxes attributable to and costs incurred in connection with the operation of any retail or restaurant operations in the Project;

            (L) Costs arising from the presence in or about the Project (including ground water or soil) of Hazardous Materials subject to the provisions set forth in Section 7.4 below;

            (M) Costs arising from Landlord's charitable or political contributions;

            (N) Management, overhead and profit increments paid to Landlord or Landlord's affiliates for services in the Building or the Project to the extent they exceed the reasonable costs of such services if rendered by unaffiliated third parties on a competitive basis;

            (O) Depreciation and amortization;

            (P) Expenses in connection with services or other benefits which are not offered to Tenant but which are provided to another tenant or occupant of the Building;

            (O) All items and services for which Tenant or any tenant or occupant of the Building reimburses Tenant (other than through Tenant's proportionate share of Building Operating Expenses) or which Tenant provides selectively to one or more tenants or occupants (other than Tenant) without reimbursement;

            (R) Costs incurred in connection with upgrading the Building to comply with handicap, hazardous material, fire and safety codes which were in effect prior to the date of the Lease, subject to Section 7.3;

            (S) All assessments and premiums which can be paid by Tenant in installments without any additional cost shall be paid by Tenant in the maximum number of installments permitted by law and not included as Building Operating Expenses except in the year in which the assessment installment is actually paid;

            (T) Costs to repair defects in, or maintain the structural portions of, the Building or of any of the Work installed by Landlord in the Premises;

            (U) Capital costs for sculpture, paintings or other objects of art;

            (V) Costs (including all related attorneys' fees and costs of settlement judgments) arising from claims, disputes or potential disputes between Landlord and other tenants of the Building;

            (W) Measurable costs of overtime, excluding emergencies, incurred by Landlord in curing its defaults or performing work expressly provided in the Lease to be performed by Landlord;

            (X) Any legal fees associated with the sale or refinancing of the Building;

and

            (Y) Costs for any separate utility meters Landlord may install for other tenants of the Building, unless the installation is required by a utility company or governmental entity.

            (c) "Common Area" (as shown on Exhibit "B") shall mean all areas and facilities within the Project designated from time to time by Landlord for the general use and convenience of Tenant and other users of the Project. Common Area includes, without limitation, walkways, parking lots (as designated by landlord for non-exclusive tenant parking), landscape areas, sidewalks, and all other areas of the Project intended for use by Tenant in common with the Project tenants, their authorized representatives and invitees. Tenant has the non-exclusive right to use the Common Area along with others so entitled, subject to rules and regulations promulgated from time to time by Landlord.

            (d) "Common Area Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf with respect to the maintenance and operation of the Common Area and which include but are not limited to the categories listed in the definition of Building Operating Expenses, but in no event shall Common Area Operating Expenses include (i) any Building Operating Expenses or (ii) any expense attributable to the maintenance and/or operation of any interior portion of any building except Building.

            (e) "Lease Expenses" shall mean the sum of (i) Tenant's proportionate share of Building Operating Expenses which is fifty-two and 3/10ths percent (52.3%) (defined as Rentable Square Footage of 25,259 divided by 48,327 rentable square feet of the Building), and (ii) Tenant's proportionate share of Common Area Operating Expenses which is twenty-six percent (26%) (defined as Rentable Square Footage of 25,259 rentable square feet divided by Project Rentable Area of 97,311 rentable square feet).

            (f) "Lease Year" shall mean each twelve (12) month period during the Term after the Base Year.

            (g) "Project Rentable Area" shall mean 97,311 rentable square feet.

            (h) "Real Property Taxes" shall mean all real property taxes and general and special assessments levied or assessed against real property of the Premises, including without limitation any tax, fee or excise on (i) rents, (ii) the square footage, (iii) the act of entering into this Lease, or (iv) the occupancy of Tenant, or any other tax, or excise, however described including without limitation value-added tax, levied or assessed by the United States, the State of California or any political subdivision of the State of California, including without limitation any county, city and county, public corporation, district, or any other political entity or public corporation of the State of

California as a direct substitution in whole or in part for, or in addition to, any real property taxes or general or special assessments. Notwithstanding anything to the contrary in the preceding sentence, "Real Property Taxes" shall not mean any municipal, county, state, or federal income, excise, franchise, estate, succession, inheritance or transfer taxes of Landlord. If any Real Property Taxes are assessed or collected on the basis of a fiscal period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then the Real Property Taxes payable for such fiscal period shall be apportioned between such periods based upon the number of days during such fiscal period that occur during the Term and the number of days that occur before or after the Term. Real Property Taxes shall also not include, so long as Proposition 13 remains in effect in California, any increase in taxes attributable to any sale or transfer of or change of ownership in the Project (or any part thereof) which occurs during the initial five (5) years of the Term. If Real Property Taxes are assessed in combination with the Adjacent Building, then (for purposes of determining Building Operating Expenses and Common Area Operating Expenses) the Real Property Taxes shall be allocated on the basis of the ratio of the Rentable Square Footage to the Project Rentable Area.

        6.2 ADJUSTMENTS TO COMMON AREA OPERATING EXPENSES: Common Area Operating Expenses during the Term (including the Base Year) shall be "grossed up" ("Gross Up") if the Project is less than ninety-five percent (95%) leased and occupied, in accordance with reasonable and generally accepted accounting principles consistently applied to reflect what Common Area Operating Expenses would have been had the Project been ninety-five percent (95%) leased and occupied and fully assessed for tax purposes as leased and occupied buildings provided that in no event shall the Gross Up result in Landlord receiving payment or reimbursement from Tenant for costs or expenses not actually incurred by Landlord.

        6.3 RENT ADJUSTMENT: If Lease Expenses for any Lease Year are greater than Lease Expenses for the Base Year (after the Gross Up of Common Area Operating Expenses), Tenant shall pay such increase in Lease Expenses pursuant to this Section 6.3 beginning not earlier than the first Lease Year after the Base Year. Landlord shall deliver to Tenant, at least thirty (30) days prior to the commencement of each subsequent Lease Year during the Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the amount by which the Lease Expenses for the upcoming Lease Year will be greater or less than the Lease Expenses for the Base Year (the "Lease Expenses Difference"). If the Lease Expenses for the upcoming Lease Year ("Next Year") are estimated to be greater than the Lease Expenses for the Base Year, then Tenant shall pay to Landlord, on the first day of each month of the Next Year during the Term, an amount ("Monthly Payment") equal to one-twelfth (1/12th) of the Lease Expenses Difference, as estimated by Landlord in the most recently delivered Estimated Statement. Landlord may, at its election, no more than one
(1) time during any Lease Year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Lease Expenses, in accordance with Landlord's most current estimate. No later than one hundred twenty (120) days after the end of each Lease Year, Landlord shall deliver to Tenant a written statement ("Actual Statement") setting forth the actual Lease Expenses Difference allocable to such Lease Year. If the sum of Monthly Payments actually paid by Tenant during any Lease Year exceeds the actual Lease Expenses Difference allocable to such Lease Year, then such excess shall be refunded to Tenant within thirty (30) days after delivery of the Actual Statement to Tenant. If Tenant has made Monthly Payments and the sum of Monthly Payments actually paid by Tenant during any Lease Year is less than the actual Lease Expenses Difference allocable to such Lease Year, then Tenant shall, within thirty (30) days after receipt of the Actual Statement, pay to Landlord the amount of such deficiency. The payment by Tenant of any Monthly Payment or any year-end deficiency of Lease Expenses Difference shall not be deemed a waiver of Tenant's right to contest Landlord's calculation of Lease Expenses.

        6.4 LEASE EXPENSES DIFFERENCE CAP: Notwithstanding anything to the contrary in this Lease, Lease Expenses Difference shall not include more than one hundred eight percent (108%) of Controllable Operating Expenses of the preceding Lease Year, or in the case of the first Lease Year, the Base Year. "Controllable Operating Expenses" shall mean landscaping maintenance, parking lot sweeping, plumbing, Tri-Water System maintenance, janitorial services and supplies, trash removal, security and life safety, pest control, elevator maintenance, parking and walkways, locks and keys, window washing, lighting maintenance, roof maintenance, painting and sealing, general maintenance, paving maintenance, windows, doors and screens, signs, common area maintenance, and management fees.

        6.5 OPERATING EXPENSE RECORDS: Landlord shall maintain all operating expense records for a period of five (5) years. Tenant or Tenant's Representative shall have the right to inspect and photocopy any or all of the operating expense records at the office of PacCor Management Company during normal working hours upon twenty-four (24) hours written notice. Tenant shall have the right to require an audit of Lease Expenses. Any amounts of Lease Expenses Difference overpaid by Tenant shall be immediately refunded or shall be credited against the Base Rent next due by Tenant. In the event Tenant's audit determines that Lease Expense Difference for any Lease Year is overstated by Six Thousand Two Hundred Fifty and no/100ths Dollars ($6,250.00) or more and the Actual Statement did not reasonably disclose the facts underlying the overstatement, then Landlord shall pay the reasonable cost of Tenant's audit.

                                    SECTION 7
                      USE AND MAINTENANCE OF THE PREMISES

        7.1 PERMITTED USE: Tenant may use the Premises for general office use and for any other legally permitted use compatible with comparable office buildings in the Sorrento Mesa area of San Diego, California, including software development and testing.

        7.2 INSURANCE: Tenant shall not do, bring or keep anything in or about the Premises which is outside the scope of that which is normally contemplated for the use specified in Section 7.1, that will cause a cancellation of any insurance covering the Premises or the Project. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use (except as contemplated by Section 7.1), Tenant shall pay to Landlord, within ten (10) days after Landlord delivers to Tenant a notice of such increases, the amount of such increase.

        7.3 COMPLIANCE WITH LAWS: Tenant shall comply with all laws concerning the Premises and Tenant's use of the Premises. Landlord represents and warrants that, as of the Commencement Date of this Lease, there are no violations within the Project of the Americans With Disabilities Act 42 U.S.C. Section 1281 et. seq. ("ADA") and any similar state and federal laws and that the Building and Common Areas shall comply with ADA and any similar state and federal laws on the Commencement Date. To the extent that the foregoing representation and warranty is inaccurate or untrue, Landlord shall, at its sole expense and not as an expense which shall be added to Building Operating Expenses or Common Area Operating Expenses, be responsible for compliance with the ADA and any similar state or federal law. The Work shall comply with the requirements of the ADA and any similar state and federal laws. If the Premises do not comply with the ADA or similar state or federal law during the Term of the Lease due to a change in the ADA or similar state or federal law after the Commencement Date that requires Tenant to comply with such changes as a condition to Tenant's continued use of the Premises, then Tenant shall at its sole cost be responsible for compliance with the ADA or any similar state and federal laws.

        7.4 HAZARDOUS WASTE OR NUISANCE: Landlord represents that to its knowledge the Project is free of Hazardous Materials as defined below. Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to other tenants of the Project, or to owners or occupants of nearby properties. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Building or nearby properties. Tenant shall neither bring into the Premises, nor permit the bringing into the Premises of, any animal, motorcycle or other vehicle, except for guide dogs or wheelchairs. Tenant and Landlord shall each strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state or local law, regulation, ordinance or rule or by any governmental agency with respect to the use, generation, treatment, storage, disposal, release or threatened release of hazardous, toxic or radioactive substance, materials or waste (collectively "Hazardous Materials"). As used in this Section 7.4, Hazardous Materials includes without limitation those substances identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "contaminants," "chemicals known to the State to cause cancer or reproductive toxicity," "asbestos," "hydrocarbons (including without limitation oil)," "toxic bearing dust" or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, Health & Safety Code Sections 25249.5, et seq., and any other federal, state or local statutes, laws, ordinances, rules, regulations and precautions. Tenant shall not cause or allow any Tenant's Representatives and/or Tenant's Invitees to cause any Hazardous Materials to be used, generated, treated, stored, disposed of or released in, on or about the Premises, except as allowed by law. Tenant shall indemnify, protect, defend by counsel acceptable to Landlord, and hold Landlord and its successors, assigns and mortgagees harmless from and against any and all claims, losses, liabilities, costs and expenses, including all foreseeable and unforeseeable consequential damages, except to the extent caused by Landlord's or Landlord's Representative's negligence, willful misconduct, omission or breach of obligations under this Lease, directly or indirectly arising out of the use, generation, treatment, storage, disposal, release or threatened release of Hazardous Materials by Tenant or any Tenant's Representatives and/or Tenant's Invitees claiming under Tenant of Hazardous Materials at, on, beneath or from the Project based on the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the California Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the California Hazardous Waste Control Law, Health & Safety Code Sections 25100, et seq., the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq., or any other federal, state or local statute, law, regulation, ordinance or rule. Landlord shall indemnify, protect, defend by counsel acceptable to Tenant, and hold Tenant, Tenant's Representatives (as defined in 4.5) and Tenant's successors, assigns and mortgagees harmless from and against any and all claims, losses, liabilities, costs and expenses, including all foreseeable and unforeseeable consequential damages, except to the extent caused by Tenant or Tenant's Representative's negligence, willful misconduct or breach of its obligations under this Lease, directly or indirectly arising out of the past, present or future use, generation, treatment, storage, disposal, release or threatened release of Hazardous Materials at, on, beneath or from the Project based on the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the California Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the California Hazardous Waste Control Law, Health & Safety Code Sections 25100, et seq., the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq., or any other federal, state or local statute, law, regulation, ordinance or rule. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligations pursuant to this Section 7.4. Likewise, neither the written consent by Tenant to the use, generation, storage or disposal of Hazardous

Materials nor the strict compliance by Landlord with all statutes, laws, ordinances, rules, regulations and precautions pertaining to Hazardous Materials shall excuse Landlord from Landlord's obligations pursuant to this Section 7.4. Tenant's obligations pursuant to this Section 7.4 shall survive the termination of this Lease. Tenant shall notify Landlord, as required by California Health & Safety Code Section 25359.7, if Tenant knows or has reasonable cause to believe that any Hazardous Material has come to be located on or beneath the Building. On or before January 1, 1995, and each January 1 thereafter during the Term, Tenant shall provide Landlord with a written list of all Hazardous Materials used, generated, treated, stored, disposed of and released in, on or about the Premises by Tenant during the prior calendar year and those Hazardous Materials Tenant proposes to use, generate, treat, store, dispose of and release during the next calendar year, except for substances which are customarily used or found in typical offices, including without limitation copier and printer toner, cleaning supplies, correction fluid and ink.

        7.5 DAMAGE AND OVERLOADING: Tenant shall be responsible for any damage to the Premises or the Project caused by Tenant's Invitees and/or Tenant's Representatives. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure the Premises or Project. If Tenant, Tenant's Representatives or Tenant's Invitees cause damage to the Premises or the Project, then Landlord shall have the right but not the obligation to repair such damage and Tenant shall promptly reimburse Landlord for Landlord's actual costs of such repair (to the extent that such costs exceed available insurance proceeds) as Rent.

        7.6 ACCESS BY LANDLORD:

            (a) Landlord and/or Landlord's agent(s), employee(s), officer(s) or independent contractor(s) of or retained by Landlord ("Landlord's Representatives") shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hour prior written notice to Tenant (i) to determine whether the Premises are in Good Condition (defined in Section 7.15) or whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that the Landlord has the right or obligation to perform under this Lease, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to show the Premises to brokers, agents, buyers, tenants or other persons interested in a listing of, financing, sale or exchange of, or occupancy of the Premises or the Project, and (v) to shore the foundations, footings, and walls of the Premises and other improvements on the Real Property and to erect scaffolding and protective barricades around and about the Premises or the Project, but not so as to prevent entry to or use of the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord shall have the right at any and all times to enter the Premises for emergency purposes.

            (b) Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section 7.6, except damage resulting directly from the negligent act, omission or willful misconduct of Landlord or Landlord's Representatives. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise provided in this Lease or as expressly agreed in writing to be performed by Landlord. Landlord shall have the right to run utility or other services and facilities through the Premises as may be reasonably required, whether to service the Premises or other premises, provided that the use of such space does not have a materially adverse effect on or unreasonably interfere with Tenant's use and enjoyment of the Premises. If during the last month of the Term, Tenant shall have removed substantially all of its Personal Property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Base Rent or liability to Tenant and such acts shall have no effect on this Lease. Any entry to the Premises obtained by Landlord pursuant to this Section 7.6 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not be entitled to an abatement or reduction of Base Rent because of the exercise by Landlord of any rights under this Section 7.6. Landlord shall conduct its activities on the Premises as allowed in this Section 7.6 in a manner that will cause as little inconvenience, annoyance, or disturbance to Tenant as reasonably feasible.

        7.7 SIGN: Tenant shall have the right to place, construct and maintain one sign, not to exceed twenty-five (25) square feet in size and located as mutually agreed to by Landlord and Tenant, at the top of the Building
("Sign"). The design, construction and maintenance of the Sign shall be solely at Tenant's expense. Landlord makes no representation with respect to Tenant's ability to obtain such approvals under applicable laws and regulations or pursuant to that certain Declaration of Covenants, Conditions and Restrictions for Unit No. 1 of Pacific Corporate Center, dated May 14, 1985 and recorded as Instrument #85-169398 ("CC&R's", Exhibit "J"). In any event, the Sign shall comply with all laws, regulations, CC&R's, and PID (Exhibit "K"). Tenant shall obtain any approvals required by laws, regulations and CC&R's. All costs to remove the Sign upon the Expiration Date, Option Expiration Date or earlier termination of the Lease shall be the liability of Tenant.

        7.8 PARKING: Subject to the terms of this Section 7.8 and so long as Tenant is not in default under this Lease, Landlord grants to Tenant the right to the non-exclusive use in common with other Project tenants of the parking lot adjacent to and serving the Building of ninety (90) parking spaces, five (5) of which will be reserved solely for Tenant, except for reserved parking granted to any other tenants in the Project. Tenant's use of the parking lot shall be subject to such reasonable rules which do not favor other Project tenants to the detriment of Tenant, as Landlord may, in its sole discretion, adopt from time to time with respect to use of the parking lot. Landlord shall cooperate with Tenant, and shall take all reasonable steps necessary, to ensure that

Tenant and Tenant's Representatives and Tenant's Invitees shall have access to all parking spaces to which Tenant is entitled. Tenant shall not be charged for the use of the parking lot unless the City of San Diego or other governmental entity after the execution of this Lease assesses a tax, fee and/or excise on the parking of motor vehicles in the parking lot, and then Tenant shall pay to Landlord that portion of the tax, fee and/or excise based on Tenant's right to non-exclusive parking of the entitled parking spaces.

        7.9 ALTERATIONS:

            (a) Tenant shall not make any alterations, improvements, repairs, additions, installations, or changes of any nature in or to the Premises (individually and collectively, "Alterations") without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed more than ten (10) days after Landlord's receipt of Tenant's request for Landlord's consent. If written consent is obtained from Landlord, any construction undertaken by Tenant in or to the Premises shall comply with all the terms and provisions of Sections 7.9(b) and 7.9(c). Unless otherwise agreed to in writing by Landlord and Tenant before such Alterations are made, all Alterations made by Tenant shall become the property of Landlord and a part of the realty and shall be surrendered to Landlord upon the Expiration Date, Option Expiration Date or sooner termination of the Lease, or, at Landlord's election shall be removed before the last day of the Term after receiving ninety (90) days prior written notice from Landlord to Tenant or thirty (30) days after notice of Landlord's election is given to Tenant in the event of earlier termination of the Lease. All damage caused by such removal shall be repaired with all due diligence by Tenant at its sole cost and expense.

            (b) Tenant must utilize only bondable licensed contractors for any Alterations proposed to be made in or to the Premises. Tenant shall promptly provide Landlord with copies of bid solicitations and bids received for all such work.

            (c) Alterations whether installed by Tenant or Tenant's Representatives at any time prior to or during the Term shall be completed only in compliance with the following:

                (i) Except as to Alterations which are reasonably expected to cost less than Ten Thousand Dollars ($10,000.00), no work shall commence without
(A) Landlord's prior written approval or written waiver of right to approve Tenant's contractor, (B) certificates of insurance acceptable to Landlord from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor, for general liability and automobile liability with limits of not less than $500,000.00 combined single limit, builder's risk insurance for the value at risk, workers' compensation as required, endorsed to include Landlord as an additional insured, (C) Landlord's prior written approval of detailed plans and specifications for such work which approval may not be unreasonably withheld or delayed more than ten (10) days after Landlord's receipt of Tenant's request for approval, and (D) with respect to any after Landlord's receipt of Tenant's request for approval, and (D) with respect to any work estimated to cost more the $30,000.00, procurement by Tenant or its contractor, if required by Landlord, of both a performance and labor and materials payment bond (or a single bond including such coverage) guaranteeing lien-free completion of the work of improvements.

                (ii) Notwithstanding Section 7.9(c)(i), all work on any Alterations shall be performed in conformity with a valid permit and all other applicable permits or licenses when and where required by cognizant government authority or agency, copies of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly corrected at Tenant's sole cost and expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility thereof either to Tenant or to third parties.

                (iii) Notwithstanding Section 7.9(c)(i), all work or any Alterations shall be performed at such time and in such manner as Landlord may reasonably schedule or designate. Tenant shall pay to Landlord, subject to Tenant's prior written approval, any extraordinary costs incurred for monitoring any substantial changes to the Premises.

                (iv) Tenant shall reimburse Landlord subject to Tenant's prior written approval, for any extraordinary expense actually incurred by Landlord by reason of faulty work performed by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

                (v) Tenant or its contractors will in no event be allowed to install plumbing, mechanical equipment, electrical wiring or fixtures, acoustical or integrated ceilings, or partitions, unless such installation is consistent with plans and specifications previously approved in writing by Landlord.

                (vi) All data processing, photocopying, copying and other special electrical equipment shall have a separate duplex outlet and to the extent such equipment requires electrical power in excess of that allotted to the Premises, such equipment shall be installed only under the supervision of Landlord or its electrical contractor. Tenant assumes the risk of all damage, costs, and expense which is incurred by Landlord or other Premises tenants as the result of Tenant's installation of electrical equipment in the Premises without the supervision of Landlord or its electrical contractor. Tenant shall pay any additional costs on account of any increased support to the floor load necessary thereof or for any other equipment.

                (vii) Tenant or its contractors shall, before the commencement of any Alterations by Tenant in, on or around the Premises, give sufficient notice thereof to Landlord for Landlord's preparation, posting and recordation of any appropriate notices successor or similar provision of law. Within ten (10) days after substantial completion of any Alterations or repairs, Tenant or its contractor shall file for record in the Office of the County Recorder in and for the county in which the Premises is located, a notice of completion as permitted by law.

                (viii) All Alterations shall conform to the then applicable Building Standards. The Building Standards may be reasonably amended during the Term of the Lease.

        7.10 MECHANICS' LIEN: Tenant shall pay all costs for Alterations and other construction done or caused to be done by it on the Premises. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from such Alterations or other construction. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to one hundred fifty percent (150%) of the amount of the claim of lien. The bond shall meet the requirements of California Civil Code Section 3143, shall indemnify Landlord against liability for such claim of lien and shall hold the Project free from the effect of such claim of lien. In addition, Landlord may require Tenant to pay Landlord's reasonable and necessary attorneys' fees and costs in participating in such an action.

        7.11 INDEMNITY AND EXEMPTION OF LANDLORD FROM LIABILITY:

             (a) Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Representatives, Tenant shall indemnify, protect and defend Landlord against all claims arising from (i) the use of the Premises by Tenant, Tenant's Representatives and/or Tenant's Invitees, (ii) the conduct of Tenant's business, (iii) any activity, work or things done, permitted or suffered by Tenant or any of Tenant's Representatives in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or (v) any negligence of Tenant, Tenant's Representatives and/or Tenant's Invitees, and against all reasonable costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim and any action or proceeding brought on such claim. Notwithstanding any other provision of this Lease, Tenant shall not indemnify, protect or defend Landlord with respect to any past, present or future act or omission relating to the use, generation, storage, discharge or disposal of Hazardous Materials on or about the Project caused by any person other than Tenant, Tenant's Representatives or Tenant's Invitees. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall defend such action or proceeding at Tenant's sole cost by counsel reasonably satisfactory to Landlord. Tenant assumes all risk of damage to property and injury to persons in, upon or about the Premises arising from any cause, and Tenant waives all claims against Landlord in respect of such damage or injury, except to the extent caused by Landlord's or Landlord's Representative's sole and exclusive gross negligent acts or willful misconduct.

Representative's sole and exclusive gross negligent acts or willful misconduct. Tenant's obligations pursuant to this Section 7.11 shall survive the termination of this Lease.

             (b) Landlord shall not be liable for injury to Tenant's business or any loss of income from such business or for damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Representatives or Tenant's Invitees or any other persons in, upon or about the Premises, whether such damage, loss or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures; or from any other cause, whether such damage, loss or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage, loss or injury or the means of repairing such damages, loss or injury is inaccessible to Tenant.

        7.12 PREMISES CHANGES: This Lease shall not be affected or impaired by any physical change to any part of the Project or any sidewalks, streets or improvements nearby the Project, provided that access to the Premises, parking for the Premises and Tenant's use of the Premises are not adversely materially affected by such change and provided that such changes do not significantly and adversely affect the safety of the Project. This Lease shall not be affected or impaired by any change in the use of the Project, provided the Project is for general office use and for any other legally permitted use compatible with comparable office buildings in the Sorrento Mesa area of San Diego, California.

        7.13 SERVICES AND UTILITIES:

             (a) Heating, Ventilation, Air Conditioning System:

                 (i) Landlord has installed that portion of the water source heat pump system set forth in the first and second paragraphs of Weather Engineering letter to Roel Construction Company dated April 6, 1993 attached as Exhibit "F" ("Tri-Water System").

                 (ii) Landlord shall install as a component of the Work and as part of the Tenant Improvement Allowance all portions of the Tri-Water System within the Building which is set forth generally as items 1 through 9 in Exhibit "F".

                 (iii) Tenant shall pay Landlord the sum of Twenty-Five Dollars ($25.00) for each off-peak hour the Tri-Water System is in operation. Off-peak hours shall mean before 7 a.m. and after 7 p.m. Monday through Friday, before 9 a.m. and after 1 p.m. Saturday, all day Sunday and all day the following public holidays: New Year's Day, the observed Monday or Friday holiday if New Year's Day falls on a Sunday, Memorial Day (observed), Independence Day (observed), Labor Day, observed Monday or Friday holiday if Christmas Day falls on a Sunday, and New Year's Eve.

                 (iv) Upon Tenant's written request to Landlord, Landlord shall install as a component of the Work and as part of the Tenant Improvement Allowance a monitoring device to measure off-peak hours use of the Tri-Water System or a bypass system to allow Tenant to operate the Tri-Water System during off-peak hours to a portion of the Premises.

             (b) Landlord's Responsibility: Landlord shall provide to the Building telephone service and electrical service to the utilities equipment room in the Building. Landlord shall install water line(s) to the Building at Landlord's expense. Landlord shall furnish elevator service consisting of non-attended automatic elevators, lighting replacement for exterior standard lights, daily janitor services, and such other services and pursuant to the specifications set forth on attached Exhibit "F". If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the Tri-Water System for the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon written demand by Landlord.

             (c) Interruption of Services: In the event of any interruption of service required to be provided by Landlord hereunder, where such interruption is caused by the negligence or willful misconduct of Landlord, Tenant shall be entitled to abatement of Base Rent and Lease Expenses Difference in proportion to the reasonable denial of use caused by the interruption, beginning on the later of the third day after Tenant provides Landlord with notice of the interruption or the actual date when Tenant stops using all or any affected portion of the Premises because of the interruption, and continuing until the restoration of the interrupted service. Notwithstanding the foregoing, Tenant acknowledges that services to be supplied by Landlord hereunder may be temporarily interrupted because of accidents, repairs, alterations, improvements or other reasons beyond the reasonable control of Landlord. Except as set forth in the next sentence of this Section 7.13(c) no such interruption shall (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises; (ii) make Landlord liable to Tenant for damages; (iii) abate Basic Rent or Lease Expenses Difference or (iv) relieve Tenant from performing its obligations hereunder. Notwithstanding the preceding sentence, if any essential services (such as Tri-Water System, passenger elevators, electricity or water) supplied by Landlord are interrupted and the interruption does not result from the negligence or willful misconduct of Landlord or Landlord's Representatives, Tenant shall only be entitled to an abatement of Base Rent and Lease Expenses Difference beginning on the fourth consecutive business day of the interruption and continuing until the interrupted services are restored.

               (d) Tenant's Responsibility: Separate utility meters for electrical, gas and water service to the Premises and any monitoring devices required to measure off-hours use of the Tri-Water System shall be installed as part of the Work. Tenant shall be responsible for the payment for all electrical, gas and water service to the Premises and the Tri-Water System within the Premises during the Term.

               (e) Excessive Consumption: Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the premises at the Commencement Date, without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall not consume water in excess of that usually and reasonably furnished or supplied for the use of other tenants in the Project using their premises as general office space, including limited lunchroom facilities (as reasonably determined by Landlord), without first procuring the written consent of Landlord, which will not be unreasonably withheld provided that Tenant shall be responsible to pay for such excess use, and in the event of consent, Landlord may cause to be installed a water meter for the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay Landlord promptly upon demand for all such water consumed as shown by said meter, at the rates charged for such services by the local public utility company plus any additional reasonable and necessary expense incurred by Landlord in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company hired by Landlord at Tenant's expense,

        7.14 RULES: Tenant and Tenant's Representatives shall observe faithfully and comply strictly with the rules and regulations that are set forth in attached Exhibit "E" and such other rules as Landlord may from time to time reasonably adopt and disclose to Tenant for the Real Property and the Project ("Rules").

        7.15 MAINTENANCE OBLIGATIONS:

               (a) Tenant at its sole cost shall maintain (except to the extent janitorial services are supplied by Landlord as set forth in the janitorial specifications in Exhibit "I"), and repair, all in neat, clean and good condition, with allowances for reasonable wear and tear ("Good Condition"), all portions of the Premises, except those portions of the Premises to be maintained by Landlord as expressly described in Section 7.15(b). Tenant shall be liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant's Representatives. If Tenant fails to maintain the Premises as provided above, then after applicable periods of notice and periods to cure as set forth in Section 12.1(b), Landlord shall have the right but not the obligation to maintain the Premises and Tenant shall promptly reimburse Landlord for Landlord's actual cost of such maintenance.

               (b) Landlord shall maintain, repair, replace and repaint (i) the structural parts of the Building, which are limited to foundations, bearing and exterior walls

(excluding glass doors which are part of Tenant's Premises), subflooring, and roof and roof membrane; (ii) the unexposed electrical, plumbing, and mechanical systems which are not part of the Work; (iii) windows and window frames, gutters and downspouts on the Building; (iv) the Tri-Water System and any auxiliary system to the Tri-Water System, if any, for the Building; (v) that portion of the Building not included as part of the Premises; and (vi) the Common Area.

               (c) Landlord's failure to perform its obligations set forth in
Section 7.15(b) shall not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rent. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

        7.16 TENANT TO PAY PERSONAL PROPERTY TAXES: Tenant shall pay before delinquent all taxes, assessments, license fees, and other charges levied or assessed against, or based upon the value of Tenant's Personal Property ("Personal Property Taxes") that become payable during the Term. On written demand by Landlord, Tenant shall furnish Landlord with written satisfactory evidence of such payments. If any Personal Property Taxes are levied against Landlord or Landlord's property, or if the assessed value of the Project is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such Personal Property Taxes or any taxes based on the increased assessments caused by such Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of the Personal Property Taxes so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord shall have the right to pay such Personal Property Taxes or such proportion, and receive such reimbursement, regardless of the validity of the levy.

                                    SECTION 8
                                    INSURANCE

        8.1 TENANT'S INSURANCE:

               (a) Public Liability and Property Damage Insurance: Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease at all times until the end of the Term, comprehensive general liability insurance insuring against liability of Tenant, Tenant's Representatives, Landlord, and Landlord's Representatives, arising out of or in connection with Tenant's use or occupancy of the Premises or any part thereof, or the Project by Tenant or Tenant's Representative. Such insurance shall include contractual liability insurance coverage insuring Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of not less than $1,000,000 with a minimum general aggregate limit of $1,000,000.00. Such policies shall be written to apply to property damage, bodily injury, personal injury, premises medical payments, fire legal liability, general liability and other covered losses, however occasioned, occurring during the policy term, naming the Landlord and Landlord's lender as additional insureds, providing that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also
(i) delete any employee exclusion on personal injury coverage; (ii) include employees as insureds, (iii) include liquor liability and (iv) include employer's automobile non-ownership liability. All such insurance shall provide for severability of interests or contain a cross-liability endorsement and shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

               (b) Automobile Liability Insurance: Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease at all times until the end of the Term, if applicable, Comprehensive Automobile Liability insurance covering owned, non-owned and hired vehicles. Such coverage shall have a minimum combined single limit of liability of not less than $1,000,000.

               (c) Workers' Compensation Insurance: Tenant shall, if applicable, maintain Workers' Compensation insurance in accordance with California law, and employer's liability insurance with a limit of not less than $1,000,000. Workers' Compensation insurance shall be endorsed to waive the insurer's right of subrogation against Landlord.

               (d) Business Personal Property and Loss of Income Insurance:
Tenant shall, if applicable, maintain business personal property insurance to pay for damage to or destruction of the Tenant's property from damage to or destruction of the Premises. Such insurance shall insure against losses on an "all-risk" type policy to the extent of at least one hundred percent (100%) of the full replacement value of business personal property.

               (e) Maintaining Insurance: If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its option and in addition to Landlord's other remedies in the event of default by Tenant, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five (5) business days after Tenant receives a copy of the premium notice. If such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occurred during the Term and the number of days that occurred before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the State of California with a Best's rating of a least "A" and a Best's financial size category rating of at least "VIII", as set forth in the most current edition of Best's insurance reports or such higher rating as may be required by Landlord's lender, (ii) shall name the Additional Insureds as additional named insureds as required by the Lease, (iii) shall constitute "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, and (iv) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord and any lender. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with a renewal or binder of such policy. Tenant shall, upon request from Landlord, promptly deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. Any policy required to be maintained by Landlord or Tenant under this Lease may be maintained under a so-called "blanket policy" insuring other parties and/or other locations, so long as the amount of insurance and type of coverage required to be provided under this Lease is not thereby diminished, changed or adversely affected.

               (f) All insurance coverage, terms and conditions described in this Section 8.1 shall be evidenced by a Certificate of Insurance issued to Landlord. A copy of all insurance policies issued to Tenant during the Term shall be forwarded to Landlord within sixty (60) days after the Commencement Date.

               (g) If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section 8.1 is, in Landlord's reasonable judgment, materially less than that amount or type of insurance coverage typically carried by owners or tenants of properties located in San Diego, California, which are similar in size and used for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section 8.1.

        8.2 Landlord's Insurance: Landlord shall, at its expense, maintain in effect at all times during the Term: a policy or policies of "all risk" fire, general liability and extended coverage insurance, including at least six (6) months rental interruption insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, sprinkler leakage coverage, in each case to the extent of at least one hundred percent (100%) of the full replacement value of the Building and Adjacent Building and any future building on the Project. If Landlord fails during the Term to maintain any insurance required to be maintained by Landlord under this Lease, then Tenant may, at its election, arrange for any such insurance, and Tenant may require that Landlord reimburse Tenant for any premiums for any such insurance within five (5) days after Landlord or Tenant's receipt of the premium notice. Insurance required to be maintained by Landlord under this Lease (a) shall be issued as a primary policy by insurance companies authorized to do business in California with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "VIII," as set forth in the most current edition of "Best's Insurance Reports, or such higher rating as may be required by any lender, (b) shall name Tenant and any lender or other party as Tenant may elect as additional named insureds, (c) shall constitute "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, and (d) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Tenant and any lender. Landlord shall, at least thirty (30) days prior to the expiration of each such policy, furnish Tenant with a renewal or "binder" of such policy. Landlord shall, upon request from Tenant, promptly deliver to Tenant copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. The premiums, costs and expenses and deductibles of and/or with respect to any such insurance shall be included in the Building Operating Expenses. Landlord shall not increase the amount of insurance coverage beyond that which was in place during the Base Year, other than reasonable increases to reflect inflation or an increase in value of the insured property. Landlord shall not increase the types of insurance coverages beyond that which was in place during the Base Year unless commercially reasonable and in such event the Operating Expenses for the Base Year shall be increased by the insurance premium that would have been paid had the insurance been obtained by Landlord.

                                   SECTION 9
                                  DESTRUCTION

        9.1 RISK COVERED BY INSURANCE:

               (a) If during the Term the premises is totally or partially destroyed, rendering the Premises totally or partially inaccessible or unusable, Landlord shall, subject to Sections 9.1(b) and 9.1(c), restore the Premises to substantially the same condition as it was in immediately before the destruction. Such destruction shall not terminate this Lease except as provided in this Section. If, however, then-existing laws do not permit such restoration, Landlord or Tenant may terminate this Lease by giving written notice to the other party.

               (b) If Landlord determines that the cost of such restoration exceeds the amount of proceeds received by Landlord from any insurance maintained by Landlord, then Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days after such destruction or within sixty (60) days after Landlord's receipt of such proceeds, whichever is later. If Landlord gives such notice of termination, then this Lease shall terminate as of forty-five (45) days after Landlord's notice of termination, unless Tenant provides Landlord with written notice of its election to pay the amount by which the cost of such restoration exceeds the amount of proceeds received by Landlord ("Notice To Restore"), in which event this Lease shall remain in full force and effect. Tenant shall have thirty (30) days after Notice To Restore to pay the excess cost of restoration either to Landlord or to an escrow account to be used for restoration.

               (c) Within thirty (30) days after such destruction, Landlord shall notify

Tenant in writing whether or not, based on Landlord's determination, the Premises can be restored within six (6) months after the date of such destruction. If such restoration cannot be completed within such six (6) month period, either party may terminate this Lease by giving written notice to the other party within twenty (20) days after the date of Landlord's written notice. If Landlord determines that the Premises can be restored within such six (6) month period and neither party terminates this Lease pursuant to this Section 9, Landlord shall use its reasonable efforts to restore the Premises within such six (6) month period to substantially the same condition as it was in immediately before the destruction. Notwithstanding the foregoing, if due to any delay or fault on the part of Landlord the Premises are not in fact restored within seven (7) months from the date of destruction, then Tenant may terminate this Lease without further liability to Landlord by giving Landlord written notice of termination, such termination to be effective immediately upon the giving of such notice.

        9.2 ABATEMENT OR REDUCTION OF RENT: Except as otherwise provided herein, in case of any destruction to the Premises, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent and Lease Expenses Difference shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises prior to such destruction.

        9.3 LOSS DURING LAST PART OF TERM OR EXCEEDING TWENTY-FIVE PERCENT (25%) OF REPLACEMENT VALUE: Notwithstanding any other provision of this Lease, if any destruction to the Premises occurs during the last year of the Term, or if, at any time during the Term, there is any destruction to the Premises that exceeds twenty-five percent (25%) of the then replacement value of the Premises, Landlord or Tenant may terminate this Lease by giving written notice to the other not more than thirty (30) days after such destruction, in which case (a) neither Landlord nor Tenant shall have any obligation to restore the Premises,
(b) Landlord shall retain all insurance proceeds relating to such destruction except for insurance proceeds relating to the loss of or damage to Tenant's Personal Property or loss of business, and (c) this Lease shall terminate as of thirty (30) days after such notice of termination.

        9.4 LIMITATION ON LANDLORD'S RESTORATION OBLIGATION: If Landlord is required or elects to restore the Premises as provided in Section 9.1, Landlord shall not be required to restore any of Tenant's Alterations which were constructed without Landlord's written consent or any of Tenant's Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore.

                                   SECTION 10
                                  CONDEMNATION

        10.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

               (a) "Condemnation" shall mean the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor (as defined below) or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending;

               (b) "Date of Taking" shall mean the date the Condemnor has a right to possession of the property being condemned;

               (c) "Award" shall mean all compensation, sums or anything of value awarded, paid, or received on a total or partial Condemnation of the Project; and

               (d) "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

        10.2 GOVERNED BY LEASE: If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Project or any interest in this Lease by Condemnation, the rights and obligations of Landlord and Tenant shall be determined pursuant to this Section 10.

        10.3 TOTAL TAKING: If greater than fifty percent (50%) of the Premises are taken by Condemnation or more than thirty percent (30%) of the available parking area is taken by Condemnation, this Lease shall terminate on the Date of Taking.

        10.4 PARTIAL TAKING: if any portion, but not all, of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is, in Tenant's reasonable opinion, rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to so terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within sixty (60) days after the date that the nature and the extent of the taking have been finally determined ("Determination Date"), which notice shall set forth the date of termination. Such termination date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If Tenant does not so notify Landlord within sixty (60) days after the Determination Date, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent and Lease Expenses shall be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Taking.

        10.5 AWARD: The Award shall belong to and be paid to Landlord, Tenant shall have no right to any part of the Award, and Tenant assigns to Landlord all of Tenant's right, title and interest in and to any part of the Award, except that Tenant shall receive from the Award an amount equal to the value of Tenant's leasehold interest and any sum paid expressly to Tenant from the Condemnor for relocation, the cost of tenant improvements which were paid for by Tenant and not part of the Tenant Improvement Allowance, the value of Alterations and loss of goodwill.

        10.6 TEMPORARY TAKING: The taking of the Premises or any part of the Premises by military or other public authorities shall constitute a taking of the Premises by Condemnation only when the use and occupancy by the taking authority is continued for longer than one hundred eighty (180) consecutive days. During the one hundred eighty (180) day period, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent shall be abated or reduced during such period of taking by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Taking, and Landlord shall be entitled to any Award related to such taking.

        10.7 WAIVER OF STATUTE: Landlord and Tenant waive the provision of California Code of Civil Procedure Section 1265.130 allowing Landlord or Tenant to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

                                   SECTION 11
                            ASSIGNMENT AND SUBLETTING

        11.1 ASSIGNMENT:

               (a) If Tenant is not in default of the Lease, Tenant may assign any portion of Premises to any related entity, parent company, subsidiary or affiliate ("Affiliate") without Landlord's consent.

               () Except for an Affiliate, Tenant shall not assign, enter into a license or concession agreement for, hypothecate or otherwise divest itself of this Lease or any of its rights under this Lease or permit any third party or parties other than Tenant to occupy the Premises or any portion thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, but is subject to the terms and conditions contained in this Section 11.

               (c) For purposes of this Lease, each of the following events shall be deemed to constitute an assignment of this Lease:

                      (i) any assignment or transfer of this Lease, or any interest in this Lease, voluntarily, involuntarily, by operation of law or otherwise;

                      (ii) any mortgage, hypothecation, pledge, or collateral assignment of this Lease or any interest in this Lease;

                      (iii) any sale, transfer, grant of concessions or licenses, or other disposition of this Lease, any interest in this Lease or all or any portion of the Premises;

                      (iv) any assignment, transfer, disposition, sale, or acquisition of more than fifty percent (50%) of the shares of Tenant's voting stock by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions that results in a Change of Control (as hereinafter defined). For purposes of this Lease, a "Change of Control" shall mean a change in the identity of the person or persons exercising, or who may exercise, effective control of the management of Tenant's business, unless such change (a) does not materially impair Tenant's financial condition immediately after such change has occurred; or (b) the change results from either (i) a registered public offering of shares of Tenant's stock; (ii) the acquisition of Tenant by a company whose shares are publicly traded; (iii) the trading of shares of Tenant listed on a recognized national securities exchange or a nationally recognized automated quotation system (such as the NASDAQ quotation system); or (iv) the transfer of an equity interest in Tenant for purposes of estate or tax planning or by reason of a distribution of shares held by a partnership to its partners; and

                      (v) any issuance of voting stock of Tenant to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in Change of Control as defined above.

               (d) At least fifteen (15) days prior to entering into any assignment of this Lease of all or any portion of the Premises, Tenant shall submit to Landlord the form of such proposed assignment, and a written notice ("Tenant's Notice") setting forth in reasonable detail (i) the name and address of the proposed assignee, (ii) the terms and conditions of the proposed assignment, including without limitation the proposed effective date of the assignment, which shall be at least thirty (30) days after Tenant's notice is given, (iii) the nature and character of the business of the proposed assignee, and (iv) current banking, financial, and other credit information, including prior year's federal tax return, if available, (all of which information Landlord agrees to treat as strictly confidential and not disclose or disseminate to third parties) relating to the proposed assignee, in reasonably sufficient detail, to enable Landlord to determine the proposed assignee's financial responsibility.

               (e) Within twenty (20) days after Landlord's receipt of Tenant's Notice and the form of assignment, Landlord shall notify Tenant whether Landlord has consented to the proposed assignment. Any consent granted by Landlord in any instance shall not constitute a consent with respect to any other instance or request. If Landlord consents to any proposed assignment and Tenant fails to consummate such assignment within one hundred eighty (180) days after such consent, then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Section 11 before assigning this Lease or any portion of the Premises.

               (f) Landlord shall not have unreasonably withheld its consent with respect to any assignment if (i) Landlord shall not have received Tenant's Notice as provided above, (ii) the nature and character of the proposed assignee and the proposed use and occupancy of the Premises by the proposed assignee is not in keeping with the dignity and character of the Premises and the surrounding area, (iii) the proposed assignment will result in the diminution of the value or marketability of the Premises, or (iv) the proposed assignee's use of the Premises may reasonably conflict with other uses in the Premises. Tenant acknowledges that Tenant's Notice shall be ineffective if Tenant is in material default with respect to any provision under this Lease.

               (g) Notwithstanding any provision of this Lease to the contrary, a merger or consolidation of Tenant with or into another corporation (including a merger or consolidation that results in assignment or transfer of this Lease) will not require the consent of Landlord, provided that the financial condition of the surviving entity is equal to or greater than Tenant's financial condition immediately prior to the Change of Control.

        11.2 SUBLEASE:

               (a) If Tenant is not in default of the Lease, Tenant may sublet all or a portion of the Premises to an Affiliate without Landlord's consent.

               (b) If Tenant is not in default of the Lease, Tenant may sublease all or a portion of the Premises to anyone, upon Landlord's prior written consent, which consent shall not be unreasonably withheld.

               (c) Any sublease of all or a portion of the Premises shall be in accordance with the terms and conditions of this Section 11 and all other applicable terms and conditions of this Lease. Tenant's request to sublease all or a portion of the Premises to anyone other than an Affiliate shall be in the form of the Tenant's Notice as set forth in Section 11.1(d).

               (d) Any sublease of all or any portion of the Premises must contain the following provisions, which provisions, whether contained in such sublease nor not, shall apply to such sublessee:

                      (i) Such sublease shall be subject and subordinate to all of the provisions of this Lease (including all exhibits) and any subsequent amendments of this Lease;

                      (ii) At Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, the subtenant shall make full and complete attornment to Landlord for the balance of the term of such sublease, provided that Landlord agrees in writing not to disturb subtenant's right to occupy the subleased area as long as such sublessee is in compliance with its obligations under such sublease. The subtenant shall execute and deliver to Landlord an agreement of attornment reasonably satisfactory to Landlord within five (5) days after requested by Landlord; and

                      (iii) No sublessee shall be permitted to further sublet all or any portion of the subleased space without Landlord's prior written consent.

               (e) Tenant shall submit all subleases to Landlord prior to execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed more than seven (7) days after Landlord's receipt of any sublease.

        11.3 TENANT AND ASSIGNEE OR SUBLESSEE FULLY LIABLE: No assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease except as may be executed by Tenant and Landlord in writing. The assignee of any assignment of this Lease, and the sublessee of any sublease of all or any portion of the Premises, shall execute, acknowledge, and deliver to Landlord an agreement satisfactory to Landlord in which the assignee or sublessee assumes and agrees to be bound by all of the provisions of this Lease.

        11.4 ASSIGNMENT OF RENTS: Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any portion of the Premises, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease, except that, unless Tenant defaults under this Lease, Tenant shall have the sole right to collect such rent.

        11.5 EQUAL DIVISION OF SUBLEASE PREMIUM: Landlord and Tenant shall share equally any "Premium" (as defined below) arising from the sublease of any portion of the Premises to any entity which is not an Affiliate. For purposes of this paragraph "Premium" shall mean all sums received by Tenant under the sublease which exceed the Rent attributable to the subleased portion of the Premises, after deducting (a) all reasonable expenses of Tenant incurred in connection with such sublease amortized on a straight line basis over the initial term of the sublease, including without limitation legal costs, brokerage commissions, rent abatement and other concessions, lease takeover, subtenant improvement costs, the unamortized value of Tenant's leasehold improvements, downtime, and cash payments, (b) any utility costs paid by Tenant which is attributable to such subleased premises, and (c) any Additional Rent paid by

Tenant which is attributable to such subleased premises. The determination of Base Rent attributable to the subleased portion of the Premises shall be made on the basis of the ratio of the rentable square footage in the subleased portion to the Rentable Square Footage.

                                   SECTION 12
                              DEFAULT AND REMEDIES

        12.1 DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

               (a) the failure by Tenant to pay Rent as and when due, where such failure shall continue for a period of five (5) business days after written notice of such failure from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable statutes set forth in California Code of Civil Procedure, such Notice to Pay Rent or Quit shall also constitute the notice of such failure;

               (b) the failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in Section 12.1(a), where such failure shall continue for a period of thirty (30) days after written notice of such failure from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion within sixty (60) days after Landlord's written notice; or

               (c) the making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within sixty (60) days after its original filing); the institution of proceedings under bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within sixty
(60) days after such taking); or the attachment, execution of judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure).

        12.2 LANDLORD'S REMEDIES: Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

               (a) Continuation of Lease: No act by Landlord (including without limitation the acts set forth in this Section 12.2(a)) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect rent when due and enforce all the other provisions of this Lease, (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this lease, and (iv) have a receiver appointed to collect rent. Tenant shall immediately pay to Landlord all costs Landlord reasonably incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, advertising costs and expenses of remodeling the Premises of such reletting.

               (b) Rent from Reletting: If Landlord elects to relet all or any portion of the Premises as permitted by Section 12.2(a), rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness due from Tenant to Landlord (other than Base Rent), (ii) all costs reasonably incurred by Landlord in such reletting, including without limitation any brokers', finders', or leasing agents' commissions, charges or fees, and (iii) Base Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Base Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.

               (c) Termination of Tenant's Right to Possession: Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Base Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Base Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Base Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Sections 12.2(c)(i) and 12.2(c)(ii) is to be computed by allowing interest at a rate equal to ten percent (10%) per annum, but in no event greater than the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in Section 12.2(c)(iii) is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%), but in no event greater than the maximum rate permitted by applicable law.

               (d) Landlord's Right to Cure Default: Landlord, at any time after Tenant commits a default or breach under this Lease, may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed additional rent under this Lease.

        12.3 INTEREST AND LATE CHARGES: Rent not paid within five (5) days after its due date shall bear interest from the date due at a rate equal to ten percent (10%) per annum, but in no event greater than the maximum rate permitted by applicable law. Late payment by Tenant to Landlord of Rent will cause Landlord to incur cost not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any Mortgage covering the Premises. Therefore, if any Rent is not received by Landlord within five (5) business days after notice to Tenant of such overdue payment from Landlord to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge ("Late Charge"). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this
Section 12.3 is reasonable under the circumstances existing at the time this Lease is executed. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.

        12.4 QUARTERLY PAYMENTS: In the event that a Late Charge is payable under this Lease, whether or not collected, for three (3) consecutive installments of Rent or in the event Rent is paid more than thirty (30) days late twice due under this Lease during any twelve (12) month period, then Base Rent, and Monthly Payment, shall , at Landlord's election by written notice to Tenant, become due and payable quarterly in advance, rather than monthly, for a period of six (6) months. If a Late Charge is payable under the Lease, whether or not collected, for two (2) installments of Rent during the twelve (12) calendar months following such six (6) month period, then Base Rent and Monthly Payment shall automatically become due and payable quarterly in advance for a period of one (1) year, after which time Rent shall revert back to monthly payments. If any payment is not timely paid during such one year period, then Base Rent and Monthly Payment shall automatically become due and payable quarterly in advance for the remaining Term of the Lease. All monies paid to Landlord under this Section 12.4 may be commingled with other monies of Landlord and shall not bear interest.

        12.5 WAIVER: No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy of be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular rent payment accepted. Landlord's receipt and acceptance from Tenant, on any date ("Receipt

Date"), of an amount less than rent due on such Receipt Date, or to become due (pursuant to Section 4 or Section 6) at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (a) to pay the full amount of such rent due on such Receipt Date or (b) to pay when due the full amount of such rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date or Option Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default by Tenant must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

        12.6 NOTICE OF DEFAULT: Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord unless and until it has failed to perform such obligation within thirty (30) days after Landlord's receipt of written notice from Tenant specifying Landlord's failure to perform such obligation. However, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                   SECTION 13
             SUBORDINATION, ATTORNMENT, ESTOPPEL, AND NON-DISTURBANCE

        13.1 SUBORDINATION: This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, loan secured by a deed of trust, or other written security instrument or agreement affecting the Project that constitutes security for the payment of a debt or performance of an obligation (each, a "Mortgage"), and to all renewals, modifications, consolidations, replacements or extensions thereof, now or hereafter affecting the Premises. The provisions of this Section 13.1 shall be self-operative, and no further instrument of subordination shall be required. Within fifteen (15) days after written notice from Landlord, Tenant shall execute and deliver any instruments that Landlord and the holder of any Mortgage may reasonably request to evidence such subordination so long as the instruments do not modify this Lease, decrease or adversely affect Tenant's rights under this Lease, or increase Tenant's duties or obligations hereunder. If Tenant fails to execute and deliver any such instrument(s) within fifteen (15) days after such notice, Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord solely due to the use of the special power-of-attorney by Landlord.

        13.2 ATTORNMENT: If the holder of any Mortgage shall hereafter succeed to the Landlord under this Lease, Tenant shall attorn to and recognize such successor as the Landlord under this Lease, and shall promptly execute and deliver any instruments that may be necessary to evidence such attornment. If Tenant fails to execute and deliver any such instrument(s) within fifteen (15) days after written notice from Landlord, Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord or such successor solely due to the use of the special power-of-attorney by Landlord. Upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease.

        13.3 ESTOPPEL CERTIFICATES: Within fifteen (15) days after written notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate in the form of Exhibit "H" stating (i) that this Lease is unmodified and in effect, or in effect as amended, and stating all amendments; (ii) the amount of Base Rent; (iii) the date to which Base Rent has been paid in advance; (iv) the amount of any security deposit, prepaid rent or other payment constituting rent which has been paid; (v) whether or not Tenant or Landlord is in default under this Lease; and (vi) such other matters as Landlord shall reasonably request. Tenant's failure to deliver such estoppel certificate within such fifteen (15) day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, that this Lease is in effect and has not been amended except as may be represented by Landlord, no rent has been paid more than thirty (30) days in advance and neither Landlord nor Tenant is in default under this Lease. If Tenant fails to deliver such estoppel certificate within such fifteen (15) day period, then Tenant irrevocably appoints Landlord as its special attorney-in-fact to execute and deliver such certificate to any third party. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord by reason of the contents of the estoppel certificate signed pursuant to the special power-of-attorney by Landlord.

        13.4 NON-DISTURBANCE AGREEMENT: Landlord shall, within twenty (20) days after the date of this Lease, obtain from Paul Revere Insurance Company and each other holder of a Mortgage in existence at the time of execution of this Lease a duly executed non-disturbance agreement in the form of Exhibit "G". With respect to any Mortgages which are not in existence at the time of execution of this Lease, Landlord shall obtain a non-disturbance agreement in the form of Exhibit "G" duly executed in recordable form by any holders of any future Mortgage as a condition to this Lease being subordinate and junior to such future Mortgage and as a condition to the recordation of any such future Mortgage.

                                   SECTION 14
                      SURRENDER OF PREMISES, HOLDING OVER

        14.1 SURRENDER OF PREMISES: By the Expiration Date, Option Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises, including without limitation all Alterations, in Good Condition, reasonable wear and tear excepted (except for destruction to the Premises covered by Section 9) except for Alterations that Tenant is obligated to remove under Section 7.9; (ii) Tenant shall remove all its Personal Property and perform all repairs and restoration required by the removal of any Alterations or Personal Property at its sole cost; and (iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to exterior or interior office doors) and all permits, validations, keycards, passes, and similar items with respect to the Premises and parking lot. Landlord may elect to retain or dispose of in any manner any Alterations or Personal Property that Tenant does not remove from the Premises on the Expiration Date, Option Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Title to any such Alterations or Personal Property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Personal Property after the Expiration Date or earlier termination of this Lease. Tenant shall be liable to Landlord for Landlord's costs for storing, removing or disposing of any such Alterations or Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall indemnify and defend Landlord against all liability, loss and claims resulting from such failure including without limitation any claim for damages made by any other tenant or subtenant.

        14.2 HOLDING OVER: If Tenant, with Landlord's written consent, remains in possession of the Premises after the Expiration Date, Option Expiration Date other than pursuant to an extension of the Term of this Lease pursuant to
Section 3.2, or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, the first month's Base Rent shall be equal to the Base Rent in effect immediately prior to the Expiration Date, Option Expiration Date or earlier termination of this Lease as may be the case, and thereafter Tenant shall pay as Base Rent one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be. All provisions of this Lease except for those pertaining to the Term shall apply to such month-to-month tenancy.

                                   SECTION 15
                               DELAY IN OCCUPANCY

INTENTIONALLY OMITTED

                                   SECTION 16
                               GENERAL PROVISIONS

        16.1 BROKERS: Landlord retained CB Commercial Real Estate Group Inc. ("CB Commercial") as a leasing broker and shall be responsible for all commissions paid to CB Commercial regarding this Lease. Tenant retained Langdon Rieder Corporation ("LRC"), as exclusive agent for Tenant. Landlord shall pay to LRC a real estate brokerage commission ("Commission") of four percent (4%) of the Base Rent less cash contributions paid by Landlord to Tenant such as Moving Allowance and rent abatement for the first five (5) years of the Term and two percent (2%) of the Base Rent for the balance of the Term payable one-half (1/2) upon the complete execution of the Lease and one-half (1/2) upon the Commencement Date and upon the occupancy of the Premises by Tenant. Tenant represents that, except as set forth in this Section 16.1, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and that Tenant has not dealt with any real estate broker, agent, finder, or other person with respect to this Lease in any manner. Tenant shall indemnify and defend Landlord against all liability, costs, expenses and charges (including without limitation attorneys' fees and disbursements) arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person alleging to have acted on behalf of or to have dealt with Tenant, prior to the Commencement Date and during the Term except for claims made by CB Commercial or LRC pursuant to this Lease.

        16.2 NOTICES: Any notice, demand, request, consent, approval, or communication that either Landlord or Tenant desires or is required under this Lease to give to the other or any other person shall be in writing and either served personally or sent by certified prepaid, first class U.S. mail or by Federal Express mail or other overnight delivery service that provides written confirmation of delivery addressed to Tenant or to Landlord at the addresses set forth in Section 1.12.

Either Landlord or Tenant may change its address by notifying the other of the change of its address in writing pursuant to this Section 16.2. Notice, if mailed or sent as provided in this Section 16.2, shall be deemed given forty-eight (48) hours after the time of such mailing.

        16.3 QUITCLAIM DEED: Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

        16.4 SALE OR TRANSFER OF PREMISES: If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from liability under this Lease as to the portion of the Premises sold or transferred, except for the actions of Landlord or Landlord's Representatives occurring prior to the date of such consummation and this Lease shall remain in full force and effect. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the unused portion of the Security Deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the Security Deposit or prepaid rent.

        16.5 ATTORNEYS' FEES: If Landlord or Tenant becomes a party to any litigation concerning this Lease, the Premises, or the Project by reason of any act or omission of the other or its agents, employees, officers, independent contractors, licensees, invitees, visitors or customers, (and not by any act or omission of the one that becomes a party to that litigation or its agents, employees, officers, independent contractors, licensees, invitees, visitors or customers), the one that causes the other to become involved in such litigation shall be liable to the other for reasonable attorneys' fees, court costs, and other expenses incurred by it in such litigation. If Landlord or Tenant commences an action against the other arising out of or in connection with this Lease, the prevailing party (as determined by the court) shall be entitled to recover from the losing party reasonable attorneys' fees, court costs, and other expenses incurred by the prevailing party in such litigation.

        16.6 MERGER: A voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

        16.7 TIME OF ESSENCE: Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

        16.6 SUCCESSOR IN INTEREST: Subject to Section 11, this Lease shall be binding on and inure to the benefit of Landlord and Tenant and their successors in interest.

        16.9 EASEMENTS: Landlord may, from time to time, grant such easements, rights and dedications that Landlord deems reasonably necessary or desirable, and cause the recordation of parcel maps and restrictions, provided such easements, rights, dedications, maps and restrictions do not unreasonably interfere with, or adversely affect the use of, the Premises by Tenant. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord, and failure to do so shall constitute a material breach of this Lease. Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant should Tenant refuse or fail to do so.

        16.10 GOVERNING Law: This Lease shall be interpreted in accordance with the laws of the State of California.

        16.11 INTEGRATION: This Lease contains all the agreements between Landlord and Tenant relative to this Lease and cannot be amended or modified except by a written document executed by Landlord and Tenant. This Lease shall be deemed prepared by both parties, and the fact that one party actually drafted this Lease shall not affect the interpretation of any provision thereof.

        16.12 PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, to be performed or observed by Landlord and Tenant shall be deemed to be both covenants and conditions.

        16.13 PERSON AND GENDER: Whenever the singular number is used in this Lease, the same shall include, when appropriate, the plural; and each gender shall include, when appropriate, any other genders; and the word "person" shall include, in addition to a natural person, when appropriate, a corporation, firm, partnership, joint venture, trust, estate or other entity.

        16.14 SEVERABILITY: If any provision of this Lease is held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Lease shall be unaffected by such holding.

        16.15 LIMITATIONS ON LANDLORD'S LIABILITY: If Landlord is in default under this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of or any part of Landlord's right, title and interest in the Project, except for that portion of the judgment that specifically pertains to Landlord's (i) failure to timely pay taxes or insurance, (ii) failure to refund Tenant's security deposit, (iii) fraudulent, willful or intentional acts or misrepresentations, (iv) failure to apply insurance or condemnation proceeds as required by the Lease, and (v) failure to remit, to the persons entitled thereto, any funds paid by Tenant to Landlord for work or materials on the Premises. Except as specifically provided in this Section, neither Landlord nor the partners comprising Landlord (if any) shall be personally liable for any deficiency.

        16.16 HEADINGS AND EXHIBITS: The Section and subsection headings of this Lease shall have no effect on its interpretation. Any exhibits referred to in this Lease are incorporated in it by reference.

        16.17 PAYMENTS IN UNITED STATES CURRENCY: All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

        16.18 TENANT'S FINANCIAL STATEMENTS: Within fifteen (15) days of written notice from Landlord, Tenant agrees to deliver to Landlord or any lender or buyer designated by Landlord, at no cost to Tenant, such financial statements of Tenant that have most recently been prepared, as may be reasonably required by Landlord, any lender or buyer. Such financial statements shall include the past three (3) years' financial statements of Tenant if requested in writing by Landlord. Such financial statements shall be kept confidential and Landlord shall take all reasonable steps necessary to ensure such confidentiality.

        16.19 NO OPTION: The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained in this Lease or reservation of the Premises in favor of Tenant, it being intended that this Lease shall only become effective upon the execution of the Lease by Landlord and Tenant and delivery of a fully executed Lease to both parties.

        16.20 RECORDATION OF LEASE: Either Landlord or Tenant may, at its election, record a Memorandum of Lease and each party shall cooperate with the other in connection therewith.

        16.21 NO VIOLATION OF OTHER AGREEMENTS: Tenant hereby warrants and represents that neither its execution of or performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound and, in addition to all other indemnity granted to Tenant in this Lease, Tenant agrees to indemnify Landlord against any loss, cost, damage or liability arising out of Tenant's breach of this Section 16.21.

        16.22 PROJECT NAME CHANGE: Landlord reserves the right to change the name of the Project from time to time during the Term.

        16.23 USE OF PROJECT NAME: Tenant shall not be allowed to use the name, picture or representation of the Project or words to that effect, in connection with any business carried on in the Premises or otherwise (except at Tenant's address) without the prior written consent of Landlord.

        16.24 RESERVED AREA: Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceilings of the Premises and the slab of the floor of the Premises have not been demised by this Lease and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, over or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Premises, are hereby excepted and reserved unto Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's right of approval pursuant to Section 7.9 above, to make such Alterations as Tenant deems necessary or desirable to such areas above the finished ceilings and below the slab floor of the Premises.

                                   SECTION 17
                               SPECIAL PROVISIONS

        17.1 MOVING ALLOWANCE: Landlord shall pay to Tenant upon the Commencement Date and the occupation of the Premises by Tenant a moving allowance of Twenty-Five Thousand Two Hundred Fifty-Nine and no/100ths Dollars ($25,259.00) ($1.00 multiplied by Rentable Square Footage of 25,259 rentable square feet) for Tenant's moving costs ("Moving Allowance"), regardless of Tenant's actual moving costs.

        17.2 WARRANTY OF LANDLORD: Landlord warrants that the roof, foundation, bearing and exterior walls, floor, subfloor and existing Tri-Water System, windows and seals, electrical and plumbing systems and equipment in the Building existing at the date of this Lease are in good condition as of the Commencement Date.

        17.3 RIGHT OF FIRST REFUSAL FOR EXPANSION SPACE:

                (a) During the first eighteen (18) months of the Term of the Lease, Tenant shall have a right of first refusal on unleased space on the third
(3rd) floor of the Building. "Right of First Refusal" shall mean Landlord shall notify Tenant in writing of the rent and other terms and conditions of a lease prior to leasing space on the third floor to another tenant ("Notice of Space"). Tenant shall have five (5) business days after receipt of the Notice of Space to agree to lease the space pursuant to the terms and conditions set forth in the Notice of Space.

                (b) During months 19-36 of the Term of the Lease, Tenant shall have a five (5) business day right of first negotiation to lease all remaining space on the third floor of the Building. The terms and conditions for Tenant to lease such space shall be negotiated between Landlord and Tenant upon Tenant's written notice of interest in negotiating a lease for space.

                (c) In the event Tenant does not expand as set forth in subparagraphs (a) or (b) above, and such space is subsequently leased to a third party tenant, upon the third party's vacation of the space, Tenant shall then be entitled to a right of first negotiation when said space becomes vacant under the same terms and conditions outlined above in subparagraph (b).

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

Landlord: PACCOR PARTNERS, a California general partnership

               By: PacCor Management Company
                   Its general partner

                    BY:  [SIGNATURE ILLEGIBLE]
                         ----------------------------------
                         Its  Vice President
                              -----------------------------

Tenant:             HNC, INC., a California corporation


                    BY:  [SIGNATURE ILLEGIBLE]
                         ----------------------------------
                         Its  President
                              -----------------------------

                                   Exhibit "C"

                                   WORK LETTER

This Work Letter is an exhibit to the Lease between PacCor Partners, a California general partnership ("Landlord") and HNC, Inc., a California corporation ("Tenant") dated ___________________________, with regard to the following:

1. CONDITION OF PREMISES AND BUILDING DELIVERED BY LANDLORD.

        1.1 Premises Shell and Stub-in. Landlord shall provide, at its expense and not as a charge against the Tenant Improvement Allowance, a finished shell for the Premises and Building, which shall include: (a) smooth concrete floors;
(b) unfinished ceilings in the Premises; (c) finished core area, including elevator(s), toilet room(s), electrical room, telephone room(s), janitorial closet(s) and exit stair(s); (d) dry wall (taped and/or finished, but not painted) around surfaces of core walls; (e) existing heating, ventilating and air conditioning service as set forth in Exhibit "F" to the Lease; (f) existing sprinkler service within the Building (not including main loops and branch distribution); (g) main electrical panel; (h) exercise room including existing exercise equipment, and (i) life safety systems as required by the applicable San Diego City Municipal Code for a building shell.

        1.2 Building Standards. All improvements in the Building shall be in accordance with Building/Tenant Improvement Standards for Pacific Corporate Park ("Building Standards") attached as Exhibit D of the Lease. If provisions of this Work Letter conflict with provisions of the Building Standards, the provisions of the Work Letter shall prevail.

        1.3 Building Plans. Landlord has delivered to Tenant its best available shell building plans and information ("Building Plans").

        1.4 The Work. The installation and construction of the Tenant improvements by Landlord in accordance with the permitted and approved Construction Documents (defined in paragraph 2.4) and Change Orders (defined in paragraph 9) shall constitute the work ("Work").

2. PLANS AND DOCUMENTS.

        2.1 Preliminary Space Plan. Tenant's Representative shall provide to Landlord a preliminary schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the best available Building Plans supplied by Landlord ("Preliminary Space Plan"), in accordance with the schedule set forth in paragraph 6 of this Work Letter ("Schedule") for information only.

        2.2 Final Space Plan. Tenant's Representative shall furnish to Landlord a final schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the Building Plans ("Final Space Plan"), in accordance with the Schedule. Landlord shall review and approve the Final Space Plan with reasonable written conditions, if any, in accordance with the Schedule.

        2.3 Construction Documents. Tenant shall cause to be prepared all documents required to obtain a building permit from the City of San Diego for the Work, including any corrections or changes requested by the City of San Diego ("Construction Documents") in accordance with the Schedule. The Construction Documents shall be consistent with the Final Space Plan, design plans, if any, and the Building Standards. Tenant shall submit Construction Documents including the list of bid alternates, if any, to Landlord in accordance with the Schedule. The Landlord shall review and approve with reasonable conditions, if any, in accordance with the Schedule. Tenant shall reasonably comply with

Landlord's conditions, if any, by modifying the Construction Documents prior to the issuance of building permits.

        2.4 Design/Engineering Fees. Fees paid to BSHA Architects & Interior Design for preparation of the Preliminary Space Plan, the Final Space Plan, working drawings, and services for processing and obtaining building permits and Change Orders, and other services related to the Work not to exceed Forty Five Thousand Eight Hundred Seventy-Two Dollars ($45,872.00) ($2.00 times Usable Square Footage of 22,936 usable square feet) shall be part of the Tenant Improvement Allowance. All above mentioned fees exceeding $45,872.00 shall be paid by Tenant and not a part of the Tenant Improvement Allowance.

        2.5 Landlord's Review of Plans and Documents. Landlord's review of plans during design and construction of Work is selective for the benefit of Landlord only. A Building Standard, provision in the Amended Planned Industrial Development Permit No. 85-0830 ("PID") or other similar document may only be amended, modified or waived as specifically set forth in writing by Landlord. Any provision of a PID and/or governmental requirement that is amended, modified or waived must be specifically approved by the appropriate government entity prior to final approval by the Landlord.

3. COST ESTIMATES.

        3.1 Preliminary Cost Estimates. Landlord shall obtain preliminary cost estimates and deliver to Tenant for approval with conditions, if any, in accordance with the Schedule.

        3.2 Final Cost Estimates. Landlord shall deliver to tenant Final Cost Estimates in accordance with the Schedule.

        3.3 Contractors. Roel Construction shall be the general contractor ("Roel").

4. Building Permit. Tenant or Tenant's Representative shall submit to the City of San Diego all Construction Documents required to obtain building permits in accordance with the Schedule. The building permits shall be issued to the Landlord and all fees shall be paid by the Landlord as part of the Tenant improvement Allowance. Furthermore, Tenant, Tenant's Representative and Roel shall conduct all processing and coordination with the City of San Diego required for the issuance of building permits for the Work.

5. CONSTRUCTION CONTRACTS.

        5.1 Tenant or Tenant's Representative shall prepare a bid package for distribution to the subcontractor(s) and submit to Landlord for review. Landlord shall approve the bid package with reasonable conditions, if any, in accordance with the Schedule.

        5.2 Landlord shall prepare a contract for the Work with Roel and submit to Tenant for review in accordance with the Schedule. Tenant shall approve the contract with conditions, if any, in accordance with the Schedule.

        5.3 Landlord shall execute a construction contract ("Construction Contract") with Roel. Landlord shall deliver to Tenant a copy of the Construction Contract in accordance with the Schedule.

6. SCHEDULE. Tenant and Landlord shall comply with the following Schedule.

                                    SCHEDULE

                            ACTION                                      RESPONSIBILITY          DUE DATE
                            ------                                      --------------          --------
a)   Deliver to Tenant best available shell building plans &               Landlord            Completed
     information

b)   Deliver to Landlord for approval Preliminary Space Plan               Tenant              Completed

c)   Deliver to Tenant written notice approving Preliminary Space          Landlord            Completed
      Plan or disapproving with detailed written comments

d)   Deliver to Tenant preliminary cost estimate                           Landlord            Completed

e)   Deliver to Landlord written approval of preliminary cost              Tenant
     estimate with conditions, if any

f)   Select general contractor                                             Landlord/Tenant     Completed

g)   Deliver to Landlord for approval Final Space Plan                     Tenant              11/23/93

h)   Deliver to Tenant written notice approving Final Space Plan           Landlord            11/24/93
     with conditions, if any

i)   Deliver to Landlord Construction Documents                            Tenant              12/1/93

j)   Deliver to Tenant written approval of Construction                    Landlord            12/8/93
      Documents with conditions, if any

k)   Submit Construction Documents to City of San Diego for                Tenant              12/1/93
     permits

l)   Prepare bid package and deliver to Landlord for approval              Tenant              12/1/93

m)   Deliver to Roel bid package as approved by Landlord                   Landlord            12/8/93

n)   Deliver to Tenant Construction Contact, bids and                      Landlord            12/15/93
     recommended subcontractors in each line item of budget

o)   Deliver to Landlord written approval with conditions, if any, of      Tenant              12/20/93
     Construction Contract and bids in each line item of budget.

p)   Execute Construction Contract. Deliver to Tenant copies of            Landlord            12/23/93
     executed Construction Contract, final budget and
     construction schedule

q)   Process and obtain City building permits                              Tenant              12/23/93

r)   Commence construction of Work                                         Landlord            1/3/94

s)   Substantial Completion of Work                                        Landlord            3/15/94

NOTE: The documents in the Schedule are deemed delivered when received in good condition by the following which may be changed upon written notice:

To Tenant:                           HNC, Inc.
                                     5501 Oberlin Drive
                                     San Diego, California 92121
                                     Attn: Hugh D. Gerfin

To Tenant's Representative:          Ms. Beverly Thompson
(Interior Designer)                  BSHA Architects & Interior Design
                                     919 4th Avenue
                                     San Diego, California 92101

To Landlord                          PacCor Partners
                                     11939 Rancho Bernardo Road, Suite 200
                                     San Diego, California 92128
                                     Attn: Robert C. Henkel

To Landlord's Representative:        Mr. Gary Carter
                                     PacCor Management Company
                                     11939 Rancho Bernardo Road, Suite 200
                                     San Diego, California 92128

7. Administration of Construction. Landlord shall administer the construction of the Work in accordance with the Work Letter, the Construction Contract and the Lease.

        Landlord shall notify Tenant of all regularly scheduled construction meetings during the course of construction of the Work. Tenant shall have the right but not the obligation to attend all construction meetings.

8. PAYMENT OF TENANT IMPROVEMENT ALLOWANCE. Landlord shall make monthly progress payments to Roel of the Tenant Improvement Allowance pursuant to the following conditions and computations:

        8.1 Landlord shall deliver to Tenant copies of Roel's approved monthly payment request ("Payment Request").

        8.2 At such time as Landlord has expended the Tenant Improvement Allowance, Tenant shall reimburse Landlord for the entire remaining balance of the cost of the Work or the amount due under the Construction Contract, whichever is greater. After the Tenant Improvement Allowance has been expended, Tenant shall reimburse Landlord the amount of the Payment Request within fourteen (14) days of receipt of the Payment Request by Tenant.

9. CHANGE ORDERS.

        9.1 Any deviation from the Construction Contract during the construction of the Work shall be via a change order from Landlord to Roel except for minor changes that are made by Roel which are within normal construction practices in the San Diego Area ("Change Order").

        9.2 Either Tenant or Landlord may prepare and submit a Change Order to the other party for approval. The Change Order shall include the change in the contract price and the number of days of delay, if any, in Substantial Completion.

        9.3 Within two (2) business days after receipt of a Change Order, a party shall give the other party notice of its approval or disapproval including the reason for disapproval. Tenant and Landlord agree to meet and confer within three (3) business days after receipt of the Change Order regarding any Change Order not approved. Tenant shall reimburse Landlord for outside consultants' fees for the review of a Change Order if (i) Landlord does not reasonably have the expertise among its employees to properly review a specific Change Order, and (ii) Tenant consents to the retaining of an outside consultant.

        9.4 Landlord and Tenant agree not to unreasonably disapprove a Change Order. Both parties agree to use reasonable effort to process a Change Order expeditiously. When a Change Order has been signed by Landlord, Roel and Tenant, the contents thereof shall be binding on all parties.

10. SPECIFIC LANDLORD CONCERNS RE CONSTRUCTION DOCUMENTS AND CHANGE ORDERS.

        10.1 Landlord has identified below certain areas of intense concern which are most likely to generate condition(s) to approval by Landlord during Landlord's review of plans, drawings, specifications and a Change Order, and therefore may result in a disapproval or the necessity to retain outside consultants.

                10.1.1 Any aspects of the Work that may endanger the structural integrity of the Premises, the Building and/or the Project;

                10.1.2 Any aspects of the Work altering the Project utility services or utilities serving Landlord's other tenants;

                10.1.3 Any aspect of the Work which is a material deviation from the Building Standards;

                10.1.4 Any aspects of the Work which violate the conditions of the PID, any State or municipal code or public agency ordinance, or regulation and the applicable Declaration of Conditions, Covenants & Restrictions ("CC&R's).

                10.1.5 Any aspects of the Work to the Premises which will be visually unattractive from the exterior of the Premises.

                10.1.6 Penetration or modification of the Building roof or shell.

                10.1.7 Reduction in the number of parking stalls in the Project.

                10.1.8 Increase in rentable areas which may cause a reduction in buildable area available to Landlord with respect to future expansion of the Project.

11. TENANT'S VISIT TO PREMISES.

        11.1 Upon execution of the Lease, Tenant shall have access to the Premises for the purpose of planning and design seven (7) days a week, twenty-four (24) hours a day, subject to all applicable codes, ordinances, law and governmental restrictions, except that Tenant shall not interrupt or interfere with the activities of Landlord or other tenants of the Project.

        11.2 Tenant hereby indemnifies and agrees to hold Landlord, Landlord's Representatives and the Project free and harmless of any and all costs, claims, damages, liens, losses and expenses of any kind or nature, arising out of or resulting from such entry and/or activity upon the Project, Building or Premises by Tenant and Tenant's Representatives, except to the extent caused by Landlord's negligence or intentional misconduct.

        11.3 All of Tenant's personal property brought upon or installed in the Premises before the delivery of possession shall be at Tenant's risk, and neither Landlord nor Landlord's Representatives shall be responsible for any damage, losses or destruction thereof, except for Landlord's willful misconduct. All Tenant's installations shall conform with all applicable governmental regulations and codes.

12. BONDS/GUARANTEE. Landlord may at its election require the contractors to provide for the benefit of Landlord from a company acceptable to Landlord a performance and completion bond to assure the completion of the Work and the payment of all labor and material costs.

13. INSURANCE. Landlord shall require contractors to maintain adequate insurance as a cost of Tenant Improvement Allowance.

14. LANDLORD'S FEE. No fee, charge, out-of-pocket costs, general conditions, overhead or profit shall be chargeable by Landlord to Tenant in connection with Landlord's supervision of Work, except as provided in Paragraph 9.3 above.

15. ARBITRATION OF DISPUTES. If either party disapproves any designs, plans and specifications submitted by the other party pursuant to this Work Letter, the disapproving party shall as soon thereafter as reasonably possible, submit for the issuing party's approval revised designs, plans and specifications. Within three (3) business days after receipt of such revised designs, plans and specifications, the issuing party shall notify the disapproving party of approval or disapproval of such revisions. If the issuing party disapproves such revised designs, plans and specifications, then the disapproving party may, at its election, notify the issuing party in writing of the submission of the dispute to arbitration pursuant to this paragraph. Such arbitration shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

16. DEFINED TERMS. All defined terms (capitalized words) shall have same meaning as in the Lease. "Business days" shall mean Monday through Friday, excluding all federal and state holidays.

ACCEPTED AND APPROVED:

PACCOR PARTNERS

By:  PACCOR MANAGEMENT COMPANY
     A general partner

     By:
        ----------------------------------------
          Its:
              ----------------------------------
HNC, INC., a California corporation

     By:
        ----------------------------------------
          Its:
              ----------------------------------

                      BUILDING/TENANT IMPROVEMENT STANDARDS
                                       FOR
                             PACIFIC CORPORATE PARK

These Building/Tenant Improvement Standards consists of the following Sections:

I.        GENERAL
II.       LANDLORD'S RESPONSIBILITIES
III.      TENANT'S RESPONSIBILITIES
IV.       IMPROVEMENTS PROVIDED BY LANDLORD
V.        IMPROVEMENTS PROVIDED BY TENANT
VI.       DESIGN CRITERIA
          A.   Architectural Criteria
          B.   Interior Improvement Criteria
          C.   Signage Criteria
          D.   Electrical Criteria
          E.   Plumbing Criteria
          F.   Mechanical Criteria
          G.   Sprinkler Criteria
VII.      CONSTRUCTION REGULATIONS
VIII.     TENANT'S CONSTRUCTION DOCUMENT SUBMITTAL
IX.       TENANT IMPROVEMENT STANDARD SPECIFICATIONS



                                   EXHIBIT D

All defined terms in this Exhibit D shall have the same meaning as in the Lease.

I.      GENERAL

        A. Pacific Corporate Park is designed to be a highly successful office building center. It is expected that tenant improvements and signage may represent a variety of design styles. PacCor Partners ("Landlord") intends to provide Tenant with reasonable latitude with this aspect of design. At the same time, Landlord will discourage tenant improvements and signage design that would conflict significantly with the general design of the buildings. These matters are more fully addressed in section VI of these Building/Tenant Improvement Standards For Pacific Corporate Park ("Building Standards").

                In providing the Building Standards, it is Landlord's intent to simplify the effort of Tenant in securing Landlord's approval of tenant improvements and/or alterations to be constructed by Tenant through a clear understanding of the responsibility of each party. The Building Standards are intended to aid Tenant in designing its improvements in a timely manner, with the least disruption to other tenants, Landlord, and Landlord's contractors and agents.

                In the event of any conflict between the Building Standards, the Office Lease (the "Lease"), and the Work Letter, the provisions of the Lease and Work Letter will govern.

II.     LANDLORD'S RESPONSIBILITIES

                Landlord accepts the responsibility of providing assistance to Tenant, Tenant's architects, engineers and other consultants, and to Tenant's contractors, subcontractors and suppliers (collectively "Tenant's Contractors") to complete their work in the shortest time. To this end, Landlord may stringently enforce the provisions of the Building Standards and any other reasonable rules of conduct for design and construction.

        B.      Other responsibilities of Landlord are as follows:

                1. Make available to Tenant and Tenant's Representatives a person designated by the Landlord to be responsible for providing information, review of Tenant's drawings, to have final approval authority for all submittals, and to resolve disputes between tenants.

                2. Meet with Tenant and Tenant's Representatives in a preliminary meeting to clarify details of Tenant's tenant improvement process.

                3. Provide Tenant and Tenant's Representatives with copies of Landlord's construction documentation reasonably required by Tenant to design Tenant's tenant improvements.

                4. Define the improvements in the Premises provided by Landlord.

                5.      When necessary, refer Tenant and Tenant's
                        Representatives to Landlord's engineering and design agents.

                6. Review Tenant's submittals in accordance with the time periods set forth herein and specify any elements which are disapproved.

                7. Use Landlord's best effort to ensure that Tenant's Work is not unreasonably affected by the work of other tenants or their agents.

III.    TENANT'S RESPONSIBILITIES

        A. "Tenant's Work" shall include all work in the Premises other than improvements provided by Landlord described in Section IV hereof.

        B. Tenant shall review Landlord's construction documentation, inspect the Premises, and promptly indicate any deficiencies of work to be completed by Landlord.

        C. Tenant and Tenant's Representatives are responsible for requesting additional documentation or clarifications from Landlord if they feel that construction documentation provided by Landlord is inadequate or incomplete.

        D. Tenant shall be thoroughly familiar with all aspects of the Lease applicable to Tenant's Work and the contents of these Building Standards.

        E. Tenant shall be aware of the improvements provided by Landlord ("Landlord's Work").

        F. Tenant shall select qualified and professional persons to act as design consultants and as Tenant's Contractors.

        G. Tenant shall ensure that Tenant's design consultants and Tenant's Contractors are familiar with and comply with the contents of these Building Standards, applicable provisions of the Lease, and all City, County, State, and other governmental ordinances, rule, regulations, and codes pertaining to Tenant's work.

        H. Tenant shall insure that the contractors engaged by Tenant to perform Tenant's Work shall be bondable and licensed in the State of California. The selection of such firm(s) are in the discretion of Tenant, subject to the reasonable approval of Landlord. By approving Tenant's Contractors, Landlord assumes no liability for the work completed by, or other obligations of, Tenant's Contractors.

        I. Tenant shall ensure the cooperation of Tenant's Representatives with Landlord and Landlord's agents and other Tenants and their agents while at Pacific Corporate Park.

        J. Tenant shall ensure that all submittals and resubmittals of Tenant's plans and specifications are made properly and in accordance with the timetables set forth in Section VIII of these Building Standards. After Landlord's approval of Tenant's plans and specifications, such drawings shall become "Construction Documents".

        K. Tenant shall ensure that Construction Documents are in a condition that reasonably illustrate the design intent to construct and maintain the Premises. Tenant shall, upon request, provide Landlord with a color board of finishes set forth in the Construction Documents.

        L. Tenant shall obtain and transmit to Landlord prior to commencement of Tenant's Work copies of all permits with respect to Tenant's Work required by the City, County of San Diego, and/or any utility service.

        M. If required by Landlord in its sole discretion, Tenant or Tenant's Contractors shall furnish a bond or other security in form satisfactory to Landlord covering the prompt and faithful performance of Tenant's Work in an amount equal to one hundred twenty-five percent (125%) of the cost thereof.

        N. Tenant shall not allow the Premises to be occupied until Tenant's sprinkler system has been inspected, approved and put into operation, and Tenant has received a Certificate of Occupancy from the Building Department of the City of San Diego. Tenant shall deliver to Landlord the Original Certificate of Occupancy immediately upon receipt from the City of San Diego.

        O. Tenant and Tenant's Contractors shall be responsible for the security of the Premises during the period of construction, including re-keying, if required, of Tenant's doors after completion of construction. Landlord shall have no liability for any loss or damage, including theft of building materials, equipment or supplies.

        P. Tenant shall, within ten (10) working days after the completion of Tenant's Work, execute and file of record, or cause to be filed of record, a notice of completion with respect thereto in a form complying with the applicable provisions of the California Civil Code specifying the names of Tenant's Contractors and the location of the work done. Tenant shall furnish to Landlord a conformed copy thereof after recordation.

        Q. Tenant shall ensure that Tenant's Contractors exercise caution in matters relating to public safety and to prevent damage to the Common Areas and other leased areas. Tenant shall be responsible for any damage or liability occurring by reason of the acts or omissions of Tenant's Contractors.

        R. Tenant shall require that Tenant's Contractors and other Representatives cause all supplies, materials, equipment, or trash being delivered to or removed from the Premises across the Common Areas or within the elevators, which requires the use of dollies or hand trucks, to be transported on dollies or hand trucks with soft rubber tires.

IV.     IMPROVEMENTS PROVIDED BY TENANT

        A. The following is a complete description of Landlord's Work, which shall be performed at Landlord's expense. Landlord's Work shall be completed in accordance with Landlord's plans. Where two (2) or more types of materials or structures are indicated, the option of selection shall be with Landlord. Landlord shall at all times have the option, in its sole discretion, of replacing or changing materials or structures with comparable or like quality or kind without prior notice to Tenant. Landlord's Work shall be designed by Landlord's designers and consultants and shall include the installation of the following:

                1. A structural floor designed to support a live load as set forth in the Lease and Work Letter. No load shall be imposed by the Tenant upon the Premises in excess of this limit.

                2. Columns on the interior or on the periphery of the Premises are not necessarily encased.

                3. Unfinished overhead consisting of structural, mechanical, plumbing and electrical elements as shown on Landlord's plans, subject to any field modifications reasonably authorized by Landlord.

                4. Fire rated corridors and stairwells where required in Common Areas, but not including any areas within Tenant's Premises.

                5. Walls along the exterior of the Building consisting of glazing and finished exterior materials, but with unfinished studs or appropriate channels on the interior.

                6. Acoustical and thermal insulation as provided on Landlord's plans.

                7. Other improvements as and to the extent described in the Design Criteria set forth in Section VI hereof as follows:

                        Electrical      Paragraph D
                        Plumbing        Paragraph E
                        Mechanical      Paragraph F
                        Sprinklers      Paragraph G

                8. Tenant agrees that Tenant's acceptance of the Premises after completion of Landlord's Work shall constitute Tenant's approval of same, except for any deficiencies which Tenant has advised Landlord in writing within ten
                        (10) business days of the time when Tenant accepts the Premises. Except as described in such notice, Tenant hereby waives any right to claim or bring an action of any kind, direct or indirect, latent or patent, against Landlord arising out of the condition of the Premises, appurtenances thereto, the improvements therein or the equipment therein, and Landlord shall have no liability therefor. Notwithstanding the foregoing, Landlord shall warrant the Premises against defects in workmanship in connection with Landlord's Work for a period of one (1) year from the date of completion thereof. Tenant shall not refuse to accept delivery of the Premises as a result of a "punchlist," unless any such defect unreasonably precludes Tenant's Contractors from proceeding with Tenant's Work.

                9. The work to be done by Landlord in satisfying its obligation to construct the Premises shall be limited only to those improvements described in this Section IV hereof unless agreed by Landlord in writing.

V.      IMPROVEMENTS PROVIDED BY LANDLORD

        A. All items of construction other than described in Section IV shall be performed diligently by Tenant, at Tenant's expense, in a workmanlike manner and in accordance with Tenant's Construction Documents. Tenant's Work will include, but not be limited to, the installation and performance of the following:

                1. Any modifications, approved in writing by Landlord, to the interior of the Premises as shown on Landlord's plans.

                2. Drywall and taping of the interior side of walls demising the Premises and the interior side of exterior walls of the Premises.

                3.      Partitions and walls within the Premises.

                4.      All ceilings.

                5.      All interior painting, wallpaper and other finishes.

                6. All floor coverings and floor finishes, preparations of surfaces to receive same, special reinforcing and floating of any irregularities or depressions in the concrete floor.

                7.      Office fixtures and furnishings.

                8. Stairways and elevators within the Premises, dumb waiters, chutes, conveyers, pneumatic tubes and their shafts, doors, and other components, including required electrical hookups for such equipment and the cost of any engineering and structural changes resulting from penetrations of the slab.

                9. Signs and related attachments. The method of attachment including structural calculations, if required, shall be provided to Landlord prior to construction of any such appendages.

                10. Electrical work and equipment, including wiring from the meter room to the Premises in conduit provided by Tenant, required transformers, and lighting and time clocks. Electrical requirements are more particularly described in Section VI.


                11. Telephone service and equipment, telephone conduit, cabinets, and outlets within the Premises, including wiring conduit from the terminal board provided by Landlord to the Premises.

                12. Internal communications, security, fire and smoke detection, and alarm systems.

                13. Any plumbing fixtures and accessories, toilets, water heaters, water treatment systems and drinking fountains, together with plumbing thereto, connected to services stubbed to the Premises as shown in Landlord's plans. Plumbing requirements are more particularly described in
                        Section VI.

                14. All heating, cooling, ventilating equipment, ducting, condensate lines, and hookups within the Premises. Mechanical requirements are more particularly described in Section VI.

                15. All additions and modifications to, and relocation of, the fire sprinkler system installed by Landlord pursuant to Landlord's plans. Sprinkler requirements are more particularly described in Section VI.

                16. Any engineering costs incurred by Landlord for review of structural changes proposed by Tenant shall be paid according to the Lease and Work Letter. Tenant shall not notch, core, cut or otherwise modify the structure of the Building without Landlord's written approval.

VI.     DESIGN CRITERIA

        A.      Architectural Criteria:

                1. Tenant's Work must be designed and constructed by Tenant's architect and Tenant's Contractors to meet all applicable City, County, State and other governmental ordinances, rules, regulations and codes, and be constructed to the highest standards of quality consistent with the Common Areas of the Premises. Landlord's approval of Tenant's Construction Documents shall not be deemed a certification by Landlord or Landlord's Representatives that Tenant's Construction Documents comply with building codes or other governmental requirements.

                2. Tenant shall retain, at Tenant's expense, Tenant's architect, along with other consultants for the design of Tenant's Construction Documents Tenant's Construction Documents shall include interior design, signage, electrical, plumbing, mechanical and sprinkler systems. The design firm of Howard-Sneed Interior Architecture ("Tenant's Architect") is approved by Landlord.

                3. Tenant's Architect will be provided with a copy of those portions of Landlord's plans reasonably required to complete the Construction Documents. Tenant's Architect shall be responsible for verifying Building drawings and specifications for the Premises delivered to Tenant by Landlord.

        B.      Interior Improvement Criteria:

                1. Landlord shall provide a building shell in accordance with Landlord's plans. Construction shall generally be type V, 1 hr. rated (sprinklered in lieu of 1 hr. protection) for B2 occupancies. All structural columns and beams within the Premise are exposed and will not be protected.

                2. Tenant shall install at least 2 1/2" X 25 GA (min.) metal studs @ 16" o.c. w/5/8", type X drywall each side, continuous from floor slab to the structure above on Tenant's side of each demising wall. Drywall will be fire-taped, spackled, and sealed air tight in order to achieve a one (1) hour rating of the demising wall. Demising walls between Tenant spaces must be finished with orange peel medium wall texture, R.11 batt insulation in cavities and 1 hr. rated w/STC.50.

                3. Tenant shall not penetrate the drywall which encloses any fire corridor or exit stairwell without the prior written approval of Landlord. Any penetrations shall maintain the fire rating of the corridor or stairwell.

                4. Tenant's Architect shall indicate on Tenant's Construction Documents, referencing Building grid lines and the structural supporting members, the precise location, size, and weight of all safes, Tri-Water System equipment, and other heavy fixtures or equipment. Any required structural changes to accommodate such equipment or loading, including slab, other structural penetrations, or the reinforcing of the Building structure, must have the prior review and approval of the Landlord, Landlord's designer and/or Landlord's structural engineer, with the cost of such review to be paid according to the Lease and Work Letter. Tenant shall contract directly with Landlord's consultant for such review and be solely responsible for paying the cost of same.

                5. The studs provided by Landlord for demising walls or corridors are not designed to accommodate cantilevered or eccentric loads. For such loads, Tenant shall reinforce the wall as required by inserting additional studs or by other appropriate means. Tenant's Construction Documents shall include details of any such reinforcement.

                6. Any interior stairwells and/or elevators shall require the prior review and approval of Landlord, Landlord's designer and/or structural engineer. Tenant shall contract directly with Landlord's consultant for such review, with all costs paid as set forth in the Lease and the Work Letter.

                7. If Tenant's Construction Documents include Tri-Water Systems ducts which penetrate through any floor level, such ducts must be enclosed in properly rated shafts and incorporate appropriate fire-dampers.

                8. Any roof top penetrations will be sealed by Landlord's roofing contractor. Tenant shall contract directly with Landlord's roofing contractor for such work and pay the reasonable cost of same.

                9. Interior finishes within the Premises will be appropriate for the type and quality of Tenant's operation.

                10. Tenant shall install proprietary materials, products or assemblies denoted by an asterisk (*) in section IX of the Building Standards.

        C.      Signage Criteria:

                        Tenant shall provide submittals or shop drawings of Tenant's proposed exterior signage for Landlord's review and approval, subject to the Lease and Exhibit L. Tenant shall not proceed with the fabrication or installation of signage without the prior written approval by Landlord of Tenant's final sign plans, which approval shall not be unreasonably withheld.

        D.      Electrical Criteria:

                        Prior to the preparation of Tenant's electrical plans and specifications for the Premises. Tenant's electrical engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, applicable local building codes, and existing job conditions. Tenant's electrical plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations, and codes relating thereto including, without limitation, the Energy Conservation Requirements of Title 24 of the California Administrative Codes ("Title 24"). Tenant's electrical engineer shall be licensed in the State of California and qualified to prepare Tenant's electrical plans. Electrical plans prepared by other than a duly licensed electrical engineer will not be accepted by Landlord for review.

                2. Tenant's electrical engineer shall verify that the electrical service available to the Premises is adequate to satisfy Tenant's requirements.

                3. All Tenant's Work must be designed in order to comply with Title 24, and include the required signed statement of Title 24 design compliance written on Tenant's electrical plans.

                4. Landlord shall provide facilities for the delivery of 120/208 volt 3 phase power from a central distribution point located within the main electric room designated on Landlord's plans (the "Electric Room").

                5. Tenant shall extend service by feeder wires and conduits provided by Tenant to Tenant's Premises from the main electrical switch located in the Electric Room. All work by Tenant's electrical subcontractor in the Electric Room shall be performed under the supervision of Landlord or Landlord's Representatives.

                6. Except for that portion of electrical work installed by Landlord as set forth in the Work Letter, Tenant shall install all electrical work necessary for the electrical distribution system within the Premises including, without limitation, the main electric disconnect switch, transformers, electrical panels, other disconnect switches, conduit, wire, light fixtures, controls, timers and time clocks, smoke detectors, alarms, and security systems. Tenant, at its expense, shall arrange and pay for electrical service and meters provided by the local electric utility company.

                7. Temporary electrical facilities for construction power will not be available from Landlord. Tenant's electrical contractor must provide temporary facilities from Tenant's panel and make application for electrical service to the local utility company for construction power. This should be the first item accomplished within the Premises by Tenant. Landlord shall pay for utilities as provided in the Lease and Work Letter.

                8. Transformers shall be floor supported and not suspended from the structure. Noise level should be a maximum of 50 dB average, measured a distance of one (1) foot from the case.

                9. Tenant shall connect Tenant's telephone and communications service by feeder wires and conduit as required to access Tenant's telephone backboard within the Premises.

                10. Tenant's electrical plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal (Section VIII below). Tenant's electrical plans shall include the following:

                        a.      Electrical floor plan at 1/8" scale or larger.

                        b. Reflected ceiling plan showing all elements of the proposed design including lighting at 1/8" scale or larger.

                        c. Electrical riser diagram which shall include, without limitation, the size of the main service switch, fuse size at main service switch, and wire size and type from main service switch.

                        d. Electrical panel schedule, including circuit breaker sizes and all connected loads.

                        e. Lighting fixture schedule which shall include type of lamps, mounting, wattages, quantities, and manufacturers catalog number. Submittals shall also include catalog cuts of all light fixtures proposed for use by Tenant.

                        f. Interior elevations and details sufficient for review of Tenant's electrical system.

                        g. Tri-Water System control diagrams and schematics, as required by the Mechanical Criteria (Section VI.F below).

                        h. Electrical load summary which shall include all connected and demand load calculations.

                        i.      Equipment and material specifications.

                        j. Completed "Form 5" and "Form 7" with required calculations as required by Title 24.

                11. Landlord shall review Tenant's electrical plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's electrical plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's electrical plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's temporary power and other electrical work.

                12. Landlord shall notify Tenant in writing whether Tenant's electrical plans are approved or rejected by Landlord for specified deficiencies. Tenant's electrical engineer shall make all corrections to bring Tenant's electrical plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

        E.      Plumbing Criteria:

                1. Prior to the preparation of Tenant's plumbing plans and specifications for the Premises, Tenant's plumbing engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's plumbing plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto including, without limitation, requirements of Title 24. Tenant's plumbing engineer shall be licensed in the State of California and qualified to prepare Tenant's plumbing plans. Plumbing plans prepared by other than a duly licensed plumbing engineer will not be accepted by Landlord for review.

                2. Landlord shall provide piping laterals for domestic waste, sewer and venting stubbed to locations at each floor, or below the Premises in the case of sewer service, in sizes shown on Landlord's plans.

                3. Tenant's plumbing engineer shall verify that the plumbing and related services available to the Premises are adequate to satisfy Tenant's requirements.

                4. Tenant shall connect to and extend all piping as may be necessary for Tenant's Work from the stub-ins provided by Landlord.

                5. Tenant may provide equipment for the heating of domestic water. Water heaters may either by electric or an instant heat variety. Electric hot water heaters shall sit in metal drain pans connected to an overflow drain source and have a pressure temperature relief valve discharging into a code approved point of disposal. All hot water heaters must conform with Title 24.

                6. Plumbing fixtures and fittings shall be of commercial quality.

                7. Tenant shall ensure that all slab penetrations within the Premises are properly sealed and remain water-tight to prevent possible damage from leakage. Tenant shall exercise caution during all core drilling activities to prevent damage caused by leakage and falling debris. Any damage resulting from core drilling by Tenant's Contractors shall be at the sole risk and expense of the Tenant.

                8. Tenant's plumbing subcontractor shall flush and chlorinate all domestic water piping within the Premises and provide a copy of the Test Certification before connecting to Landlord's domestic water system.

                9. Tenant's plumbing plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal. Tenant's plumbing plans shall include the following:

                        a. Floor plan at 1/8" scale or larger that shows all fixtures and piping and all connections to Landlord's utility systems.

                        b.      Schematic diagram of water service.

                        c.      Schematic diagram of sanitary service.

                        d. Schematic diagram of condensate and water heater relief valve and drip pan drains.

                        e.      Schematic diagram of gas service, if applicable.

                        f. Details of floor drains, clean-outs, fixtures and other plumbing sufficient for construction of Tenant's Work.

                        g.      Material and fixture specifications.

                10. Landlord shall review Tenant's plumbing plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's plumbing plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's plumbing plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's plumbing work.

                11. Tenant's Contractors shall pressure test any piping systems prior to connection to the system installed by Landlord for the Building.

                12. Landlord shall notify Tenant in writing whether Tenant's plumbing plans are, approved or rejected by Landlord for specified deficiencies. Tenant's plumbing engineer shall make all corrections to bring Tenant's plumbing plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

        F.      Mechanical Criteria:

                1. Prior to the preparation of Tenant's mechanical plans and specifications for the Premises, Tenant's mechanical engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's mechanical plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto including, without limitation, requirements of Title 24. Tenant's mechanical engineer shall be licensed in the State of California and qualified to prepare Tenant's mechanical plans. Mechanical plans prepared by other than a duly licensed mechanical engineer will not be accepted by Landlord for review.

                2. Landlord will provide a two pipe water loop system for connection to the Tenant's water source heat pump(s). Tenant's mechanical engineer will design the Tri-Water System for the Premises based upon the system installed by Landlord for the Building. Tenant may install an auxiliary system as set forth in the Lease and Work Letter.

                3. Tenant's mechanical engineer shall verify that the mechanical services available to the Premises are adequate to satisfy Tenant's requirements. Tenant may install an auxiliary system as set forth in the Lease and Work Letter.

                4. Tenant shall not install any mechanical equipment which does not have a recognized service vendor in the San Diego area capable of rendering service and repairs upon a four (4) hour notice during working hours.

                5. All of Tenant's Tri-Water Systems shall be located within Tenant's Premises except an auxiliary system may be installed on the roof, subject to Landlord's approval. Tenant's Tri-Water System equipment, when supported from above, must be supported from the structural steel of the floor or roof above, with appropriate acoustical attenuation, rather than the deck. Support locations and methods shall be subject to the review of the Landlord's structural engineer.

                6. Tenant's Tri-Water Systems must be connected to Tenant's smoke detector in order to shut down the Tri-Water System upon an appropriate signal from the smoke detectors, if required by code.

                7. Street metal duct work shall meet the thickness and installation standards of SMACNA and should have smooth interiors with all seams, braces, stiffeners, and hangers on the outside of the duct work. Seismic bracing is to be provided per code and SMACNA standards. Flexible duct connectors should be double neoprene coated, 30 oz. glass fabric flexible connectors and should be properly connected to 24 gauge metal fitted on the duct connections at fan or at inlets and outlets. Dampers should be manually operated, opposed blade, and constructed of 24 gauge steel with locking quadrants.

                8. Condensate drain piping not exceeding 3/4" in diameter may be piped into the tail piece of Tenant's toilet room lavatory. Piping of any larger diameter shall be connected directly into the sewer system by method approved by Landlord or Landlord's architect. Copper condensate lines should be insulated to avoid line sweating.

                9. Access through Tenant's ceiling for service and inspection of the mechanical equipment must be provided, Access may be through factory access panels or removable ceiling tiles.

                10. Tenant's mechanical plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal. Tenant's mechanical plans shall include the following:

                        a. Air distribution duct work at 1/8" scale or larger.

                        b.      Equipment schedule with specification.

                        c. Water piping showing valves and connection points.

                        d. Control wiring, including connections to work provided Landlord.

                        e.      All connection details.

                        f. Three (3) copies of Tenant's Tri-Water System design calculations.

                        g. Three (3) copies of the necessary calculations and "Form 4" and "Form 6" as required by Title 24.

                11. Landlord shall review Tenant's mechanical plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's mechanical plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's mechanical plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's mechanical work.

                12. Landlord shall notify Tenant in writing whether Tenant's mechanical plans are approved or rejected by Landlord for specified deficiencies. Tenant's mechanical engineer shall make all corrections to bring Tenant's mechanical plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

        G.      Sprinkler Criteria

                1. Prior to the preparation of Tenant's sprinkler plans and specifications for the Premises, Tenant's sprinkler designer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's sprinkler plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto. Tenant's sprinkler designer shall be licensed in the State of California and qualified to prepare Tenant's sprinkler plans. Sprinkler plans prepared by other than a duly licensed sprinkler designer will not be accepted by Landlord for review.

                2. Tenant's sprinkler designer shall verify that the sprinkler system available to the Premises is adequate to satisfy Tenant's requirements.

                3. Tenant's sprinkler plans and the system installed by Tenant's Contractors shall be acceptable to the Fire Marshall and the Fire Insurance Underwriters having jurisdiction in the City of San Diego.

                4. Landlord will provide a shell sprinkler system with laterals in the Premises as set forth in Landlord's plans.

                5. All sprinkler fire protection systems installed by Tenant's Contractors shall be listed as approved by the Underwriters' Laboratories, Inc., or approved by other appropriate nationally recognized testing laboratories, and of the latest design of the manufacturer.

                6. All sprinkler heads are to be semi-recessed, chrome finish.

                7. All sprinkler piping installed by Tenant's Contractors shall be free of rust.

                8. Landlord shall review Tenant's sprinkler plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's sprinkler plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's sprinkler plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's sprinkler work.

                9. Landlord shall notify Tenant in writing whether Tenant's sprinkler plans are approved or rejected by Landlord for specified deficiencies. Tenant's sprinkler designer shall make all corrections to bring Tenant's sprinkler plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

                10. In constructing or repairing the fire sprinkler system for the Premises, Tenant shall coordinate with Landlord when testing or draining the system for modifications. Tenant's Contractors shall be responsible to make any adjustments as required to secure all necessary approvals.

VII.    CONSTRUCTION REGULATIONS

        A. Tenant shall provide Landlord with copies of Tenant's construction contracts prior to the commencement of Tenant's Work. Landlord's review of Tenant's contracts in no way implies Landlord's approval of such contracts, Tenant's Construction Documents, or that the contracts properly reflect the requirements of these Building Standards.

        B. Tenant's Contractors shall construct Tenant's Work in accordance with Tenant's Construction Documents which have been approved by Landlord and must comply with all City, County, State and governmental ordinances, rule, regulations and codes relating thereto. If the Premises have not been constructed in accordance with approved Tenant's Construction Documents, Landlord may refuse to permit Tenant to open the Premises for business until the Premises do so comply, but Tenant shall not be excused from the performance of all other obligations of Tenant under the Lease.

        C. Tenant's Contractors shall construct the Premises in accordance with Tenant's Construction Documents as soon as practically possible, at Tenant's expense. Tenant and Tenant's Contractors agree to pursue Tenant's Work diligently to completion.

        D. All work performed by Tenant or Tenant's Contractors shall be performed in a manner so as to avoid any labor dispute which results or could result in a stoppage or impairment of work, deliveries, or any other services in the Project. If there shall be any such stoppage or impairment or threat thereof as a result of any such labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including any of the following:

                1. Remove all disputants from the job site until such time as the labor dispute no longer exists;

                2. Seek an injunction in the event of a breach of contract between Tenant and Tenant's Contractors; and

                3. File appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

        E. Prior to the commencement of construction, Tenant's Contractors shall thoroughly familiarize themselves with all job conditions and the requirements outlined in these Building Standards.

        F. Upon approval of Tenant's Construction Documents and permit application for the Premises by the applicable governmental agency, Tenant or Tenant's Contractors shall promptly pick up the building permit from said agency. Tenant will pay for the plan check and building permit fees required on the permit application and any other fees required in connection therewith. If required, Tenant shall apply for and obtain all approvals and permits from the County of San Diego Health Department and any other governmental agencies. Tenant shall provide Landlord a copy of Tenant's building permit and the Building Department approved set of Tenant's Construction Documents prior to first inspection.

        G. Prior to entering the Project or starting construction, Tenant's Contractors must provide Landlord with the following:

                1. A copy of Tenant's building permit and the Building Department approved set of Tenant's Construction Documents.

                2. A complete list with phone numbers of key personnel of Tenant's Contractors.

                3. A certificate of insurance evidencing the required insurance coverage.

                4. A construction schedule showing the work schedule, critical path activities, and anticipated completion of Tenant's Work, which schedule shall be subject to Landlord's approval.

                5. A copy of acknowledgments executed by Tenant's Contractors of an understanding or an agreement to comply with the requirements of these Building Standards.

                6. A copy of Tenant's building permit ten (10) days after starting construction.

        H. Tenant's Contractors shall not deviate from approved Tenant's Construction Documents without obtaining prior written permission from Tenant, Landlord, the City Building Department, and other governmental agencies having jurisdiction to approve same.

        I. Tenant's Work shall be performed in a thorough, first class, and workmanlike manner and shall be in good and usable condition at the date of completion thereof.

        J. Tenant's Contractors are responsible for scheduling inspections by the City of San Diego Building Department and other inspectors as required to comply with their requirements and all codes and regulations. A copy of all inspection reports shall be submitted available to Landlord at the Premises. In the event Tenant's Contractors are notified of violations of codes by any appropriate governmental authority or Landlord, Tenant's Contractors shall correct such violations within seven (7) calendar days from such date of notification.

        K. Tenant's construction shall maintain a full-time superintendent or representative on site at all times when construction is being performed in the Premises.

        L. Tenant's Contractors shall observe the following limitations in the conduct of Tenant's Work:

                1. No suspended loads will be attached to the underside of the floor or roof structure, with the exception of normal suspended ceiling, mechanical equipment, plumbing, electrical and telephone conduit, and light fixtures, without Landlord's prior written approval.

                2. No load shall be imposed upon any floor areas of the Premises in excess of the design life as set forth in the Lease and Work Letter.

        M. Tenant's Work shall be coordinated with all other work being performed or to be performed by Landlord and other tenants of the Project to such extent that Tenant's Work will not interfere with, or delay the completion of any other work. Tenant's Contractors shall not damage, injure, interfere with, or delay the completion of any other construction within the Building. Tenant's Contractors shall comply with all procedures and regulations prescribed by Landlord for the integration of Tenant's Work with the work to be performed by Landlord and Landlord's Contractor in connection with the construction. Common Areas and the exterior of the Building must be kept clear of Tenant's and Tenant's Contractors' equipment, merchandise, fixtures, refuse and trash at all times. Any mechanical, electrical or plumbing items which need to be routed outside the Premises must have the written approval of Landlord and any tenant whose space the item will pass through.

        N. Tenant's Contractors shall be responsible for the repair and replacements of any damage caused by Tenant's Contractors to any other contractor's work in any area of the Building, including cleanup after such corrective work. Tenant's Contractors shall be required to maintain continuous protection of adjacent premises in such a manner as to prevent any damage to such adjacent property and the improvements thereon. Tenant's Contractors shall promptly pay for the repair of any such property or improvements so damaged to restore it to its pre-damaged condition.

        O. Before work commences, Tenant's Contractors shall be required to properly protect the Premises and Tenant's Work with lights, guard rails and barricades, and to secure Tenant's Work against accident, malicious mischief and theft.

        P. Tenant's Contractors shall not use any space outside of the Premises and within or on adjacent sidewalks, parking lot in front of building or side of building facing the street for storage, handling or moving of materials and equipment, or for the location of any field office or facilities required for construction personnel without the prior written authorization of Landlord.

        Q. Tenant's Contractors shall remove and dispose of all debris and rubbish caused by or resulting from Tenant's Work on a daily basis. Trash receptacles or carts will be allowed to be stored in the Common Areas as mutually agreed by the parties. Upon completion of Tenant's Work, Tenant's Contractors shall remove all temporary structures, surplus materials, debris and rubbish remaining with the Building which has been brought in or created as a result of Tenant's Work. If Tenant's Contractors shall neglect, refuse or fail to remove any temporary structures, surplus materials, debris and rubbish within twenty-four (24) hours after notice to Tenant from Landlord, Landlord may remove or cause same to be removed, and Tenant shall bear the cost of removal and hold Landlord harmless therefrom.

        R. Tenant shall require that Tenant's Contractors and other agents cause all supplies, merchandise, materials, equipment or trash being delivered to or removed from the Premises across the Common Areas or within the elevators, which requires the use of dollies or hand trucks, to be transported on dollies or hand trucks with soft rubber tires.

        S. Tenant and Tenant's Contractors shall comply with all applicable safety related laws, codes, rules and regulations governing the performance of Tenant's Work including all applicable safety regulations established by Landlord or Landlord's contractor. Tenant's Contractors shall take all necessary precautions to safeguard all workmen and the public from accident and to preserve all private and public property.

        T. Tenant's Contractors shall be allowed to post signs on any part of the Premises in a reasonable manner in conformance with applicable restrictions.

        U. Tenant's Contractors shall provide a fire watch whenever any welding is done in the Premises. The person performing the fire watch must remain within the Premises for at least one (1) hour after the completion of any welding.

        V. All roof penetrations required by Tenant must be made by an agreed upon roofing contractor at Tenant's expense. Such penetration shall be subject to Landlord's approval as to construction details, size, configuration, location and support.

        W. Tenant's Contractors shall obtain approval from Landlord prior to penetrating any floor slab. Landlord's approval shall not relieve Tenant from responsibility for damage to Landlord's Work and/or any other tenant's work because of penetration by Tenant.

        X. In addition to the requirements of the Lease, and without any limitation thereof, Tenant's Contractors shall (i) comply with all governmental rules and regulations including applicable OSHA standards and (ii) carry worker's compensation and public liability insurance (including property damage), with limits, in form and issued by insurance companies approved in advance by Landlord. Landlord, Tenant, Tenant's Contractor and/or subcontractors procuring the insurance shall be named insured (or named as additional insured) in each policy of said liability insurance, which policy shall have a cross-liability endorsement or its equivalent. Certificates evidencing the foregoing insurance shall be delivered to Landlord before any work is commenced by Tenant's Contractors and before any equipment and/or materials are moved into the Building.

        Y. Tenant's Contractors shall guarantee that portion of Tenant's Work for which they are responsible against any defects in workmanship and materials for a period of not less than one (1) year after the date of completion of Tenant's Work. This guarantee shall include, without limitation, all expenses and costs incurred in the repair or replacement of the structure of the Building or the Common Areas should the Building or Common Areas be damaged or affected by the defective work, or by the repair or replacement of such defective work. All such warranties or guarantees as to materials or workmanship with respect to Tenant's Work shall be contained in a written agreement between Tenant and Tenant's Contractors. Tenant shall require Tenant's Contractors to include such guarantees in each subcontract, and all such guarantees shall be so written so that same shall inure to the benefit of both Tenant and Landlord, as their respective interests may appear, and so that same may be directly enforced by Tenant or Landlord. Tenant shall provide Landlord with an assignment or other assurance necessary to perfect Landlord's right to enforce any such guarantee.

        AA. Tenant shall be required to settle and/or bond against any mechanic's or materialman's liens, or other similar liens, filed against the Building as a result of Tenant's Work in accordance with the provisions relating to such liens in the Lease and the Work Letter. Except to the extent caused by the Landlord's negligence or wrongful failure to make payments required under this Lease or the Work Letter, Tenant shall reimburse Landlord in full and indemnify, defend, and hold Landlord harmless from and against any liability, cost or expense incurred by Landlord in connection with any such lien.

        BB. Tenant's Contractors shall keep the exterior Common Areas in an absolutely clean and neat condition at all times. If Tenant's Contractors violate this regulation on more than one (1) occasion, or fail to immediately cure such default, Landlord may prohibit Tenant's Contractors from entering the Building.

        CC. Tenant's Contractors shall use restrooms only for personal functions. Cleaning of tools or painting equipment will not be allowed. Any utility sinks will contain water supply, but may not be used for tool or painting equipment cleaning or other construction work,

        DD. Tenant's Contractors shall provide Landlord with a key for access to the Premises during construction for use in the case of emergencies, and permit the construction of service lines by other tenants, which service lines have been approved by Tenant.

VIII.   TENANT'S CONSTRUCTION DOCUMENT SUBMITTAL

        A.      Tenant's preliminary plans and specifications:

                1. Tenant shall submit to Landlord for Landlord's approval three (3) sets of preliminary drawings of Tenant's improvements prepared by Tenant's Architect, which drawings shall indicate Tenant's proposed improvements including, without limitation, floor plans (scale 1/8" = 1'0") describing in reasonable detail the layout of the interior partitions, signage, materials to be used, and indicating the proposed use of each enclosed area.

        B.      Tenant's Construction Documents:

                1. After Landlord's approval of Tenant's preliminary design drawings, and subject to Tenant's field measurement of the Premises, Tenant shall, at Tenant's expense, submit to Landlord for approval three (3) sets of plans and one
                        (1) set of reproducible plans of Tenant's Construction Documents prepared by Tenant's Architect describing the improvements to be completed in the Premises including, without limitation, floor plans (scale 1/8"-1'0"); elevations, interior partitions; trade fixtures; reflected ceiling plan, including ceiling height(s); location, size and details of signage; areas of unusual floor loading; specifications of all mechanical, plumbing, electrical, telephone, security and sprinkler systems, including the details of the hookup of these systems to Landlord's Work; and all other improvements to be performed by Tenant as a part of Tenant's Work. Details shall be included as required by Section VI of these Building Standards for each component addressed therein.

                2. Construction of the improvements specified on Tenant's Construction Documents shall not commence until Tenant's Construction Documents have been approved by Landlord in writing.

                3. If Tenant's Construction Documents are in conflict with terms and conditions of these Building Standards, the Building Standards shall control. If Landlord approves Tenant's Construction Documents and there is a conflict between the Building Standards and the Construction Documents as approved, to the extent the conflict does not affect health and safety or the structural integrity of the Building, the Construction Documents shall control.

                4. Any additional changes, expenses or costs (including architects' fees, consultants' fees and attorneys' fees) arising by reason of any subsequent change, modification or alteration of Tenant's Construction Documents, made at the request of Landlord, shall be at the expense of the Tenant. No changes, modifications or alterations shall be made to Tenant's Construction Documents without the prior written consent of Landlord.

                5. Landlord's approval of Tenant's Construction Documents or any work or installation made by Tenant shall not constitute a warranty or representation by Landlord that Tenant's drawings, work or installations comply with the requirements of any applicable law, ordinance or regulation, or are safe, sound, merchantable or fit for the purpose intended. Landlord shall have no liability to Tenant in the event Tenant is required to change its drawings or Tenant's Work after the approval thereof by Landlord on account of the failure of such drawings or Tenant's Work to meet applicable governmental requirements or in the event that such drawings or Tenant's Work, directly or indirectly, are defective or cause injury to persons or property.

                6. Tenant shall furnish to Landlord one (1) complete set of red-lined Construction Documents (plans and specifications) indicating the as-built conditions within thirty (30) days after completion or Tenant's Work. If any clarifications or additions to the as-built plans and specifications are required by Landlord, Tenant shall cause such revisions to be completed within thirty (30) days after request therefor.

IX.     TENANT IMPROVEMENT STANDARD SPECIFICATIONS

        A. These Tenant Improvement Building Standards Specifications have been developed as guidelines to establish the minimum standards for materials, product systems or procedures for improvements made to the Premises. The materials or product systems referenced herein are not all inclusive and may be modified by local codes, governmental agencies having jurisdiction, the Landlord or Tenant (with Landlord's written permission).

        B. Materials, products or systems referenced in this Section will be adhered to by Tenant, Tenant's consultants and Tenant's Contractor unless alternates or substitutions have been authorized by the Landlord in writing. Non-proprietary materials, products or systems referenced in these specifications must be submitted to the Landlord for review and approval. The Landlord reserves the right to reject materials, products or systems that, in the Landlord's reasonable opinion, do not meet or exceed the intended level of building standards for a comparable building as listed in Exhibit P to the Lease.

        C.      Product/Materials Specifications

                1.      Interior Partitions (*)
                        2 1/2" X 25 GA. metal studs at 24" o.c. with 5/8" type 'X' gypsum board each side. Height from floor to underside of suspended ceiling or 6" above ceiling. Brace partitions with 2 1/2" x 25 GA metal stud kickers at 48" o.c. (maximum). Texture with medium orange peel finish.

                2.      Column Wrap (*)
                        1 5/8" x 25 GA (minimum) metal furring at 24" o.c. with 5/8" gypsum board, one side. Height from floor to 6" above suspended ceiling. Texture flat and smooth.

                3.      Public Corridor Entry Doors (*)
                        Single leaf or pair of doors, 3'0" x 8'0" x 1 3/4" solid core wood with premium grade hardwood face veneer (balanced and rift cut, free of hearts) to match existing doors with natural finish. Frame to be extruded aluminum with clear finish. Door and frames to be 20 minute labeled. For hardware use the following:

                        4 pr. Butt Hinges (4.5 x 4.5) Ball Bearing (32D)

                        1 ea. Lockset - Sargent 8100, Level LNH, Function
                          F04, (finish 32D)

                        2 ea. Closer- Sargent 350, aluminum finish

                        1 ea. Astregal - Ultra WS 011, aluminum

                        1 set Flush bolts - DCI 900 Series (32D)

                        1 ea. Coordinator - DCI, 600 Series

                        2 ea. Wall Bumper - Ives 409 1/2 (SS)

                        1 ea. Smoke Seals

                4.      Interior Doors (*)
                        3'0" x 8'0" x 1 3/4" solid core wood door, paint grade. Door frames to be extruded aluminum with clear finish. For hardware use the following:

                        2 pr. Butt Hinges (4.5 x 4.5)

                        1 ea. Lockset - Sargent 10 line, Lever LLJ, function
                          F75, (26D)

                        1 ea. Wall Bumper- Ives 409 1/2 (SS)

                        1 set Mutes

                5.      Office Light Fixtures
                        2' x 4' recessed fluorescent fixtures with 3 lamps and 18 cell parabolic lens, aluminum finish.

                6.      Corridor Light Fixtures
                        2' x 2' recessed fluorescent fixtures with 2 'U' lamps and 9 cell parabolic lens, aluminum finish.

                7.      Light Switch
                        Two (2) single pole, 20 amp, 120/205 V with ivory colored face plate.

                8.      Electrical Wall Outlets
                        Duplex Outlet, Three Prong with ivory colored face plate.

                9.      Telephone Wall Outlet
                        2" x 4" (minimum) box with single gang plaster ring and pull string (stub only). Cover plate to be ivory colored.

                10.     Electrical Supply Panel
                        Feeder wire and one (1) 125A, 24 circuit load center.

                11.     Exit Signs (if required)
                        Green block letters (6" high with 3/4" stroke) over white background and painted frame with battery powered backup.

                12.     Acoustic Ceilings
                        A ceiling that has a consistent appearance as viewed from the exterior of the Building.

                13.     Carpet
                        Carpet to be manufactured by Designweave, Courtyard 36 oz. Zafgtron CFN. Glue carpet directly to floor.

                14.     Vinyl Composite Tile
                        Armstrong 1/8" Excelon or equal.

                15.     Resilient Base
                        2 1/2" high rubber top-set or cove base
                        manufactured by Roppe or equal.

                16.     Painting
                        One primer plus two finish coats (flat or semi-gloss latex) Frazee paints. Color to be selected from standard finish board.

                17. Window Coverings (*) Required at all Exterior Windows Window Coverings that have a consistent appearance as viewed from the exterior of the Building.

                18.     Fire Extinguisher
                        J.L. Industries, stock cabinet with ABC #5.

                19.     Tri-Water System
                        See Section VI for Mechanical Criteria

                E. Building standards for this project are based on products, materials and assemblies noted in the preceding Section and finish color boards. Changes to pre-selected finishes or alterations to quantities specified herein will constitute additional services. Landlord's consultants will be compensated for additional services on a per project basis.

                                   EXHIBIT "E"

                              RULES AND REGULATIONS
                                       FOR
                             PACIFIC CORPORATE PARK

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress or egress.

2. No awnings or other projections shall be attached to the outside walls of the Premises.

3. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Premises shall not be covered or obstructed, nor shall any bottles, parcels or other items be placed on the windowsills. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.

4. No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, or so as to be seen from the outside of, its Premises or the Premises without Landlord's prior written consent. In the event of Tenant's violation of the foregoing, Landlord may remove the same without any liability and may charge the expense incurred for such removal to Tenant. All signs whether on doors, directories or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

5. Directories for the Premises will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon such bulletin board or directory, shall be subject to Landlord's prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenant). Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises.

6. All doors that open into public corridors shall be kept closed, except when being used for ingress and egress.

7. Tenant shall not mark, paint, drill or bore into, cut or string wires in, lay linoleum or other floor coverings in, or in any way deface any part of Its Premises or the Premises, except with Landlord's prior written consent and as Landlord may direct.


8.


                                    EXHIBIT E

9. No window or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord's prior written consent. Tenant shall not be permitted upon the roof at any time.

10. The water, restrooms and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances stored therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be paid by Tenant. Tenant shall exercise extraordinary care and caution to insure all water faucets or water apparatus in the Premises are entirely shut off before Tenant, its employees, agents or visitors leave the Premises and that all electricity, gas or air conditioning to the Premises is carefully shut off when the Premises is not in use so as to prevent waste or damage.

11. Unless Tenant is leasing an entire Building all movement of freight, furniture, safes or other heavy or bulky items ("Heavy Items") shall be moved prior to 7:00 a.m. or after 6:00 p.m. or on Saturday, Sundays or Holidays. Tenant shall notify Landlord in writing the day before any heavy items which may cause noise, jar or, tremor to the floors or walks which may injure the Premises or Building.

12. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's business.

13. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises set forth in the Lease. Tenant shall not, without Landlord's prior written consent, occupancy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping.

14. Tenant shall not make, or permit to be made, any unseemly or disturbing noise, or disturb or interfere with occupants of neighboring premises or the other adjacent Building.

15. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises except as permitted in the Lease or the Work Letter. Tenant shall not cause or permit any unusual or objectionable odors to be produced in or emanate from the Premises.

16. All hand trucks or other moving equipment used in the Building shall be equipped with rubber tires and side guards.

17. No vending or coin operated machines shall be placed within the Premises without Landlord's prior written consent.

18. No person shall be employed by Tenant to do janitorial work in any part of said Premises without Landlord's prior written consent. Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord's consent shall, while in the Premises, be subject to and under the control and direction of Landlord or its agent or representative (but not as an agent or servant of Landlord) and Tenant shall be responsible for all acts of such persons.

19. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's discretion tends to impair the reputation of the Building or Project or its desirability as an office park, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20. Canvassing, soliciting and peddling in the Premises are prohibited and Tenant shall cooperate to prevent same.

21. Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission of any unauthorized person to the Premises.

22. Landlord reserves the right to exclude or expel from the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Premises.

23. It is understood and agreed between Landlord and Tenant that no assent or consent to any waiver or any part hereof by Landlord in spirit or letter shall be deemed or taken as made except if same is done in writing by Landlord except as provided in the Lease.

24. Landlord reserves the right at any time to change or rescind any one or more of these Rules or Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises and Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided that such changes do not adversely affect Tenants use, enjoyment, access of or to the Premises. Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

                     [WEATHER ENGINEERING, INC. LETTERHEAD]

April 6, 1993

Roel Construction Co.
2366 Kurts Street
San Diego, California 92130

Attn: Terry Arnett

Re: Pacific Corporate Park
    5930 and 5935 Cornerstone Court
    HVAC System

Dear Terry:

The subject buildings are serviced by a "Tri-Water" water source heat pump system. The central plant, which houses a separate cooling tower, boiler and recirculating pump for each building, is located in the parking area north of building A. The condenser water is piped underground to each building and connected to the fire sprinkler system which is routed throughout both buildings. The individual water source heat pumps are then connected to the fire sprinkler piping as a part of the tenant improvement.

The cooling towers installed are rated @ 350 GMP which would provide the equivalent of approximately 140 tons of air conditioning capability for each building. There is a 4 wire energy management loop that is routed from the central plant to each building for connection to future tenant Water Source Heat Pump ("WSHP") units. This allows the tenant to communicate with the central plant to provide after hours cooling.

As part of the tenant improvement buildout, the following should be utilized as guidelines for a minimum standard:

        1. Suspend WSHP units above the ceiling utilizing 1 in. spring isolation for vibration and sound attenuation.

        2. Type L copper piping with hard solder should be utilized for the condenser water piping to the individual WSHP units. Automatic flow controls are required for each unit.

        3. The return air must be ducted and both supply and return ducts must be insulated.

        4 Rigid duct to be utilized with flex duct on the last 7 ft. only.


                                    EXHIBIT F

        5. Check valves must be installed on the condenser piping to the individual WSHP units.

        6. Duct shall be sized at .1 in. pressure drop per 100 ft. of duct.

        7. Perimeter and interior zones shall not be combined.

        8. WSHP units shall be equivalent to Carrier, Trane or AAF.

        9. Outside air shall be provided @ 20 CFM/person.

Should you have any additional questions or comments, please do not hesitate to call.

Sincerely,


/s/ GREG DAVIS

Greg Davis,
Weather Engineering, Inc.

Recording Requested By:

When Recorded Mail To:

PacCor Partners
11939 Rancho Bernardo Road, Suite 200
San Diego, California 92128


--------------------------------------------------------------------------------
                   (Space above this line for recorder's use)

                            NON-DISTURBANCE AGREEMENT

        THIS AGREEMENT, is dated as of the ___ day of _______________, 1993, by and between THE PAUL REVERE LIFE INSURANCE COMPANY, a Massachusetts corporation ("Lender") and HNC, Inc. a California corporation ("Tenant") with respect to the following recitals:

                                    RECITALS

        A. Tenant has entered into an Office Lease dated _______________, 1993 ("Lease") with PACCOR PARTNERS, a California general partnership ("Landlord") as Landlord for certain real property described on Exhibit "A" attached hereto ("Premises"); and

        B. Lender is the Beneficiary under that certain Deed of Trust dated February 28, 1990, and recorded March 2, 1990, in Recorder's File No. 90-112897, Official Records of the County of San Diego, State of California, which constitutes a lien on the Premises ("Deed of Trust").

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Lender agrees that:

                (a) Unless Tenant is in material breach of the Lease, Tenant shall not be named or joined as a party defendant or otherwise in any lawsuit, action or proceeding under the Deed of Trust or to enforce any rights of Lender under the Deed of Trust or under any note or other obligation secured thereby;

                (b) So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payments of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, possession of the Premises by Tenant, and the enjoyment of all rights, privileges and entitlements under the Lease, shall not be disturbed, affected or impaired by (i) any lawsuit, action or proceeding under the Deed of Trust, or the note or any obligation secured thereby, (ii) any foreclosure under the Deed of Trust or the enforcement of any rights of Lender thereunder, (iii) any sale of the Premises under the Deed of Trust or in lieu of any foreclosure thereof, and (iv) any default under the Deed of Trust, or the note or any obligation secured thereby; and

                (c) All condemnation awards and/or insurance proceeds paid or payable regarding the Premises or any part thereof shall first be applied to any repairs and restoration of the Premises required by the Lease.

        2. If Lender or any other person should become fee owner of the Premises by reason of the foreclosure of or sale under the Deed of Trust or otherwise, the Lease shall continue in full force and effect, with or without the execution of a new lease, as a direct lease between Tenant and the then feel



                                   EXHIBIT G
owner of the Premises, upon all of the same terms, covenants or provisions contained in the Lease and the then fee owner of the Premises, together with all of the rights and privileges therein contained, between such fee owner of the Premises and Tenant for the balance of the term of the Lease; and Tenant agrees to attorn to and accept such fee owner of the Premises as the Landlord under the Lease and to be bound by and to perform all of the obligations imposed by the Lease upon the Tenant thereunder and Lender, its successors or assigns, or any purchaser at a foreclosure or trustee's sale or otherwise will not disturb the possession of Tenant and will be bound by all of the obligations imposed by the Lease upon the Landlord, provided, however, that Lender, or any purchaser at a foreclosure or trustee's sale or otherwise shall not be:

                (a) liable for any act or omission of a prior Landlord (including Landlord); or

                (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord) except for the Tenant Improvement Allowance (Section 1.10 of the Lease), Refurbishment Allowance (Section 5.5 of the Lease), Security Deposit Amount (Section 1.8 of the Lease), Moving Allowance (Section 17.1 of the Lease), and Commission (Section 16.1 of the Lease).

        3. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        4. Upon the written request of either Tenant or Lender given to the other at the time of a foreclosure of the Deed of Trust or sale under power of sale therein contained or conveyance in lieu of foreclosure, and if no default then exists under the terms conditions and provisions of the Lease on the part of the requesting party, Tenant and Lender agree to execute a lease of the premises demised by the Lease upon the same terms an conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

        5. Subject to the nondisturbance provisions of the Lease, the Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect to the Deed of Trust.

        6. Tenant and Lender may each rely upon the terms and provisions of this Agreement.

"LENDER"                                    "TENANT"

THE PAUL REVERE LIFE                        HNC, Inc., a California corporation
  INSURANCE COMPANY, a
  Massachusetts corporation

By:                                         By:
   -------------------------------             ---------------------------------
   Its                                         Its
      ----------------------------                ------------------------------



                                   EXHIBIT G

                               LEASE ESTOPPEL CERTIFICATE

Re: Office Lease between PacCor Partners ("Landlord") and HNC, Inc. ("Tenant") dated _______________ ("Lease")

Area: Approximately 24,446 square feet ("Premises")

Dear Sir or Madam:

The undersigned Landlord and Tenant of the above-referenced Lease hereby ratify the Lease and certify to ____________________________________ ("Lender") with knowledge that Lender is relying on this certificate in making a mortgage loan on the property of which the Premises as set forth in the Lease is a part, as follows:

1. The term of the Lease commenced on _____________________, 19 ___, and the Tenant is in full and complete possession of the Premises and has commenced full occupancy and use of the Premises, such possession have been delivered by the Landlord and having been accepted by the Tenant.

2. The Tenant is paying monthly installments of rent of $ _________________ which commenced to accrue on the ________ day of _______________, 199__.

3. No advance rent or other payment has been made in connection with the Lease, except rent for the current month and there is no rent abatement, waived rent or other concession under the remaining term of the Lease except as follows
        ________________________________________________________________________
        ________________________________________________________.

4.      Rent has been paid to and including _______________, 19__.

5. A security deposit in the amount of $ ______________ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

6. All obligations and conditions under the Lease to be performed to date by Landlord or Tenant have been satisfied.

7. The Lease is a valid lease and in full force and effect and represents the entire agreement between parties. There is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which with the passing of time or giving of notice or both, would constitute an event of default. The Lease has not been amended, modified, supplemented, extended, renewed or assigned except as follows:
        ________________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________
        _________________________________________________________


8. The Lease provides for a initial term of ________ months; the term of the Lease expires on the ______ day of __________________, 199__; and
        neither the Lease nor any amendment, modification, supplement extension renewal or assignment (if any), contain any option for any additional term or terms except as follows:
        ________________________________________________________________________
        ________________________________________________________________________
        _________________________________________________________



                                   EXHIBIT H

9. Except as provided by the Lease, Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

10. Tenant agrees not to prepay rent more than one (1) month in advance, except as provided in the Lease, without Lenders written approval and agrees to give Lender notice and reasonable opportunity (without obligation) to cure any default by Landlord, before exercising its rights under the Lease.

11. The Lease does not contain, and Tenant does not have any outstanding option or right of first refusal to purchase the Premises or any part thereof or the property of which the Premises are a part.

12. To the best of Tenant's actual current knowledge, there is no apparent or likely contamination of the property or the Premises by Hazardous Materials, and Tenant does not use, nor has Tenant disposed of Hazardous Materials in violation of Environmental Laws on the property of Premises. "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials or other substances regulated by any of the Environmental Laws as specifically defined in
        Section 7.4 of the Lease. "Environmental Laws" shall mean federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials as specifically set forth in Section 7.4 of the Lease, except for substances which are customarily used or found in typical offices, including without limitation copier and printer toner, cleaning supplies, correction fluid and ink.

13. There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

14. This certificate shall inure to the benefit of Lender, its successors and assigns and shall be binding upon Tenant and Tenant's heirs, successors and assigns. This certificate shall not be deemed to alter or modify any of the terms, convenience or obligations of the Lease, except to the extent specifically set forth herein.

15. The entity, person, and/or office executing this certificate is empowered by action, resolution, or at law to execute the same.

Date:                                       Date:

Tenant:                                     Landlord:

HNC, Inc., a California corporation         PACCOR PARTNERS, a California
                                            corporation
                                            By: PacCor Management Company
By:                                             a general partner
   -------------------------------

       Its                                  By:
           -----------------------             ---------------------------------

                                               Its
                                                  ------------------------------



                                   EXHIBIT H

                           JANITORIAL SPECIFICATIONS

A. DAILY - ALL COMMON AREAS AND TENANT SPACES - FIVE (5) DAYS PER WEEK, SUNDAY THROUGH THURSDAY

        1. Dust desks (using care not to disturb paperwork), chairs and all other office furniture.

        2.      Clean glass desk tops.

        3.      Vacuum all carpeted areas, using care around wood furniture.

        4.      Dust mop all interior tile surfaces, then damp mop.

        5.      Sweep exterior entrance to building, then hose down.

        6.      Clean all tables, sinks and counter tops in kitchen area.

        7.      Return furniture to proper position.

        8. Remove trash, change liners as needed in offices, lobbies and exterior trash receptacles.

        9.      Deposit trash to designated trash dumpster.

        10.     Clean all ash trays and sand urns.

        11.     Spot clean walls, doors and baseboards.

        12.     Spot clean around wall switches.

        13.     Dust window sills.

        14.     Police all balconies, spot clean as needed.

        15. Clean elevator wall surfaces, call buttons, door tracks, polish stainless steel.

        16.     Police service entrance, if applicable.

        17. Police stairwells and landings to remove debris, sweep and mop as necessary. Wipe down hand rails.

        18.     Clean both sides of lobby glass doors.

        19.     Vacuum elevator carpet.

        20.     Dust, mop if necessary, mail area in lobby.

        21.     Empty and wipe out all waste paper receptacles in restrooms.

        22.     Empty all sanitary napkin containers and replace insert.


        23. Clean, sanitize and polish all restroom fixtures and stock dispensers, including disinfecting underside and tops of toilet seats.

        24.     Spot clean tile walls and toilet partitions.



                                   EXHIBIT I

        25.     Spot clean walls around wash basins.

        26. Wet mop floors with germicidal solution using a two bucket wash/rinse.

        27.     Refill soap, towel, tissue and seat cover dispensers, as needed.

        28.     Clean shower and disinfect.

        29.     Wipe down exercise equipment and mats.

        30.     Secure all exterior doors upon completion of duties.

B.      WEEKLY - ALL COMMON AREAS AND TENANT SPACES

        1. Concentrated carpet cleaning. Move furniture and plants that can be moved in order to reach all corners and edges.

        2.      Dust ledges and window sills.

        3.      Brush down all air conditioning vents.

        4.      Use lint brush on all upholstered furniture.

        5.      Clean and polish drinking fountains.

        6.      Spot clean all carpeted areas.

        7.      Dust picture frames and all wall hangings.

        8.      Damp mop and buff all tile surfaces.

        9.      Clean tenant glass in all occupied areas.

        10.     Dust and spot clean all baseboards.

        11.     Clean both sides of toilet partitions.

        12.     Remove finger prints from woodwork, walls and partitions.

        13.     Dust chair legs and bases of furniture, door frames, etc.

        14.     Clean mirrors in exercise equipment room.

        15.     Disinfect all athletic facility equipment.

        16.     Sweep all exterior walkways.

        17.     Remove gum from common walkways.

        18.     Empty trash dumpsters and clean dumpster area.



                                   EXHIBIT I

C.      MONTHLY - ALL COMMON AREAS AND TENANT SPACES

        1. Oil all stained wood doors using products approved by Landlord and polish wood furniture.

        2.      Remove finger prints and smudges from light fixtures.

        3. Polish stainless steel in elevators, including ceiling, if applicable.

        4.      Sweep and damp mop all stairwells and landings.

        5.      Wipe ledges and handrails in stairwells.

        6.      Clean light fixtures in stairwells.

        7.      Dust all high areas.

        8.      Wipe down all plastic and leather furniture.

        9.      Thoroughly vacuum upholstered furniture.

        10. Interior and exterior lighting to be checked and all necessary bulbs replaced.

        11. Strip, machine scrub and reapply Landlord approved finish to all tile floors.


D.      QUARTERLY - ALL COMMON AREAS AND TENANT SPACES

        1.      Wipe metal framework around doors and windows.

        2.      Lift desk pads where possible and vacuum under desks.

        3.      Dust vertical blinds.

        4. Clean (acid wash if necessary) exterior entrance walkway to main lobby.

        5.      Clean all exterior building glass.

        6.      Clean picture frame glass.


E.      SEMI-ANNUALLY - ALL COMMON AREAS AND TENANT SPACES

        1.      Wash all vinyl baseboards.

        2.      Wash all vinyl wall coverings.



                                   EXHIBIT I

RECORDING REQUESTED BY
TICOR TITLE INSURANCE COMPANY


Recording requested by
and when recorded, mail to:

LATHAM & WATKINS
Attorneys at Law
Attn: Mr. Jon D. Demorest
701 "B" Street, Ste. 2100
San Diego, Ca. 92101
ORDER: 1125760-02

                            DECLARATION OF COVENANTS,

                          CONDITIONS AND RESTRICTIONS

                            FOR UNIT NO. 1 OF PACIFIC

                                CORPORATE CENTER




                                   EXHIBIT J

                               TABLE OF CONTENTS

                                                                                Page
                                                                                -----
ARTICLE I DEFINITIONS .......................................................      2

     1.01 Architectural Committee ...........................................      2
     1.02 Articles ..........................................................      2
     1.03 Assessment ........................................................      2
     1.04 Association .......................................................      2
     1.05 Association Maintenance Areas .....................................      2
     1.06 Board of Directors ................................................      2
     1.07 Bylaws ............................................................      2
     1.08 Declaration .......................................................      2
     1.09 Detention Basin ...................................................      2
     1.10 Developer .........................................................      2
     1.11 Government Regulations ............................................      3
     1.12 Guidelines ........................................................      3
     1.13 Improvements ......................................................      3
     1.14 Landscape Improvements ............................................      3
     1.15 Lot ...............................................................      3
     1.16 Member ............................................................      3
     1.17 Net Useable Square Footage ........................................      3
     1.18 Owner .............................................................      3
     1.19 PID Permit ........................................................      3
     1.20 Property ..........................................................      3
     1.21 Restrictions ......................................................      3
     1.22 Submittal .........................................................      4
     1.23 Undeveloped Lot ...................................................      4

ARTICLE II ESTABLISHMENT AND PURPOSE OF RESTRICTIONS ........................      4

     2.01 Establishment of Restrictions .....................................      4
     2.02 Purpose of Restrictions ...........................................      4

ARTICLE III THE ASSOCIATION .................................................      4

     3.01 Membership in Association .........................................      4
     3.02 Voting Rights .....................................................      5
     3.03 Approval of Members ...............................................      5
     3.04 Vesting of Voting Rights ..........................................      5
     3.05 Non-Liability of Board ............................................      5
     3.06 Duties and Powers .................................................      6

ARTICLE IV COVENANT FOR ASSESSMENTS .........................................      8

     4.01 Creation of Liens .................................................      8
     4.02 Purpose of Assessments ............................................      8
     4.03 Regular Assessments ...............................................      8
     4.04 Special Assessments ...............................................      8
     4.05 Capital Improvement Assessments ...................................      9
     4.06 Uniform Rate of Collection ........................................      9
     4.07 Date of Commencement of Regular Assessments .......................      9
     4.08 Certificate of Payment ............................................      9
     4.09 Exempt Property ...................................................      9
     4.10 Waiver of Use .....................................................     10

ARTICLE V NONPAYMENT OF ASSESSMENTS .........................................     10

                                                                                Page
                                                                                -----
     5.01 Delinquency .......................................................     10
     5.02 Notice of Lien ....................................................     10
     5.03 Foreclosure Sale ..................................................     10
     5.04 Curing of Default .................................................     11
     5.05 Cumulative Remedies ...............................................     11
     5.06 Subordination of Assessment Liens .................................     11

ARTICLE VI ARCHITECTURAL CONTROL ............................................     11
     6.01 Architectural Committee ...........................................     11
     6.02 Promulgation of Guidelines ........................................     12
     6.03 Plan Review .......................................................     12
     6.04 Approvals .........................................................     12
     6.05 Variances .........................................................     13
     6.06 Construction ......................................................     13
     6.07 Certificates of Compliance ........................................     13
     6.08 Architectural Fee .................................................     13
     6.09 Waiver ............................................................     13
     6.10 Nonliability for Decisions ........................................     14
     6.11 General ...........................................................     14
     6.12 Disclosure and Waiver of Conflict of Interest .....................     14

ARTICLE VII REGULATION OF OPERATIONS AND USES ...............................     15

     7.01 Prohibited Operations and Uses ....................................     15
     7.02 Other Operations and Uses .........................................     16
     7.03 Exculpation .......................................................     16

ARTICLE VIII ENCROACHMENTS AND EASEMENTS ....................................     17

     8.01 Encroachments .....................................................     17
     8.02 Utility Easements .................................................     17
     8.03 Slope and Drainage ................................................     17
     8.04 Grades, Cuts and Fills ............................................     17
     8.05 Performance and Discharge of Rights and Duties ....................     17

ARTICLE IX MAINTENANCE BY OWNERS ............................................     18

ARTICLE X ENFORCEMENT .......................................................     18

     10.01 Abatement and Suit ...............................................     18
     10.02 Deemed to Constitute a Nuisance ..................................     18
     10.03 Suspension of Members ............................................     19
     10.04 Attorney's Fees ..................................................     19
     10.03 Inspection Rights ................................................     19
     10.06 Failure to Enforce Not a Waiver of Rights ........................     19

ARTICLE XI MISCELLANEOUS PROVISIONS .........................................     19

     11.01 Termination and Modification .....................................     19
     11.02 Assignments of Developer's Rights and Duties .....................     20
     11.03 Assignment of Association's Rights and Duties ....................     20
     11.04 Constructive Notice and Acceptance ...............................     20

                                                                            2327

                                                                                Page
                                                                                -----
     11.05 Rights of Mortgagees .............................................     20
     11.06 Mutuality, Reciprocity, Runs with Land ...........................     20
     11.07 Paragraph Headings ...............................................     20
     11.08 Effect of Invalidation ...........................................     21
     11.09 Choice of Law ....................................................     21

            DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR

                     UNIT NO. 1 OF PACIFIC CORPORATE CENTER

        THIS DECLARATION is made this 19th day of April, 1985, by CORNERSTONE CORPORATE CENTER, a California limited partnership ("Developer").

                                    RECITALS

        A. Developer is the owner of certain real property in the County of San Diego, State of California, more particularly described in Exhibit A attached hereto (the "Property").

        B. Developer desires to subject the Property to certain conditions, covenants and restrictions, upon and subject to which all the Property shall now and hereafter be held, improved and conveyed, in order to establish a general plan for the improvement and development of the Property.

        C. Developer has caused to be formed PACIFIC CORPORATE CENTER UNIT NO. 1 OWNERS' ASSOCIATION, a California nonprofit mutual benefit corporation (the "Association") to act as the property owners' association for the Property. The Association shall have such powers and duties as are set forth herein and in the Articles and the Bylaws of the Association.

        Now, THEREFORE, Developer declares as follows:

                                    ARTICLE I

                                   DEFINITIONS

        For purposes of this Declaration, the following terms shall have the: following meanings:

        1.01 Architectural Committee: "Architectural Committee" shall refer to the Architectural Committee established pursuant to Article VI of this Declaration.

        1.02 Articles: "Articles" shall mean and refer to the Articles of Incorporation of the Association.

        1.03 Assessment: "Assessment" shall mean and refer to any or all of the Assessments hereinafter defined:

        (a) "Regular Assessments" shall mean and refer to a charge against each Owner and his Lot representing a portion of the cost to the Association to provide for and promote the health, safety and welfare of the Members of the Association and, in particular, for the improvement and maintenance of the properties, services, and facilities devoted to this purpose and related to the use and enjoyment of the Association Maintenance Areas, including, without limitation, establishing and maintaining reserves for such purposes.

             (b) "Special Assessment" shall mean and refer to a charge against a particular Owner and his Lot, directly attributable to such Owner, for a reasonable fine or penalty levied by the Association for a violation of this Declaration or the Articles and Bylaws of the Association, or for certain costs incurred by the Association or Declarant for materials or services furnished to such Owner or his Lot at the request of or on behalf of such Owner as a result of any owner failing to maintain any portion of his Lot in accordance with the provisions of this Declaration or for material or services furnished to any portion of any Lot which the Association maintains pursuant to this Declaration, as a result of the negligence or willful misconduct of any Owner, his employees, guests or invitees, or for excessive use or special use of the services or facilities provided by the Association, including but not limited to parking, trash removal and maintenance of improvements.

             (c) "Capital Improvements Assessment" shall mean and refer to a charge against each Owner and his Lot representing a portion of the cost to the Association for the installation, construction, unexpected repair or replacement of any Improvements, including the necessary fixtures said personal property related thereto, on any portion of the Property upon which the Association may be required to install, construct, repair or replace any Improvements ax provided in this Declaration, which coat has not barn provided for by reserves established by Regular Assessments paid by the Members.

        1.04 Association: "Association" shall mean PACIFIC CORPORATE CENTER UNIT NO. 1 OWNERS' ASSOCIATION, a California nonprofit mutual benefit corporation, its successors and assigns.

        1.05 Association Maintenance Areas: "Association Maintenance Areas" shall mean and refer to all areas within the Property that the Association has accepted into the Association Maintenance Areas pursuant to subsections 3.06(a),
(b), (c) or (d) of this Declaration.

        1.06 Board of Directors: "Board of Directors" and/or "Board" shall refer to the Board of Directors of the Association.

        1.07 Bylaws: "Bylaws" shall mean and refer to the Bylaws of the Association.

        1.08 Declaration: "Declaration" shall mean this Declaration of Covenants, Conditions and Restrictions, and all amendments thereto.

        1.09 Detention Basin: "Detention Basin" shall mean the detention basin to be constructed and maintained on a portion of Lot 9 of the Property for the purpose of receiving silt and storm water run-off from the Property and from adjacent real property.

        1.10 Developer: "Developer" shall mean CORNERSTONE CORPORATE CENTER, a California limited partnership, its successors and assigns.

        1.11 Government Regulations: "Government Regulations" shall mean all present and future governmental laws, statutes, codes, ordinances, rules, regulations, limitations, restrictions, orders, judgements and other governmental requirements applicable to the Property, including without limitation the PID Permit.

        1.12 Guidelines: "Guidelines" shall mean and refer to those guidelines promulgated by the Architectural Committee pursuant to Article VI of this Declaration.

        1.13 Improvements: "Improvements" shall mean and refer to all structures and appurtenances thereto of every type and kind, including, but not limited to, buildings, outbuildings, garages, irrigation and drainage devices or systems, fences, screening walls, retaining walls, parking areas, loading areas, poles, light standards, signs and "Landscape Improvements" (defined below).

        1.14 Landscape Improvements: "Landscape Improvements" shall refer to any plantings, ground cover, trees and shrubbery existing on a Lot or within dedicated streets or alleys at the date of this declaration or thereafter installed, together with any alterations, systems, and equipment installed in order to enable reasonable maintenance of the plantings, ground cover, trees and shrubbery.

        1.15 Lot: "Lot" shall mean each separate legal lot within the Property, but shall not include streets or alleys which have been dedicated to and accepted by any governmental agency having jurisdiction in the matter.

        1.16 Member: "Member" shall mean and refer to every person or entity who is an Owner of a fee or undivided fee interest in any Lot.

        1.17 Net Useable Square Footage: "Net Useable Square Footage" shall mean, with respect to a Lot, all square footage of such Lot, exclusive of (a) dedicated public pedestrian and roadway rights of way, and (6) slopes of greater than five percent (5%) that are not within the ten (10) foot landscape setback from public streets.

        1.18 Owner: "Owner" shall mean and refer to the record Owner, whether one or more persons or entities, of fee simple title to any Lot, including contract sellers, but excluding those having such interest merely as security for the performance of an obligation.

        1.19 PID Permit: "PID Permit" shall mean and refer to Planned Industrial Development Permit No. 83-0378, as such Permit may be corrected or amended from time to time.

        1.20 Property: "Property" shall mean that certain real property described in Exhibit A to this Declaration.

        1.21 Restrictions: "Restrictions" shall mean and refer to the covenants, conditions, restrictions, liens, charges, rules and regulations now or hereafter established or imposed by or pursuant to this Declaration.

        1.22 Submittal: "Submittal" shall mean and refer to all documents required to be submitted to the Architectural Committee established by this Declaration.

        1.23 Undeveloped Lot: "Undeveloped Lot" shall mean and refer to any Lot for which the City of San Diego has not issued a Certificate of Occupancy which allows occupancy of a completed building.

                                   ARTICLE II

                    ESTABLISHMENT AND PURPOSE OF RESTRICTIONS

        2.01 Establishment of Restrictions: Developer hereby declares that the Property is now held and shall hereafter be held, transferred, sold, leased, conveyed, maintained, and occupied subject to the Restrictions herein set forth, each and all of which is and are for the benefit of, shall inure to, and shall pass with the Property and each and every part or parcel thereof, and shall apply to and bind Developer, the Association and any Owner, lessee or other occupier or user of the Property or any portion thereof, and the heirs, assignees and successors in interest of Developer, the Association and any such Owner, lessee, occupier or user.

        2.02 Purpose of Restrictions: The purpose of these Restrictions is to insure proper development and use of the Property, to protect the Owner of each Lot against such improper development and use of surrounding parcels as will depreciate the value of his parcel, to prevent the erection on the Property of structures built of improper design or materials, to encourage the erection of attractive Improvements at appropriate locations, to prevent haphazard end inharmonious Improvements, to secure and maintain proper setbacks from streets and adequate free spaces between structures, to provide for proper and sufficient care and maintenance of the Property and the Improvements and Landscape Improvements thereon, and in general to provide adequately for a high type and quality of improvement, use and maintenance of the Property in accordance with a general plan.

                                   ARTICLE III

                                 THE ASSOCIATION

        3.01 Membership in Association: Every Owner shall be a Member of the Association. Membership shall be appurtenant to and may not be separated from fee ownership of a Lot, and such fee ownership shall be the sole qualification for membership. Where more than one person holds a fee interest in any Lot, all such persons shall be Members. The foregoing is not intended to include persons or entities who hold an interest merely as security for performance of an obligation. The terms and provisions set forth in this Declaration, which are binding upon all Members in the Asso-ciation, are not exclusive. Each Member shall also be subject to the terms and provisions of the Government Regulations, the Articles and the Bylaws.

        3.02 Voting Rights: The Association shall have two (2) classes of voting membership.


             Class A: All Owners with the exception of the Developer shall be Class A Members. Class A Members shall be entitled to one (1) vote for each Lot which they own in the Property. When more than one parson holds an interest in any Lot, the vote or votes for such Lot shall be exercised as they among themselves determine but in no event shall more than one vote be allocated to any Lot.

             Class B: The Class B Member shall be the Developer. The Class B Member shall be entitled to six (6) votes for each Undeveloped Lot in which it holds a fee interest, and one (1) vote for each Lot which is not an Undeveloped Lot in which it holds a fee interest. The Class B membership shall cease and be converted to Class A membership when the Developer is no longer an Owner of at least once (1) Undeveloped Lot.

             This section may not be terminated, extended, modified or amended pursuant to Section 11.01 and any such attempt shall be null and void and of no effect.

             All voting rights shall be subject to the restrictions and limitations provided herein and in the Articles and the Bylaws.

        3.03 Approval of Members: Unless otherwise specifically provided herein, any provision of this Declaration or the Bylaws which requires the approval of a specified majority of the voting power of the Members shall be deemed satisfied by the following:

             (a) The vote of the specified percentage at a meeting duly called and noticed pursuant to the provisions of the Bylaws dealing with annual or special meetings of the Members. Such percentage must be no less than a majority vote of an authorized quorum;

             (b) A writing or writings signed by the specified percentage; or

             (c) A combination of votes or written assents evidencing the approval of the specified percentage.

        3.04 Vesting of Voting Rights: Voting rights for a Member of the Association shall not vest until a Regular Assessment has been levied against that Member pursuant to Section 4.03.

        3.05 Non-Liability of Board: In discharging their duties and responsibilities, the Board acts on behalf of and as the representative of the Association which acts on behalf of and as the representative of the Owners, and no member of the Board shall be individually or personally lia-ble for performance or failure of performance of his duties and responsibilities unless he fails to act in good faith.

        3.06 Duties and Powers: In addition to the duties and powers enumerated in the Articles and the Bylaws, or elsewhere provided for herein, and without limiting the generality thereof, the Association shall:

             (a) Have the duty and obligation to accept into the Association Maintenance Area any landscaped areas for which a Notice of Completion pertaining to Landscape Improvements has been accepted by the Architectural Committee pursuant to Section 6.07 hereof.

             (b) Have the duty and obligation to accept into the Association Maintenance Area the Detention Basin.

             (c) Have the right to accept any other area of the Property into the Association Maintenance Area, provided, however, that the Association will not accept any area into the Association Maintenance Area without the consent of either (1) the Owner of the area to be accepted, or (2) if sufficient to assure access, the holder of an easement over the area to be accepted, where the easement allows the holder and the Association to enter the area for landscape maintenance purposes; provided further that the Association shall not accept any area into the Association Maintenance Area under this subsection unless the Board first determines, in its sole and reasonable discretion, that the acceptance of such area is in keeping with the purpose of these Restrictions and the Government Regulations.

             (d) Have the right to accept into the Association Maintenance Area any dedicated public right of way or easement for streets or pedestrian and non-motor-vehicle sidewalks for which the Association has obtained encroachment permits, encroachment removal agreements, and any other approvals required from the City of San Diego by the PID Permit or Government Regulations.

             (e) Have the duty and obligation to maintain and repair the Improvements, including Landscape Improvements, in the Association Maintenance Area. Should the Association incur the expense of repairing or maintaining any portion of the Property which the City of San Diego or any other public agency is obligated to incur, the Association shall use its reasonable efforts to obtain reimbursement.

             (f) Have the duty and obligation to obtain, for the benefit of the Association Maintenance Area, all water, gas and electric services and refuse collection.

             (g) Have the duty and obligation to pay taxes and charges assessed against the Association and to pay real and personal property taxes and other charges assessed against any property owned by the Association, if any.

             (h) Have the duty and obligation to purchase, carry, and at all times maintain in full force insur-ance covering the Association Maintenance Area in such amounts and with such endorsements and coverage as shall be considered good sound insurance coverage for properties similarly developed and improved. Such insurance to be obtained by the Association may include, but need not be limited to:

                    (i) Comprehensive public liability insurance, in such limits as the Association deems necessary.

                    (ii) Workers' Compensation Insurance as the Association deems necessary;

                    (iii) Association Directors' and Officers' liability insurance; and

                    (iv) Any other insurance deemed necessary by the Association.

                The insurance coverage shall be written in the name of, and the proceeds thereof shall be payable to, the Association. Premiums for all insurance carried by the Association is a common expense includable in the Assessments made by the Association.

                (i) Have the right and obligation, in accordance with its Articles and the Bylaws, to borrow money for the purpose of improving, repairing or reconstructing the Association Maintenance Area.

                (j) Have the right to employ a manager or other persons and to contract with independent contractors or managing agents to perform all or any part of the duties and responsibilities of the Association.

                (k) Have the duty and obligation to establish and maintain a working capital and contingency fund in an amount to be determined by the Board of Directors of the Association.

                (l) Have the right to acquire property subject to the provisions of Section 5.03 herein.

                (m) Have the right to grant easements where necessary for utilities and sewer facilities over the Association Maintenance Area to serve the Association Maintenance Area and the Lots.

                (n) Have the right to enforce the provisions of this Declaration by appropriate means, including without limitation, the expenditure of funds of the Association, the employment of legal counsel and the commencement of legal proceedings.

                (o) Have the right to delegate powers to committees, officers and/or employees of the Association as expressly authorized by the governing instruments.

                (p) Have the right to adopt, amend, and repeal such rules and regulations as it deems reasonable to govern any matters in furtherance of the purpose of the Association, including, without limitation, the use of the Association Maintenance Areas, the regulation of Improvements and the use of the Lots; provided, however, that the Association rules and regulations may not discriminate among Owners, and shall not be inconsistent with the Government Regulations, this Declaration, the Articles or the Bylaws. Such rules and regulations may include the establishment of system of fines and penalties enforceable as Special Assessments.

                                   ARTICLE IV

                            COVENANT FOR ASSESSMENTS

            4.01 Creation of Liens: The Developer, for each Lot owned, hereby covenants, and each Owner of a Lot by acceptance of a deed therefor, whether or not it shall be so expressed in such deed, is deemed to covenant and agrees to pay to the Association: (i) Regular Assessments, (ii) Special Assessments, and
(iii) Capital Improvement Assessments, such Assessments to be established and collected as provided herein. The Regular, Special and Capital Improvement Assessments, together with interest, cost, penalties and reasonable attorney's fees, shall be a charge on the Lot and shall be a continuing lien upon the Lot against which each such Assessment is made. Each such Assessment, together with interest, costs, penalties and reasonable attorney's fees, shall also be the personal obligation of the person who was the Owner of such Lot at the time when the Assessment fell due.

            4.02 Purpose of Assessments: The Assessments levied by the Association shall be used exclusively for the purpose of promoting the health, safety and welfare of the Members of the Association, to provide funds for the Association to carry out its duties and obligations and, in particular, for the improvement, landscaping and maintenance of the Association Maintenance Area and other services and facilities devoted to this purpose, if any.

            4.03 Regular Assessments: The amount of Regular Assessments for a fiscal year of the Association shall be determined by the Board of Directors of the Association pursuant to the Articles of Incorporation and Bylaws of said Association after giving duo consideration to the current maintenance costs and future needs, including the buildup of reserves for working capital and contingencies, of the Association. The Board of Directors of the Association shall fix the, amount of Regular Assessment against each Lot for each fiscal year at least thirty (30) days in advance of such year. Written notice of the Regular Assessments shall be sent to every Owner subject thereto at least fifteen (15) days prior to each fiscal year of the Association. The Regular Assessments shall be paid in monthly installments.

            4.04 Special Assessments: Each Owner shall be liable to the Association by way of Special Assessment for any damages to the Association Maintenance Area or to any of the equipment or improvements thereon which may be sustained by reason of the negligence or willful misconduct of said Owner or of his employees, agents, guests or invitees, both minor and adult. Any expense incurred by the Association in repairing such damage, together with costs and attorneys' fees, shall be a debt of the Owner causing the same, and the Board may specifically assess, by way of Special Assessment, said Owner for the amount thereof to the extant that any such damage shall not be covered by a policy of insurance. The Board may also levy Special Assessments: (i) to reimburse the Association for steps taken pursuant to Sections 6.07 or 10.01 of this Declaration; (ii) for Owners who are specifically found to be excessive users of the services or facilities furnished or provided by the Association, including, but not limited to, trash removal or parking facilities, or (iii) for steps taken by the Association to remedy any wrongful violation of this Declaration.

            4.05 Capital Improvement Assessments: In addition to the Regular and Special Assessments, the Association may levy in any calendar year, a Capital Improvement Assessment applicable to that year only, provided that any such Assessment shall have the approval by vote or written consent of Members entitled to exercise not less than two-thirds (2/3) of the voting power of the membership of the Association.

            The Board of Directors shall fix the amount of all Capital Improvements Assessments at least thirty (30) days in advance of the date such Assessments shall become due and shall give written notice at least fifteen (15) days in advance of the date such Assessments shall become due to each Owner subject thereto.

            4.06 Uniform Rate of Collection: The Regular and Capital Improvement Assessments may be combined and collected on a monthly basis and shall be fixed at a uniform formula rate for all Lots based upon the Net Useable Square Footage of each Lot. Fixing Assessments at a uniform formula rate for all Lots does not apply with respect to Special Assessments.

            4.07 Date of Commencement of Regular Assessments: The Regular Assessments shall commence as to all Lots on the first day of the month following the close of escrow for the first conveyance by Developer of any Lot to any Class A Member of the Association.

            4.08 Certificate of Payment: The Association shall, upon demand, furnish to any Owner liable for any Assessment, a certificate in writing signed by an officer of the Association, setting forth whether the Regular and Special and Capital Improvement Assessments on that Owner's Lot have been paid, and the amount of the delinquency, if any. A reasonable charge may be made by the Board for the issuance of these certificates. Such certificate shall be conclusive evidence of payment of any Assessment therein stated to have been paid.

            4.09 Exempt Property: A11 properties dedicated to and accepted by a local public authority shall be exempt from assessments.

            4.10 Waiver of Use: No Member may exempt himself by any means whatsoever from personal liability for assessments duly levied by the Association, nor release the Lot owned by him from the liens and charges thereof, by abandonment of his Lot or otherwise.

                                    ARTICLE V

                            NONPAYMENT OP ASSESSMENTS

            5.01 Delinquency: Any Assessment which is not paid when due shall be delinquent. With respect to each Assessment not paid within fifteen (15) days after the due date, the Association may, at its election, require the Owner to pay a "late charge" in a sum to be determined by the Association, but not to exceed ten percent (10%) of the amount of the delinquent Assessment per each delinquent Assessment. If any such Assessment is not paid within thirty (30) days after the delinquency date, the Assessment shall bear interest from the date of delinquency at the maximum rate permitted by law, and the Association may, at its option, bring an action at law against the Owner personally obligated to pay the same, or upon compliance with the notice provisions set forth in Section 5.02 hereof, to foreclose the lien (provided for in Section
4.01 hereof) against the Lot, and there shall be added to the amount of such Assessment the late charge, the costs of preparing and filing the complaint in such action, and in the event a judgment is obtained, such judgment shall include interest and reasonable attorneys' fees, together with the costs of action. Each Owner vests in the Association or its assigns, the right and power to bring all actions at law or lien foreclosure against such Owner to other Owners for the collection of such delinquent Assessments.

            5.02 Notice of Lien: No action shall be brought to foreclose said Assessment lien or to proceed under the power of sale herein provided until thirty (30) days from the date a notice of claim of lien is deposited in the United States mail, certified or registered, postage prepaid, to the Owner of said Lot, and a copy thereof is recorded by the Association in the Office of the San Diego County Recorder; said notice of claim must recite a good and sufficient legal description of any such Lot, the Owner or reputed Owner thereof, the amount claimed (which shall include interest, reasonable attorneys' fees and expenses of collection incurred in connection with the debt secured by said lien and late charges as specified above), and the name and address of the claimant.

            5.03 Foreclosure Sale: Any such sale provided for above is to be conducted in accordance with provisions of the Civil Code of the State of California, as it may hereafter be modified or amended, applicable to the exercise of powers of sale in mortgages and deeds of trust, or in any other manner permitted or provided by law. The Association, through its duly authorized agents, shall have the right to bid on the Lot at foreclosure sale, and to acquire and hold, mortgage and convey the same.

            5.04 Curing of Default: Upon the timely payment or other satisfaction of (a) all delinquent Assessments specified in the notice of claim of lien, (b) all other Assessments which have become due and payable with respect to the Lot as to which such notice of claim of lien was recorded, and
(c) interest, late charges, attorneys` fees and other costs of collection pursuant to this Declaration which have accrued, officers of the Association or any other persons designated by the Board are hereby authorized to file or record, as the case may be, an appropriate release of such notice, upon payment by the defaulting Owner of an amount, to be determined by the Association, to cover the costs of preparing and filing or recording such release.

            5.05 Cumulative Remedies: The lien and the rights to foreclosure and Sale thereunder shall be in addition to and not in substitution for all other rights and remedies which the Association and its assigns may have hereunder and by law, including a suit to recover a money judgment for unpaid Assessments, as provided above.

            5.06 Subordination of Assessment Liens: If any Lot subject to a monetary lien created by any provision hereof shall be subject to the lien of a deed of trust: (a) the foreclosure of any lien created by anything set forth in this Declaration shall not operate to affect or impair the lien of such deed of trust, and (b) the foreclosure of the lien of died of trust or the acceptance of a deed in lieu of foreclosure of the deed of trust shall not operate to affect or impair the lien hereof, except that the lien hereof for said charges as shall have accrued up to the foreclosure or the acceptance of the deed in lieu of foreclosure shall be subordinate to the lien of the deed of trust, with the foreclosure purchaser or deed-in-lieu grantee taking title free of the lien hereof for all said charges that have accrued up to the time of the foreclosure or deed given in lieu of foreclosure, but subject to the lien hereof for all said charges that shall accrue subsequent to the foreclosure or deed given in lieu of foreclosure.

                                   ARTICLE VI

                              ARCHITECTURAL CONTROL

            6.01 Architectural Committee: There shall be an Architectural Committee consisting of three (3) persons to be appointed by the Developer. Except as otherwise provided herein, the members of the Architectural Committee shall be subject to removal by the Developer at any time, with or without cause. All vacancies on the Architectural Committee shall be filled by appointment by the Developer. In the event of failure of the Developer to appoint such Committee or to fill any vacancies therein, the Board shall have the right by written document to appoint the members of the Architectural Committee or to fill any vacancies. The Developer shall surrender and the Board shall assume the right to appoint and remove the members of the Architectural Committee on the date that Developer no longer owns at least one (1) Undeveloped Lot, provided that the Developer shall, at its election, be entitled at all times to appoint at least one (1) person to the Architectural Committee, whether or not the Developer is an Owner of a Lot. The Architectural Committee shall act by majority vote of its members, but a majority of the Architectural Committee may designate a representative to act for it.

            6.02 Promulgation of Guidelines: The Architectural Committee may promulgate, from time to time, Guidelines setting forth the procedure for submission and approval of and the form and content of Submittals for the erection, construction, installation or alteration of Improvements, including Landscape Improvements. These rules and regulations shall be promulgated to assist Members in the submission of plans and specifications. In promulgating and changing Guidelines, the Architectural Committee shall apply standards consistent with the Government Regulations and the purpose of this Declaration.

            6.03 Plan Review: No Improvement of any nature whatsoever (including, but not limited to, any alteration or addition to any Improvements existing from time to time) shall be constructed, installed, assembled, maintained or permitted to remain on any Lot until plans and specifications for such Improvement (the "Submittals") shall have been approved in writing by the Architectural Committee. All Submittals shall be prepared by an architect and/or engineer, licensed to practice in the State of California, and shall be submitted in writing over the signature of the Owner or his authorized agent. Each Submittal shall conform to the Guidelines and any restrictions contained in the deed pursuant to which the Developer first conveyed title to the Lot for which the Submittal is made. Three (3) copies of each Submittal are required.

            6.04 Approvals: The Architectural Committee shall base its approval or disapproval of any Submittal on, among other things, the adequacy of site dimensions; the adequacy of structural design; the conformity and harmony of external design with the neighboring structures; the affect of location and use of improvements on neighboring sites, operations and uses; the relation of the topography, grade and finished ground elevation of the site being improved to that of the neighboring sites; the proper facing of elevations with respect to nearby streets; and the conformity of the Submittal to the Government Regulations and the purpose and general plan and intent of this Declaration. The Committee shall not arbitrarily or unreasonably withhold its approval of such Submittal. If the Architectural Committee fails either to approve or to disapprove any Submittal within sixty (60) days after the same has been submitted to and received by the Architectural Committee, it shall be conclusively presumed that the Architectural Committee has approved the Submittal, provided that the Improvements discussed in the Submittal are in accord with the Government Regulations. Notwithstanding anything herein to the contrary, approval by the Architectural Committee is not exclusive and all plans and specifications required to be approved by the City of San Diego, whether through the building permit process or otherwise, shall be so approved prior to the commencement of construction.

            6.05 Variances: Where circumstances, such as topography, location of lot lines, location of trees, or other matters require, the Architectural Committee may allow reasonable variances as to any of the Restrictions contained in this Declaration and under the jurisdiction of the Architectural Committee, on such terms and conditions as it shall require; provided, however, that all such variances shall be in keeping with the provisions of the Government Regulations and the purpose of this Declaration.

            6.06 Construction: Upon receipt of approval from the Architectural Committee pursuant to this Section, the Owner to whom the same is given shall, as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction and alterations. In all cases, work shall be substantially completed within twenty-four (24) months from the date of such approval. If there is a failure to comply with this Section, then the approval given pursuant to this Section shall be deemed revolted unless the Architectural Committee, upon request made prior to the expiration of said twenty-four (24) month period, extends the time for completing the work.

            6.07 Certificates of Compliance: Upon completion of construction or installation of any Improvements, the Owner shall supply the Architectural Committee with a Notice of Completion from a duly licensed or registered architect certifying that the Improvements as constructed or installed are in compliance with the Submittal previously approved by the Architectural Committee. In the case of work involving Landscape Improvements, a separate Notice of Completion pertaining to the Landscape Improvements shall be filed by a landscape architect. If the Architectural Committee determines that the Improvements are not in compliance with the previously approved Submittals, it shall notify the Owner in writing of such non-compliance within ninety (90) days after the receipt of the Notice of Completion. If the Architectural committee determines that the Owner has not remedied the non-compliance within thirty (30) days from the date of the notice of non-compliance, the Architectural Committee shall notify the Association of the non-compliance. The Association shall thereafter have the right to take such steps to remedy the non-compliance as the Board in its sole discretion deems reasonable and necessary.

            Unless the Architectural Committee determines within (90) days that the Improvements are not in compliance with the previously approved Submittal, the Notice of Completion shall be deemed accepted by the Architectural Committee.

            6.08 Architectural Fee: The Architectural Committee may charge and collect a reasonable fee for the examination of any Submittals. The amount of such fee shall not exceed the cost of making such examination, including the cost of any architect's or engineer's fees incurred in connection therewith.

            6.09 Waiver: The approval of the Architectural Committee of any Submittals for any work done or proposed.

or for any other matter requiring the approval of said Committee, shall not be deemed to constitute a waiver of any right to withhold approval of any similar plans, drawings, specifications or other matters subsequently submitted for approval.

            6.10 Nonliability for Decisions: Neither the Developer, the Association, nor the Architectural Committee or the members thereof shall be liable to anyone submitting plans to them for approval or to any Owner or lessee of land affected by this Declaration, by reason of mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any such plans. Approval or disapproval of any Submittal by the Architectural Committee shall not constitute a determination as to the structural integrity, adequacy or fitness of the Improvements contemplated by such submittal, and neither the Developer, the Association, nor the Architectural Committee or the members thereof shall be liable to anyone submitting plans for approval or to any Owner or lessee of land affected by this Declaration in the event the Improvements contemplated by such Submittal are inadequate or unfit. Every person who submits plans to the Architectural Committee for approval agrees, by submission of such plans, and every Owner or lessee of any of the property agrees, by acquiring title thereto or interest therein, that he will not bring any action or suit against the Developer, the Association, the Architectural Committee or any members thereof to recover any damages for any of the foregoing.

            6.11 General: The members of the Architectural Committee shall not be entitled to any compensation for services performed pursuant to this Declaration; however, any architect, engineer or similar party employed by the Architectural Committee to assist in the review of Submittals shall be entitled to a fee.

            6.12 Disclosure and Waiver of Conflict of Interest: The Developer hereby discloses the following:

            (a) The members of the Architectural Committee may be affiliated with and employed by the Developer.

            (b) Should the Developer submit plans and specifications to the Architectural Committee, the members of the Architectural Committee appointed by the Board may be in a conflict of interest in rendering their decisions.

            Neither the Developer nor any member of the Architectural Committee shall have any liability to any Owner or other person by reason of decision which may benefit the Developer rendered in good faith by the Architectural Committee or any member thereof while in a conflict of interest, and each Owner hereby waives any claim of liability against the Developer, the Architectural Committee, or any member thereof based on such conflict of interest. Nothing herein stated is intended to limit the application or meaning of Section 6.10 above or Section 1.03 below.

                                   ARTICLE VII

                        REGULATION OF OPERATIONS AND USES

            7.01 Prohibited Operations and Uses: In addition to those operations prohibited by the Government Regulations, the following operations and uses shall not be permitted on the Property or any portion thereof:

                  (a) Residential use of any type.

                  (b) Trailer courts or recreational vehicle campgrounds.

                  (c) Junk yards or recycling facilities.

                  (d) Drilling for and removing oil, gas or other hydrocarbon substances.

                  (e) Refining of petroleum or petroleum products.

                  (f) Commercial storage of petroleum products.

                  (g) Excavation of building or construction materials (except for excavation necessary in the course of approved construction).

                  (h) Distillation of bones.

                  (i) Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or other refuse.

                  (j) Fat rendering.

                  (k) Stockyard or slaughter of animals.

                  (l) Smelting of any ore.

                  (m) Cemeteries.

                  (n) Jail or honor farms.

                  (o) Labor or migrant worker camps.

                  (p) Truck terminals.

                  (q) Storage of construction materials and equipment (except as necessary in the course of approved construction).

                  (r) Any use (other than approved construction) which emits dust, sweepings, dirt, cinders, fumes, gases, odors, acids, steam or other substances into the atmosphere, or discharges liquid, solid wastes or other matter into any water reclamation area or water way which, in the opinion of the Developer or the Board of Directors, may adversely affect the health, safety, or comfort of persons within the area or may be harmful to vegetation or property.

                  (s) The radiation or discharge of intense glare or heat, or atomic, electromagnetic, microwave, ultrasonic, laser or other radiation, except within an area screened and enclosed in such a manner as to be indiscernible from any point outside the Lot on which the operation is conducted.

                  (t) The emission of any vibration, noise or sound which, in the opinion of the Developer or the Board of Directors, is objectionable due to intermittence, frequency, strength, shrillness or volume.

            7.02 Other Operations and Uses: Operations and uses which are specifically prohibited by these restrictions may be permitted in a specific case if written detailed operational plans and specifications therefor are submitted to and approved in writing by the Association. Approval or disapproval of such plans and specifications shall be based upon the effect of such operations or uses on other portions of the Property or upon the occupants thereof. If the Association fails either to approve or to disapprove such plans and specifications within sixty (60) days after the same have been submitted to it, it shall be conclusively presumed that the Association has disapproved said plans and specifications. Notwithstanding anything contained herein to the contrary, no activity shall be allowed on any Lot if it is prohibited by the Government Regulations.

            7.03 Exculpation: Neither the Developer, the Association nor the Board or any members thereof shall bye liable in damages to anyone submitting operational plans and specifications to them for approval, or to any Owner or lessee of the Property or any portion thereof by reason of mistake in judgment, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any such operational plans and specifications. Approval or disapproval of any Submittal by the Architectural Committee shall not constitute a determination as to the structural integrity, adequacy or fitness of the Improvements contemplated by such submittal, and neither the Developer, the Association, nor the Architectural Committee or the members thereof shall be liable to anyone submitting plans for approval or to any Owner or lessee of land affected by this Declaration in the event the Improvements contemplated by such Submittal are inadequate or unfit. Every person who submits operational plans and specifications to the Association for approval agrees, by submission of such plans and specifications, and every Owner and lessee of any of the Property agrees, by acquiring title thereto or interest therein, that he will not bring any action or suit against the Developer, the Association, the Board or any members thereof to recover any damages for any of the foregoing,

                                  ARTICLE VIII

                           ENCROACHMENTS AND EASEMENTS

            8.01 Encroachments: Each Lot is hereby declared to have an easement over all adjoining property (including Lots) for the purpose of accommodating minor encroachments due to original engineering or surveying errors, errors in original construction of Improvements, errors in reconstruction or repair of Improvements in accordance with plans and specifications approved by the Architectural Committee, or settlement or shifting or movement of an Improvement.

            8.02 Utility Easements: The Developer hereby reserves, together with the right to grant and transfer the same, such rights of way and easements over the Property as may be necessary or convenient for the purpose of erecting, constructing, repairing, maintaining, replacing and operating utility services over, across, under and through the Property within the designated setback areas, including without limitation wires, poles, pipes and conduits for lighting, power, television, telephone and other communication facilities, gas, water, storm sewers, sanitary sewers, and other utility lines. The Developer shall have the right to grant rights of way or easements to others to carry out the foregoing purposes. Upon the laying, repair, maintenance or replacement of any such lines, wires, pipes, conduit. or sewers, the Property shall be restored to the same condition it was in prior to the doing of such work.

            8.03 Slope and Drainage: The Developer hereby reserves for itself, each Owner and the Association, easements to allow the drainage of water under, upon and across each Lot in the established drainage ways existing on each Lot. "Established drainage ways" shall mean and refer to the Developer's plan for drainage as shown on the Developer's grading plan for the Property and any drainage improvements installed by the Developer, the Association or any Owner pursuant to such grading plans or any Government Regulation.

            8.04 Grades, Cuts and Fills: The Developer hereby reserves, together with the right to grant and transfer the same, easements to make such cuts and fills as are necessary to grade the streets or private ways and/or other Improvements within the Property, whether dedicated or not dedicated to the City of San Diego or other political subdivision, in accordance with such grades as the City of San Diego or other political subdivision may establish, and the rights to provide the necessary support and protection of streets so graded, including to slope upon abutting Lots.

            8.05 Performance and Discharge of Rights and Duties: The Developer hereby reserves for itself, the Association and their agents a non-exclusive easement for ingress and egress over the Property and each Lot for the purpose of permitting the Association, the Board of Directors, the Architectural Committee, the Developer and their agents to discharge their rights and obligations as described in this Declaration.

                                   ARTICLE IX

                             MAINTENANCE BY OWNERS

            Except to the extent the Association shall be obligated to maintain and repair the Landscape Improvements located within a Lot pursuant to Section
3.06 hereof, the Owner of each Lot shall maintain and repair such Lot, including the Improvements thereon, in good condition and repair and in accordance with the provisions of this Declaration, the Government Regulations and the rules and regulations, if any, of the Association and the Architectural Committee. Without limiting the generality of the foregoing, the Owner of each Lot shall at all times keep it and the Improvements thereon in a safe, clean and wholesome condition and comply, at its own expense, in all respects with all applicable governmental, health, fire and safety ordinances, regulations, requirements and directives and the Owner shall at regular and frequent intervals remove at its own expense any rubbish of any character whatsoever which may accumulate upon such Lot. Each Lot and all Improvements thereon, including all concrete terrace drains, shall at all times be constructed, kept and maintained by the Owner of the Lot in first-class condition, repair and appearance similar to that maintained by other owners of high-class properties of similar class and construction in San Diego County. All repairs, alterations, replacements or additions to Improvements shall be at least equal to the original work in class and quality. The necessity and adequacy of such repairs shall be measured by the same standard as for the original construction and maintenance. All outdoor refuse collection areas shall be completely enclosed and screened by a constructed wall of durable material not less than :six (6) feet in height. All such areas shall have concrete floors and shall be sufficient in size to contain all refuse generated on each Lot, but in no event smaller than six (6) feet by eight (8) feet. No refuse collection areas shall be permitted between a street and the front of a building.

                                    ARTICLE X

                                   ENFORCEMENT

            10.01 Abatement and Suit: Violation or breach of any Restriction, easement or reservation now or hereafter imposed by this Declaration shall give to the Association, the Architectural Committee and the Developer, the right to enter upon the Lot on which said violation or breach exists and to summarily abate and remove, at the expense of the Owner thereof, any structure, thing, or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, and/or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any such Restriction, easement or reservation to enjoin or prevent them from so violating, to cause said violation to be remedied or to recover damages for said violation.

            10.02 Deemed to Constitute a Nuisance: The result of every action or omission whereby any Restriction, easement or reservation herein contained is violated in whole or in part, except for variances from such Restriction, easement or reservation properly approved by the Architectural Committee or the Association, is hereby declared to be and to constitute a nuisance, and every remedy allowed at law or equity against every such result may be exercised by the Association, the Architectural Committee or any Owner.

            10.03 Suspension of Members: The Association shall have the right to suspend the voting rights of a Member for any period during which any assessment against his Lot remains unpaid and delinquent, provided that any suspension of such voting rights shall be made only by the Association, or a duly appointed committee thereof, after notice and hearing given and held in accordance with the Bylaws.

            10.04 Attorney's Fees: If an Owner defaults in the performance or observance of any provision of this Declaration and any party entitled to enforce the provisions pursuant to Section 11.01 has obtained the services of an attorney with respect to the defaults involved, the Owner covenants and agrees to pay to such party, as a condition of settlement of said default, any costs or fees involved including reasonable attorneys' fees, notwithstanding the fact that suit has not yet been instituted. In the event of action to enforce any of the provisions contained in this Declaration, the party prevailing in such action shall be entitled to recover from the other party thereof as part of the judgment reasonable attorneys' fees and costs of such suit.

            10.05 Inspection Rite: The Association, the Developer, the Architectural Committee or authorized representatives of either, may from time to time, at any reasonable hour, enter upon and inspect any Lot or any portion thereof or Improvements thereon, to ascertain compliance with this Declaration, but without obligation to do so or liability therefor.

            10.06 Failure to Enforce Not a Waiver of Rights: The failure of the Developer, the Association, the Architectural Committee or any Owner to enforce any Restriction, easement or reservation now or hereafter imposed by this Declaration shall in no event be deemed to be a waiver of the right to do so thereafter nor of the right to enforce any other Restriction.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            11.01 Termination and Modification: Except as otherwise provided in
Section 3.02, this Declaration or any Restriction contained herein, may be terminated, modified or amended, as to the whole of the Property or any portion thereof, with the approval of the Owners of at least eight (8) of the Lots. No such termination, modification or amendment shall be effective until proper instrument in writing has been executed and acknowledged and recorded in the office of the County Recorder, San Diego County, California.

            11.02 Assignments of Developer's Rights and Duties: Any and all of the rights, powers and reservations of the Developer herein contained may be assigned to any person, corporation, partnership, association or other entity and any such person, corporation, partnership, association, or entity, to the extent of such assignment, shall have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by the Developer herein.

            11.03 Assignment of Association's Rights and Duties: Any and all of the rights, powers and reservations of the Association herein contained may be assigned to any person, corporation, partnership, association or other entity and any such person, corporation, partnership, association or other entity, to the extent of such assignment, shall have the same rights and powers and be subject to the same obligations as are given to and assumed by the Association.

            11.04 Constructive Notice and Acceptance: Every person who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every Restriction, easement or reservation none or hereafter imposed by this Declaration, whether or not any reference to this Declaration or such Restriction, easement or reservation is contained in the instrument by which such person acquired an interest in said Property.

            11.05 Rights of Mortgagees: All Restrictions herein contained shall be deemed subject and subordinate to all mortgages and deeds of trust now or hereafter placed upon the Property subject to these restrictions or any portion thereof, and none of said restrictions shall supersede or in any way reduce the security of any such mortgage or deed of trust; provided, however, that if any portion of the Property is sold through the foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all Property so purchased subject to all of the restrictions and other provisions of this Declaration.

            11.06 Mutuality, Reciprocity, Runs with Land: All Restrictions, easements, reservations and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every portion and Lot of the Property; shall create mutual, equitable servitudes upon each Lot in favor of every other Lot; shall create reciprocal rights and obligations among the respective Owners of all Lots and privity of contract and estate among all grantees of said Lots, their heirs, successors and assigns; and shall, as to the Owner of each Lot, his heirs, successors and assigns, operate as covenants running with the land, for the benefit of all other Lots.

            11.07 Paragraph Headings: Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent of the particular paragraphs to which they refer.

     11.08 Effect of Invalidation: If any provision of this Declaration is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

     11.09 Choice of Law. This Declaration shall be construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration on the date first hereinabove written.


                                          CORNERSTONE CORPORATE CENTER,
                                          a California limited
                                          partnership

                                          By: Cornerstone Development
                                              Partnership #4, a
                                              California general
                                              partnership, general
                                              partner


                                              By: /s/ WILLIE E. SHORT
                                                 ------------------------------
                                                 Willie E. Short, II
                                                 general partner


                                              By: /s/ DONALD C. ALFORD, Trustee
                                                  -----------------------------
                                                  Donald C. Alford III,
                                                  Trustee, general partner



CAT NO. ????????????
TD T996 CA (1-63)                            [LOGO] TICOR TITLE INSURANCE
(Partnership as a Partner of a Partnership)


STATE OF CALIFORNIA   }
COUNTY OF San Diego   }  ss.

On April 19, 1985 before me, the undersigned, a Notary Public in and for said State, personally appeared Willie E. Short and Donald C. Alford, Trustee, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as two of the partners of Cornerstone Development Partnership #4, the partnership that executed the within instrument, and acknowledged to me that ______________________________________
they executed the same on behalf of      |         OFFICIAL SEAL
Cornerstone Corporate Center, a          |        SARAJUAN FADDEN
partnership, and that said last named    |   NOTARY PUBLIC, CALIFORNIA
partnership executed the same.           |      PRINCIPAL OFFICE IN
WITNESS my hand and official seal.       |       SAN DIEGO COUNTY
                                         | My Commission Exp. Oct 19 1987
Signature /s/ SARAJUAN FADDEN            |
                                         |       (This ??? for ?????)

                                  Exhibit "A"


                            Description of Property


     Lots 1 through 11, inclusive, and Lot A, as shown on Map No. 11126 recorded January 18, 1985 in the Official Records of San Diego County, California.


                                  Exhibit "A"

                     PLANNING DIRECTOR RESOLUTION No. 6032

      GRANTING PLANNED INDUSTRIAL DEVELOPMENT PERMIT AMENDMENT NO. 85-0830

WHEREAS, on April 2, 1984, the Planning Director of The City of San Diego granted Planned Industrial Development Permit NO. 83-0378 to construct and operate an industrial development, located on the north side of Mira Mesa Boulevard, one-half-mile east of Interstate 805 Freeway; and

WHEREAS, PACIFIC CORPORATE ASSOCIATES, a limited partnership, owner/permittee filed an application for a Planned Industrial Development Permit Amendment to construct and operate an industrial development, located on the north side of Mira Mesa Boulevard one-half-mile east of Interstate 805 Freeway described as Lots 1-11, Pacific Corporate Center Unit 1, Map No. 11126, and Portions of
Section 33, T145, R3W and Portions of Sections 3 and 4, T155, R3W, SBDM in the A-1-10 and A-1-10 HR (proposed M-IA and M-181) Zones; and

WHEREAS, on February 18, 1986, the Planning Director of The City of San Diego considered Planned Industrial Development Permit No. 85-0830 pursuant to Section
101.0910 of the Municipal Code of The City of San Diego and; NOW, THEREFORE,

BE IT RESOLVED, by the Planning Director of The City of San Diego, as follows:

1. That the Planning Director adopts as the Findings of the Planning Director those written Findings dated February 18, 1986, a copy of which is attached hereto and by this reference incorporated herein.

2. That said Findings are supported by maps and exhibits, all of which are herein incorporated by reference.

BE IT FURTHER RESOLVED, that based on the Findings hereinbefore ??? by the Planning Director, Planned Industrial Development Permit No. 85-0830 (Amendment to PID No. 83-03781, is hereby granted to Owner/Permittee in the form and with the terms and conditions as set forth in Planned Industrial Development Permit No. 85-O830, a copy of which is attached hereto and made a part hereof.

FINDINGS

1. The proposed project will fulfill a need and will not adversely affect the neighborhood, the General Plan, or the Community Plan. The Mire Mesa Community Plan designates the area for light-industrial uses. The project is a phased industrial-office development, which is consistent with this land use

                                     O 1946

designation. The development would be compatible with surrounding land uses, proposed and existing.

2. The proposed project, because of conditions that have been applied to it, will not be detrimental to the health, safety and general welfare of persons residing or working in the area, and will not adversely affect other property in the vicinity. Land use limitations have been placed on specific lots in the industrial development. This will ensure that traffic generated by the project will not exceed the carrying capacity of the community transportation system.

3. The proposed protect will comply with all the relevant regulations in the Municipal Code. The development meets all of the requirements of the Planned Industrial Development Ordinance.

                                        [SIGNATURE ILLEGIBLE]
                                       -----------------------------------------
                                       Burch ???, Senior Planner


                                       /s/ JACK VAN CLAAVE
                                       -----------------------------------------
                                       Jack Van Claave, Planning Director

                                   --00 1947

               PLANNED INDUSTRIAL DEVELOPMENT PERMIT NO. 85-0830
                         (AMENDMENT TO PID NO. 83-0378)
                               PLANNING DIRECTOR

This Planned Industrial Development Permit Amendment is granted by the Planning Director of the City of San Diego to PACIFIC CORPORATE ASSOCIATES, a limited partnership, "Owner/Permittee," under conditions in Section 101.0920 of the Municipal Code of The City of San Diego.

1. Permission is granted to Owner/Permittee to construct and operate an industrial development, located on the north and south sides of Mira Mesa Boulevard, one-half-mile east of Interstate 805 Freeway, described as Lots 1-11, Pacific Corporate Center Unit 1, Map No. 11126, Portions of Section 33, T145, R3W, and Portions of Section 3 and 4, T155, R3W SBBM, in the A-1-10 and A-1-10 HR (Proposed M-1A and M-1B) Zones.

2.   The project shall consist of the following:

     a. 33 industrial lots, individually graded and padded; and six open space lots, all on approximately 278 acres;

     b. Light industrial and office users, totaling a maximum of 6,240,000 square feet of floor area;

     c.   Landscaping;

     d.   Off-street Parking;

     e. Incidental accessory uses as may be determined incidental and approved by the Planning Director.

3. Prior to the issuance of any building permits, a community plan amendment for transportation issues shall be completed and approved as described in EOD No. 83-0378. This planned industrial development permit shall be consistent with this community plan amendment.

4. Before issuance of any grading permits for any unit or phase, complete grading plans shall be submitted to the Planning Director for approval. Plans shall be in substantial conformity to Exhibit "A," dated February 18, 1986, on file in the office of the Planning Department. No change, modification or alterations shall be made unless appropriate applications or amendment of this permit shall have been granted.

5. Grading for the project should be encouraged during the dry season (April 1 through October 31). Grading which occurs during the rainy season (November 1 to March 31) shall require special engineering techniques approved by the City Engineer, in addition to erosion-control measures contained in the City's Land Development Ordinance.

PID Permit No. 85-0830                                              Page 2 of 11

6. Manufactured slopes shall be hydroseeded with native plant mixtures similar in composition to the existing natural vegetation. Graded pad areas shall be hydroseeded to prevent erosion, in the event that construction of buildings does not occur within 30 days following grading, or temporary erosion control facilities be installed to collect silt and prevent pad erosion satisfactory to the Planning Director and City Engineer.

7. Before issuance of any building permits for any unit or phase, a complete landscape plan, including a permanent irrigation system, shall be submitted to the Planning Director for approval. The plans shall be in substantial conformity to Exhibit "A," dated February 18, 1986, on file in the office of the Planning Department. Approved planting shall be installed before issuance of any occupancy permit on any building. Such planting shall not be modified or altered unless this permit has been amended.

8. Prior to the issuance of any building permits, a development plan package for each lot or group of lots shall be submitted to the Planning Director for approval. This development plan package shall include the following:

     a. a completed Planned Industrial Development Permit Supplemental Application Form for each lot or group of lots proposed for development;

     b. One (1) plot drawn in accordance with instructions contained in Planned Industrial Development Permit Supplemental Application Form;

     c. One (1) copy of drawing showing exterior elevations and building materials of all sides of all buildings, including signs;

     d.   One (1) set of floor plans depicting general use of the building(s);
          and

     e.   One (1) copy of a landscape/irrigation plan.

9. The number of parking spaces shall conform to regulations of the underlying zones. Parking spaces shall be consistent with Division 8 of the Municipal Code and shall be permanently maintained and not converted for any other use. Parking spaces and aisles shall conform to Planning Department standards. Parking areas shall be marked. Five percent of the parking located nearest to building entrances shall be designated as preferred parking for ride-sharers. This parking shall be indicated on development plans, to be approved by the Planning Director.

10.  Lots A-1 to A-11; and B-1, B-2A, B-2B, B-2C, B-5 to B-8, C-2 and C-4 on
Exhibit "A," dated February 18, 1986, shall be

PID Permit No. 85-0830                                              Page 3 of 11



developed with uses permitted in the M-IP Zone only, except that accessory/support uses, as indicated in the approved development text on file in the office of the Planning Department, may also be permitted.

11. Lots D-1 to D-8 on Exhibit "A," dated February 18, 1986, shall be developed with uses permitted in the M-LI Zone only, except that accessory/support uses, as indicated in the approved development text on file in the office of the Planning Department, may also be permitted.

12. Lots D-1 to D-8 on Exhibit "A," dated February 18, 1986, may be developed to multi-tenant uses, which shall be limited to those permitted by the M-LI Zone.

13. Lots D-1 to D-8 on Exhibit "A," dated February 18, 1986, shall be subject to the "single company or agency per parcel" requirement of the M-LI Zone, with respect to office uses as described in Section 101.0431.1, Paragraph 8.5, of the Municipal Code of the City of San Diego, except that the Planning Director may authorize temporary occupancy of these premises by third parties not related to the primary occupant or its business, subject to the following conditions:

    a. The leasing or letting is appropriate in order to make beneficial use of space that is temporarily not needed by the primary occupant because either (i) more office space was initially constructed or acquired than was initially needed, although the primary occupant in good faith reasonably expected at the time of construction or acquisition that it would need all of the office space in due course, or (ii) the primary occupant has temporarily been required to reduce its office force due to conditions beyond its reasonable control.

    b. The primary occupant in good faith will use reasonable efforts to occupy the space itself as soon as practicable.

    c. The term of the lease or letting shall not exceed the remaining portion of the period during which the space is reasonable expected not to be needed by the primary occupant.

    d. The off-street parking regulations of the M-LI Zone will be compiled with.

    e. Such leasing or letting will not materially adversely affect the overall purposes and intent of the M-LI Zone in San Diego.

14. Lots B-3, B-4, C-1 and C-2 may be developed, either in whole or part, with support commercial uses or M-IP Zone uses.

PID Permit No. 85-0830                                              Page 4 of 11

15. Development of each lot or group of lots shall not exceed the maximum Floor Area Ratios (FAR) indicated in the following table:

     a. Carroll Canyon Subarea

                                            Maximum
          Lots            Acres             FAR             *Zone
          A-1               2.3             0.6             M-1B
          A-2               3.5             0.6             M-1B
          A-3               2.9             0.6             M-1B
          A-4               1.1             0.6             M-1B
          A-5              10.2             0.6             M-1B
          A-6               2.1             0.6             M-1B
          A-7               3.1             0.6             M-1B
          A-8               2.9             0.6             M-1B
          A-9              14.5             0.6             M-1B
          A-10              5.0             0.6             M-1B
          A-11              5.3             0.6             M-1B
                           52.9

     b. Boulevard Subarea

                                            Maximum
          Lots            Acres             FAR             *Zone
          B-1               9.4             0.6             M-1B
          B-2A              5.2             0.6             M-1B
          B-2B              8.5             0.6             M-1B
          B-2C              6.5             0.6             M-1B
          B-3               5.8             0.6             M-1A
          B-4               6.9             0.6             M-1B
          B-5               6.4             0.6             M-1A
          B-6               6.0             0.6             M-1B
          B-7               3.9             0.6             M-1B
          B-8               7.3             0.6             M-1B
                           65.9

     c. Central Subarea

                                            Maximum
          Lots            Acres             FAR             *Zone
          C-1               8.0             1.055           M-1A
          C-2               4.2             1.055           M-1A
          C-3               4.4             1.055           M-1B
          C-4               4.6             1.055           M-1B
                           21.2

     d. Lopez Canyon Subarea

                                            Maximum
          Lots            Acres             FAR             *Zone
          D-1              40.5 (1)         0.54            M-1B
          D-2               4.8 (2)         0.4             M-1B
          D-3               6.0 (3)         0.4             M-1B
          D-4               5.7 (4)         0.4             M-1B
          D-5              18.1             0.54            M-1B
          D-6              17.3 (5)         0.54            M-1B
          D-7               6.0             0.4             M-1B
          D-8               6.0             0.4             M-1B
                          104.4

     Grand Total 244.4 acres

PID Permit No. 85-0830                                              Page 5 of 11

      * Subject to limitations contained in accompanying document "Pacific Corporate Center, a Planned Industrial Development," dated February 18, 1986, prepared by Tarrini and Brink, consultants.

        (1) Includes acreage for Lots E-3 and E-4 for FAR purposes

        (2) Includes acreage for Lot E-2 for FAR purposes

        (3) Includes acreage for Lot E-5 for FAR purposes

        (4) Includes acreage for Lot E-6 for FAR purposes

        (5) Includes acreage for Lot E-1 for FAR purposes

16. Any variance from the standards contained in Conditions No. 10-14 of this permit and in the document "Pacific Corporate Center, a Planned Industrial Development," must be approved by the Planning Director after a public hearing as a formal amendment of this PID.

17. Each development plan package shall become a part of Exhibit "A," dated February 18, 1986, on file in the office of the Planning Department. The cumulative total floor area and proposed parking spaces for each phase shall be monitored in a manner approved by the Planning Director, to ensure that all conditions of the PID permit are met.

18. A maximum of three traffic-generation studies are to be conducted at various times during the development of the protect. These traffic-generation studies will be as required by the City Engineer. These studies will provide the necessary data for the review of further developments of this type. The final traffic-generation study should be conducted when Pacific Corporate Center is completely built out. These traffic-generation studies must count all trips entering and leaving the development for a minimum of seven consecutive days and shall conform to the San Diego Association of Governments (SANDAG) standard for traffic-generation studies. The outcome of these studies shall not affect the approved project.

19. The applicant or its successor shall enter into a development agreement with The City of San Diego. The development agreement shall cover at least the following:

        a. Financing or otherwise providing for necessary public improvements in connection with the project;

        b. Codifying the conditions contained in the related Tentative Map, the Planned Industrial Development Permit and the document "Pacific Corporate Center, as Planned Industrial Development;" and

        c. Retention of the zoning requirements contained in the M-1A and M-1B Zones existing at the time of adoption of the City Council, throughout the phasing of this project.

                                     O 1952

PID Permit No. 85-0830                                              Page 6 of 11

20. All uses shall be conducted within an enclosed building, except for outdoor storage. Outdoor storage of materials is permitted, provided the storage area is completely enclosed by walls, fences, buildings, landscape screening or a combination thereof. Walls or fences shall be solid and not less than six feet in height; no merchandise, material or equipment shall be stored to a height greater than any screening. Landscape screening proposals shall require approval of the Planning Director or, on appeal, the Planning Commission.

21. If visible from an adjacent street, no mechanical equipment, tank, duct, elevator enclosure, cooling tower or mechanical ventilator or air conditioner shall be erected, constructed, converted, established, altered, or enlarged on the roof of any building, unless all such equipment and appurtenances are screened by suitable landscaping, or contained within a completely enclosed structure whose top and sides may include grillwork, louvers and latticework.

22. No merchandise, supplies or equipment shall he stored on the roof of any building.

23. At the discretion of the Planning Director, screening walls of solid materials or landscape screening may be required for boundaries of the Planned Industrial Development not immediately adjoining dedicated and improved public streets and highways. The height and design of such walls or landscape screening and the materials utilized shall be determined by the Planning Director or the Planning Commission.

24. Public utility distribution and similar systems and service facilities shall be located underground within the boundaries of the development as provided for in SEC. 102.0221 of The City of San Diego Municipal Code.

25. Only television and radio antennas which are located indoors or screened to the satisfaction of the Planning Director and which are designed to serve all the occupants of the development shall be permitted.

26. All streets, alleys, walkways and public areas within the development which are not dedicated to public use shall he improved in accordance with standards established by the City Engineer. Provisions acceptable to the City shall be made for the preservation and maintenance of all streets, alleys, walkways, and parking areas.

27. The development shall include the following facilities as discussed in the accompanying document "Pacific Corporate Center, a Planned Industrial Development," dated February 18, 1986:

        a. Provision of outdoor eating areas to be developed as attractive functional parks on each parcel;

PID Permit No. 85-0830                                             Page 7 of 11

     b. Requirement for in-plant, food service facilities on Lots B-1, D-1, D-5, D-6, D-7 and D-8; and,

     c. Requirement for in-plant food service facilities on Lots B-7 or B-8, and on one of the following three lots; B-2A, B-2B and B-2C.

     d. Provision of secured bicycle parking on each parcel. This requirement may be waived on the M-1A-zoned lots should they developed to support commercial uses.

28. Any restaurant or delicatessen permitted as an accessory use within the PID shall be oriented to or located in the interior of each lot. Signing for these food facilities shall be minimal and off-site signage shall be prohibited.

29. Prior to the use of occupancy of any lot, all of the lot not devoted to buildings, structures, driveways, sidewalks, parking, outdoor storage, or loading areas shall be suitably landscaped.

30. All outdoor lighting shall be so shaded and adjusted that the light is directed to fall only on the same premises as light sources are located.

31. This planned industrial development permit amendment must be used within 36 months after the effective date of the concurrent Rezoning Case No. 83-0378 except as may be reflected in the development agreement referenced in Condition No. 19, above, or the permit shall be void. An extension of time may be granted, as set forth in Section 101.0920 of the Municipal Code. Any such extension must meet all Municipal Code requirements and applicable guidelines in effect at the time the extension is considered.

32. Construction and operation of the approved use shall comply at all times with the regulations of this or any other governmental agencies.

33. After establishment of the project, the property shall not be used for any other purposes unless:

     a.   Authorized by the Planning Director; or

     b.   The permit has been revoked by the City.

34. This Planned Industrial Development Permit Amendment may be revoked by the City if there is a material breach or default in any of the conditions of this permit.

                                     O 1954

PID Permit No. 85-0830                                             Page 8 of 11

35. No permit for grading or construction of any facility shall be granted nor shall any activity authorized by this permit be conducted on the premises until:

        a. The Permittee signs and returns the permit to the planning department; and

        b. The Planned Industrial Development Permit is recorded in the Office of the County Recorder.

36. This Planned Industrial Development Permit Amendment is a covenant running with the lands and shall be binding upon the Permitted and any successor or successors, and the interests of any successor shall be subject to each and every condition set out.

37. Prior to the issuance of any building permits for any unit or phase, a final subdivision map or maps shall be recorded on the site.

38. Mitigation measures identified in the appendices dated April, 1983 of ZOD No. 83-0378 concerning archaeological resources shall be implemented to the satisfaction of the Deputy Director of the Environmental Quality Division.

39. The graded areas within the "Penasquitos Canyon Preserve" will be daylight cuts; no manufactured slopes will be created. The cut areas will be provided with public access by a ten-foot wide pedestrian easement, connecting to a public parking lot having a capacity of six to twelve vehicles. Specific design plans for the graded area will be incorporated into the PID plans and specifications for abutting lots, when they develop. These improvements will include development of public overlooks, landscaping, hiking and jogging paths, benches, and a pathway connecting to the existing path into Lopez Canyon. The design plans will also be reviewed by the Los Penasquitos Canyon Preserve Task Force and by the Citizen's Advisory Committee to the task force prior to being utilized.

40. The project proposes substantial grading directly west of the entrance to the El Camino Memorial Park. The community plan recommends that development maintain the tranquil atmosphere of the memorial park. Special landscaping measures have been incorporated Into the PID which will provide for complete revegetation of these graded areas. The toe of the slope along Carroll Canyon Road will be landscaped with ornamental naturalized groundcover which will visually connect the roadway area with the adjacent native landscaped slopes. The slopes and the transition area will be planted with trees which will provide additional blending with the surrounding topography. The size of plant material used will range from box size trees (e.g. California sycamore) and container size groundcover in the transition area, to hydroseeded shrubs and container size trees

                                      1955
                                                                    Page 9 of 11
PID Permit No. 85-0830

of the slopes. A two-year maintenance program, including plant replacement, will be implemented in lieu of a typical six-month maintenance period.

41. The development shall include the incorporation of a transit turn-out with bench and shelter to encourage bus use to be located along Mira Mesa Boulevard on or near the site subject to approval by the City Engineer, San Diego Transit District and MTDB.

42. Building permits shall not be issued for Lots B-2A, B-2B and B-2C until a lot consolidation map for Lots B-7 and B-8 is recorded.

43. The three lots being created from former Lot B-2 (Lots B-2A, B-2B, B-2C) shall be developed by not more than two individual owners. Lots B-2B and B-2C must be occupied by a single user.

44. This Planned Industrial Development Permit Amendment shall supersede PID No. 83-0378.

Passed and Adopted by the Planning Director on February 18, 1986.

PID Permit No. 85-0830                                             Page 10 of 11

AUTHENTICATED BY:

/s/ BURCH E. ERTLE
----------------------------------
Burch E. Ertle, Senior Planner
Planning Department

/s/ JACK VAN CLEAVE
----------------------------------
Jack Van Cleave, Planning Director


State of California,)
                      ss.
County of San Diego.)

On this 31st day of March, in the year 1986, before me, Catherine L. Meyer, a Notary Public in and for said county and state, personally appeared BURCH E. ERTLE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument as Senior Planner of The City of San Diego Planning Department, and JACK VAN CLEAVE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument as Planning Director of The City of San Diego, and acknowledged to me that The City of San Diego executed it.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the County of San Diego, State of California, the day and year in this certificate first above written.

                                             Name  Catherine L. Meyer
                                                  ---------------------------
                                                    (typed or printed)

                                             Signature /s/ CATHERINE L. MEYER
                                                       ----------------------

NOTARY STAMP

-----------------------------------------
             OFFICIAL SEAL
[SEAL]     CATHERINE L. MEYER
       NOTARY PUBLIC - CALIFORNIA
          PRINCIPAL OFFICE IN
            SAN DIEGO COUNTY

    My Commission Exp. Aug. 29, 1988
-----------------------------------------

State of California,)
County of Orange    )

On this 2nd day of July, in the year 1986, before me, Dixie L. Minnesang, a Notary Public in and for said county and state, personally appeared [ILLEGIBLE], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument on behalf of the partnership and acknowledged to me that the partnership executed it.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the County of Orange, State of California, the day and year in this certificate first above written.

                                        Name   Dixie D. Minnesang
                                             -----------------------------------
                                              (typed or printed)

                                        Signature  /s/ DIXIE D. MINNESANG
                                                 -------------------------------

NOTARY STAMP

-----------------------------------------
             OFFICIAL SEAL
[SEAL]    DIXIE D. MINNESANG
       NOTARY PUBLIC - CALIFORNIA
             ORANGE COUNTY

    My Commission Exp. [ILLEGIBLE]
-----------------------------------------

                             C 1958      ??-293418

                             ----------------------


                                  [ILLEGIBLE]


                              ???? JUL 16  AM11:50

                                  VERA L. LYLE
                                COUNTY RECORDER

                             ----------------------


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                                      86 -

                                   NO. 293418